Exhibit 10.3

EXECUTION VERSION

NEITHER THIS CREDIT AGREEMENT NOR THE NOTES OR WARRANTS ISSUED HEREUNDER HAVE BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW.  THE NOTES AND WARRANTS ISSUED UNDER THIS CREDIT AGREEMENT MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND QUALIFIED PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION, QUALIFICATION NOR EXEMPTION IS REQUIRED BY LAW.

CREDIT AGREEMENT

Dated as of February 27, 2015

among

APOLLO ENDOSURGERY, INC.
as the Borrower,

THE DOMESTIC SUBSIDIARIES OF THE BORROWER,
as the Guarantors,

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
as Administrative Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

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6.11	Taxes	45
6.12	ERISA Compliance	45
6.13	Subsidiaries and Capitalization	46
6.14	Margin Regulations; Investment Company Act	46
6.15	Disclosure	46
6.16	Compliance with Laws	47
6.17	Intellectual Property; Licenses, Etc.	47
6.18	Solvency	48
6.19	Perfection of Security Interests in the Collateral	48
6.20	Business Locations	49
6.21	OFAC; Anti-Corruption Laws	49
6.22	Limited Offering of Loans and Warrants	49
6.23	Registration Rights; Issuance Taxes	49
6.24	Material Contracts	50
6.25	Compliance of Products	50
6.26	Labor Matters	53

ARTICLE VII AFFIRMATIVE COVENANTS		53

7.01	Financial Statements	53
7.02	Certificates; Other Information	54
7.03	Notices	56
7.04	Payment of Obligations	57
7.05	Preservation of Existence, Etc.	57
7.06	Maintenance of Properties	57
7.07	Maintenance of Insurance	58
7.08	Compliance with Laws	58
7.09	Books and Records	58
7.10	Inspection Rights	59
7.11	Use of Proceeds	59
7.12	Additional Subsidiaries	59
7.13	ERISA Compliance	59
7.14	Pledged Assets	60
7.15	Compliance with Material Contracts	60
7.16	Deposit Accounts	60
7.17	Products and Required Permits	61
7.18	Consent of Licensors	61
7.19	Anti-Corruption Laws	61
7.20	Post-Closing Obligations	61

ARTICLE VIII NEGATIVE COVENANTS		62

8.01	Liens	62
8.02	Investments	64
8.03	Indebtedness	65
8.04	Fundamental Changes	67
8.05	Dispositions	67
8.06	Restricted Payments	67
8.07	Change in Nature of Business	68
8.08	Transactions with Affiliates and Insiders	68
8.09	Burdensome Agreements	68
8.10	Use of Proceeds	69
8.11	Prepayment of Other Indebtedness, Etc.; Payment of Management Fees	69

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8.12	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Certain Amendments	69
8.13	Ownership of Subsidiaries	70
8.14	Sale Leasebacks	70
8.15	Sanctions; Anti-Corruption Laws	70
8.16	Financial Covenants	70
8.17	Liquidity	72

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		72

9.01	Events of Default	72
9.02	Remedies Upon Event of Default	74
9.03	Application of Funds	75

ARTICLE X ADMINISTRATIVE AGENT		76

10.01	Appointment and Authority	76
10.02	Rights as a Lender	76
10.03	Exculpatory Provisions	77
10.04	Reliance by Administrative Agent	78
10.05	Delegation of Duties	78
10.06	Resignation of Administrative Agent	78
10.07	Non-Reliance on Administrative Agent and Other Lenders	79
10.08	Administrative Agent May File Proofs of Claim	79
10.09	Collateral and Guaranty Matters	80

ARTICLE XI MISCELLANEOUS		80

11.01	Amendments, Etc.	80
11.02	Notices and Other Communications; Facsimile Copies	81
11.03	No Waiver; Cumulative Remedies; Enforcement	83
11.04	Expenses; Indemnity; and Damage Waiver	83
11.05	Payments Set Aside	85
11.06	Successors and Assigns	85
11.07	Treatment of Certain Information; Confidentiality	88
11.08	Set-off	89
11.09	Interest Rate Limitation	90
11.10	Counterparts; Integration; Effectiveness	90
11.11	Survival of Representations and Warranties	90
11.12	Severability	91
11.13	Replacement of Lenders	91
11.14	Governing Law; Jurisdiction; Etc.	92
11.15	Waiver of Right to Trial by Jury	93
11.16	Electronic Execution of Assignments and Certain Other Documents	93
11.17	USA PATRIOT Act	93
11.18	No Advisory or Fiduciary Relationship	93

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SCHEDULES

1.01	Products
2.01	Commitments and Applicable Percentages
6.10	Insurance
6.13(a)	Subsidiaries
6.13(b)	Capitalization
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Taxpayer and Organizational Identification Numbers
6.20(c)	Changes in Legal Name, State of Organization and Structure
6.24	Material Contracts
6.25	Compliance of Products
7.20	Post-Closing Obligations
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B-1	Form of Term Note
B-2	Form of Warrant
C	Form of Joinder Agreement
D	Form of Assignment and Assumption
E	Form of Compliance Certificate

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EXECUTION VERSION

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of February 27, 2015 among APOLLO ENDOSURGERY, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and ATHYRIUM OPPORTUNITIES II ACQUISITION LP, as Administrative Agent.

The Borrower has requested that the Lenders make an investment in the Borrower in the form of a term loan facility and common stock purchase warrants, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Administrative Agent” means Athyrium Opportunities II Acquisition LP, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Allergan” means Allergan, Inc., a Delaware corporation.

“Allergan DRA” means that certain Distribution and Regulatory Agreement dated as of October 28, 2013 by and between Allergan, certain of its Affiliates party thereto and the Borrower.

“Allergan Transfer Date” means the date upon which Allergan shall no longer have any obligation to sell or distribute (whether directly or through a third party) the Lap-Band Product or the Orbera Product anywhere in the world, including, without limitation, any obligation to report “Net Sales” (as defined in the Allergan DRA) to the Borrower pursuant to Section 6.4 of the Allergan DRA.

“Applicable Percentage” means with respect to any Lender at any time, with respect to such Lender’s portion of the outstanding Term Loan at any time (or any payment of interest, prepayment premium or exit fee with respect thereto), the percentage of the outstanding principal amount of the Term Loan held by such Lender at such time.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Athyrium” means Athyrium Capital Management, LP and its successors and assigns.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means a borrowing of Loans by the Borrower pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

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“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d) and (f) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within 180 days of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank..

“CFC” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change of Control” means the occurrence of any of the following events:

(a)                                 at any time prior to a Qualifying IPO and for any reason whatsoever, the Control Group shall cease to own and control (on a fully diluted basis), of record and beneficially, directly at least 51% of each of (i) each class of the aggregate outstanding Voting Stock of the Borrower and (ii) the aggregate equity value represented by the outstanding Equity Interests of the Borrower; or

(b)                                 at any time after a Qualifying IPO and for any reason whatsoever, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such

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 right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of the Borrower entitled to vote for members of the Board of Directors of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(c)                                  during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election, appointment or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election, appointment or nomination at least a majority of that Board of Directors or (iii) whose election, appointment or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, appointment or nomination at least a majority of that Board of Directors.

“Closing Date” means the date hereof.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives (or, if approved by the Administrative Agent, subordinates) any Liens held by such Person on such property, and permits the Administrative Agent reasonable access to any Collateral stored or otherwise located thereon.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Deposit Account Control Agreements, the Perfection Certificate, any Collateral Access Agreement, the Mortgages and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Commitment” means, as to each Lender, the Term Loan Commitment of such Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Confidential Information” means all non-public information, whether written, oral or in any electronic, visual or other medium, that is the subject of reasonable efforts to keep it confidential and that is owned by the Borrower or any Subsidiary or that the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Consolidated Debt to Revenues Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Revenues for the period of the four fiscal quarters most recently ended.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

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“Consolidated Revenues” means, for any period, the sum (without duplication) of (a) net product sales for the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP plus (b) prior to the occurrence of the Allergan Transfer Date, “Net Sales” (as defined in the Allergan DRA) for such period for the Lap-Band Product and the Orbera Product for any territories where Allergan at such time has the obligation (pursuant to the Allergan DRA) to sell or distribute (whether directly or through a third party) the Lap-Band Product or the Orbera Product, as applicable, as reported to the Borrower by Allergan and its Affiliates pursuant to Section 6.4 of the Allergan DRA.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Control Group” means the collective reference to PTV Sciences II, LP, H.I.G. Ventures — Endosurgery, LLC, Remeditex Ventures LLC, Novo A/S and the CPMG Funds.

“Copyright License” means any agreement, whether written or oral, providing for the grant of any right to use any Work under any Copyright.

“Copyrights” means (a) all proprietary rights afforded Works pursuant to Title 17 of the United States Code, including, without limitation, all rights in mask works, copyrights and original designs, and all proprietary rights afforded such Works by other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international treaties and conventions thereto), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations thereof now or hereafter provided for by law and all rights to make applications for registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to; and (b) all copyright rights under the copyright laws of the United States and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations of copyrights now or hereafter provided for by law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Covered Products” means (a) the product(s) known as the LAP-BAND® Adjustable Gastric Banding System and all related accessories and components thereof (collectively, the “Lap-Band Product”, (b) the product(s) known as the BioEnterics Intragastric Balloon (BIB®), the ORBERA™ Intragastric Balloon System and all related accessories and components thereof (collectively, the “Orbera Product”) and (c) the OverStitch Endoscopic Suturing Device and all related accessories and components thereof, as further identified in Note 1 of the Audited Financial Statements.

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“CPMG Funds” means, collectively, Curlew Fund, LP, Kestrel Fund, LP, Mallard Fund, LP and Roadrunner Fund, LP.

“Cure Amount” has the meaning set forth in Section 8.16(c).

“Cure Right” has the meaning set forth in Section 8.16(c).

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to twelve and one half percent (12.5%) per annum, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.11(b), any Lender, as determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the Uniform Commercial Code), investment account or other account in which funds are held or invested to or for the credit or account of any Loan Party.

“Deposit Account Control Agreement” means any deposit account control agreement by and among the Borrower or any Guarantor, the applicable depository bank and the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding the following (collectively, the “Permitted Transfers”): (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business, (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries, (c) any sale, lease,

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license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that, if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, (d) the abandonment or other disposition of IP Rights that are not material and are no longer used or useful in any material respect in the business of the Borrower and its Subsidiaries, (e) licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to third parties in the ordinary course of business and not interfering with the business of the Borrower and its Subsidiaries, (f) any Involuntary Disposition, (g) dispositions of cash and Cash Equivalents in the ordinary course of business, (h) dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction and (i) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is useful in the ordinary course of business of the Borrower and its Subsidiaries or (ii) the proceeds (determined on an after-tax basis) of such disposition are applied to the purchase price of similar replacement property that is useful in the ordinary course of business of the Borrower and its Subsidiaries within one hundred and eighty (180) days of such disposition.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Domain Names” means all domain names and URLs that are registered and/or owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Drug Application” means a New Drug Application, an Abbreviated New Drug Application, or a product license application, as those terms are defined in the FDCA, for any Product, as appropriate, in each case of the Borrower or any Subsidiary.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.  For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Acquisition.  For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“Eligible Assets” means property that is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extension or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the

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environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.  For the avoidance of doubt, it is understood and agreed that the Permitted Preferred Stock constitutes Equity Interests of the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 9.01.

“Excluded Deposit Accounts” means (a) any Deposit Accounts used exclusively for payroll, payroll taxes and other employee wage and benefits payments and identified to the Administrative Agent by the Borrower as such in the Perfection Certificate, (b) petty cash accounts with an aggregate maximum daily balance at any time not in excess of $10,000, (c) that certain Deposit Account of the Borrower at

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Comerica Bank containing not more than $250,000 of cash collateral securing that certain letter of credit obligation of the Borrower set forth on Schedule 8.03, and (d) any Deposit Accounts holding only cash and Cash Equivalents of Foreign Subsidiaries or Foreign Subsidiary Holding Companies with an aggregate maximum daily balance for all such accounts, as of the end of each calendar month, not in excess of $2,000,000.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased real or personal property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) the Equity Interests of any direct Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a), (d) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (e) any leasehold interest of any Loan Party in office space and (f) any general intangible, permit, lease, license, contract or other instrument of a Loan Party if the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that: (x) any such limitation described in this clause (f) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law (including Debtor Relief Laws) or principles of equity and (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, such general intangible, permit, lease, license, contract or other instrument shall automatically cease to be “Excluded Property” and a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the applicable Collateral Document and shall be included as Collateral thereunder.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.

“FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by

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federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Foreign Lender” has the meaning set forth in Section 3.01.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary all or substantially all of the assets of which consist of, directly or indirectly, the Equity Interests in one or more CFCs.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all purchase money Indebtedness;

(c)                                  the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d)                                 all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(e)                                  all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created), including, without limitation, any Earn Out Obligations;

(f)                                   the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person (excluding the Permitted Preferred Stock for so long as such Equity Interests constitute “Permitted Preferred Stock” in accordance with the definition thereof), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

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(h)                                 all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i)                                     all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j)                                    all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Licenses” means all applications to and requests for approval from a Governmental Authority for the right to manufacture, import, store, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute a Product, including, without limitation, all filings filed with the FDA, and all authorizations issuing from a Governmental Authority based upon or as a result of such applications and requests, which are owned by the Borrower or any Subsidiary, acquired by the Borrower or any Subsidiary via assignment, purchase or otherwise or that the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to

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be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means each Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HHS” means the United States Department of Health and Human Services and any successor agency thereof.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all Funded Indebtedness;

(b)                                 the Swap Termination Value of any Swap Contract;

(c)                                  all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d)                                 all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“Indemnitee” has the meaning set forth in Section 11.04(b).

“Information” has the meaning set forth in Section 11.07.

“Interest Payment Date” means (a) the 15th day of each March, June, September and December; provided, that, if any such 15th day is not a Business Day, the applicable “Interest Payment Date” shall be the first Business Day following such 15th day; and (b) the Maturity Date.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2014, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986.

“Internal Revenue Service” means the United States Internal Revenue Service.

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“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.  For the avoidance of doubt, it is understood and agreed that to the extent that in the ordinary course of business the Borrower pays any bona fide trade payable on behalf of a Subsidiary and such Subsidiary reimburses the Borrower in cash in the amount of such bona fide trade payable paid by the Borrower within ninety (90) days of such payment by the Borrower, such transaction shall not constitute an “Investment”.

“Investment Documents” means, collectively, the Loan Documents and the Warrants.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“IP Collateral” has the meaning set forth in Section 6.17(a).

“IP Rights” means, collectively, all Confidential Information, all Copyrights, all Copyright Licenses, all Domain Names, all Drug Applications, all Governmental Licenses, all Other Intellectual Property, all Other IP Agreements, all Patents, all Patent Licenses, all Proprietary Databases, all Proprietary Software, all Trademarks, all Trademark Licenses, all Trade Secrets, all Websites and all Website Agreements.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns.

“Lending Office” means, as to any Lender, the office address of such Lender and, as appropriate, account of such Lender set forth on Schedule 11.02 or such other address or account as such Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

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“Loan Documents” means this Agreement, each Note, each Joinder Agreement, each Subordination Agreement, any subordination agreement entered into by the Administrative Agent with respect to Indebtedness permitted by Section 8.03, each Collateral Document and any other agreement, instrument or document designated by its terms as a “Loan Document” (but specifically excluding the Warrants).

“Loan Notice” means a notice of a Borrowing of Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Market Withdrawal” means a Person’s removal or correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc., as that term is defined in 21 C.F.R. 7.3(j).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) an impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document to which it is a party or a material impairment in the perfection, value or priority of the Administrative Agent’s security interests in the Collateral, (c) an impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contracts” has the meaning set forth in Section 6.24.

“Material IP Rights” means IP Rights that (a) are material to the operations, business, property, or financial condition of the Borrower and its Subsidiaries or their licensee(s) or (b) the loss of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means February 27, 2020.

“Maximum Rate” has the meaning set forth in Section 11.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in the fee interest and/or leasehold interests of any Loan Party in real property (other than Excluded Property).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipts, net of (a) direct costs incurred in connection therewith (including, without

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limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property and (d) in the case of any Extraordinary Receipt, (i) reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments and (ii) insurance and condemnation proceeds that are applied to the repair or replacement of the applicable property within one (1) year after receipt thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipt.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Note” or “Notes” means the Term Notes, individually or collectively, as appropriate.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  For the avoidance of doubt, the term “Obligations” shall not include the obligations of the Borrower under the Warrants.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Intellectual Property” means all worldwide intellectual property rights, industrial property rights, proprietary rights and common-law rights, whether registered or unregistered, which are not otherwise included in Confidential Information, Copyrights, Copyright Licenses, Domain Names, Governmental Licenses, Other IP Agreements, Patents, Patent Licenses, Trademarks and Trademark Licenses, Proprietary Databases, Proprietary Software, Websites, Website Agreements and Trade Secrets, including, without limitation, all rights to and under all new and useful algorithms, concepts, data (including all clinical data relating to a Product), databases, designs, discoveries, inventions, know-how, methods, processes, protocols, show-how, software (other than commercially available, off-the-shelf software that is not assignable in connection with a Change of Control), specifications for Products, techniques, technology, trade dress and all improvements thereof and thereto, which is owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

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“Other IP Agreements” means any agreement, whether written or oral, providing for the grant of any right under any Confidential Information, Governmental Licenses, Proprietary Database, Proprietary Software, Trade Secret and/or any other IP Rights, to the extent that the grant of any such right is not otherwise the subject of a Copyright License, Trademark License, Patent License or Website Agreement.

“Outstanding Amount” means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Participant” has the meaning set forth in Section 11.06(d).

“Patent License” means any agreement, whether written or oral, providing for the grant of any right under any Patent.

“Patents” means all letters patent and patent applications in the United States and all other countries (and all letters patent that issue therefrom) and all reissues, reexaminations, extensions, renewals, divisions and continuations (including continuations-in-part and continuing prosecution applications) thereof, for the full term thereof, together with the right to claim the priority thereto, which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Perfection Certificate” means that certain perfection certificate and collateral questionnaire, in form and substance reasonably satisfactory to Administrative Agent, executed by the Borrower as of the Closing Date.

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, and those issued by state governments for the conduct of Borrower’s or any Subsidiary’s business.

“Permitted Acquisitions” means Investments consisting of an Acquisition by any Loan Party, provided, that: (a) no Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) the Administrative Agent shall

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have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (d) in the case of an Acquisition of the Equity Interests of another Person, the Board of Directors of such other Person shall have duly approved such Acquisition, (e) the Borrower shall have delivered to the Administrative Agent pro forma financial statements for the Borrower and its Subsidiaries after giving effect to such Acquisition for the twelve month period ending as of the most recent fiscal quarter in a form satisfactory to the Administrative Agent, (f) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, (g) the aggregate consideration (including cash and non-cash consideration, deferred purchase price and any Earn Out Obligations) paid by the Loan Parties for all such Acquisitions during the term of this Agreement shall not exceed $2,000,000 and (h) no Indebtedness (including without limitation deferred purchase price or Earn Out Obligations) shall have been incurred or assumed by any Loan Party or any Subsidiary in anticipation of, or in connection with, such Acquisition.

“Permitted Cure Debt” means unsecured subordinated Indebtedness issued by the Borrower to any owner of any Equity Interests of the Borrower; provided, that, (a) such Indebtedness shall not mature, and no scheduled principal payments, prepayments, repurchases, redemptions or sinking fund or like payments or cash interest payments of any kind shall be required at any time on or before the 91st day following the Maturity Date, (b) such Indebtedness shall not include any financial maintenance covenants, the terms thereof shall be customary for insider subordinated indebtedness, not more restrictive in any respect on the Loan Parties than the provisions of this Agreement and otherwise reasonably satisfactory to the Administrative Agent in all respects, (c) the terms of subordination applicable to such Indebtedness shall be reasonably satisfactory to the Administrative Agent (and the Administrative Agent, on the one hand, and the holders of such Indebtedness, on the other hand, shall have entered into a Subordination Agreement with respect thereto), (d) the Obligations shall be designated as “Designated Senior Debt” (and no other obligations shall be so designated) for all purposes of such Indebtedness, (e) the Loan Parties shall have delivered to the Administrative Agent certified copies of all documents and other agreements entered into in connection with such Indebtedness (collectively with the applicable Subordination Agreement, the “Permitted Cure Debt Documents”), (f) no Default or Event of Default (other than the Event of Default under Section 8.16(a) giving rise to the Cure Right) shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom (and the Loan Parties shall deliver a certificate to the Administrative Agent certifying to the satisfaction of this condition), (g) such Indebtedness shall only be incurred in connection with the exercise of a Cure Right and shall be subject to the limitations set forth in Section 8.16 and (h) the aggregate outstanding amount of all such Indebtedness shall not exceed $6,000,000 at any one time outstanding.

“Permitted Licenses” means, collectively, (a) licenses of over-the-counter software that is commercially available to the public, and (b) non-exclusive and exclusive licenses for the use of the intellectual property of the Borrower or any of its Subsidiaries entered into in the ordinary course of business; provided, that, with respect to each such license described in clause (b), (i) no Event of Default has occurred or is continuing at the time of such license, (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any intellectual property and do not restrict the ability of the Borrower or any of its Subsidiaries, as applicable, to pledge, grant a Lien on, or assign or otherwise transfer any intellectual property, (iii) in the case of any exclusive license, (A) the Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to the Administrative Agent and delivers to the Administrative Agent and the

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Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (B) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States, and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to the Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Deposit Account Control Agreement.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Preferred Stock” means that certain Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Borrower, in each case, outstanding as of the Closing Date; provided, that, each of the foregoing shall only constitute “Permitted Preferred Stock” for so long as (x) the requisite holders thereof have consented to the transactions contemplated hereunder in the manner and to the extent set forth in Section 5.01(l) and (y) the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have no right (contractual or otherwise) to redeem the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock without the prior written consent of the Administrative Agent and the Required Lenders until the date that is ninety-one (91) days after the date that the Administrative Agent has provided notice to such holders that all Obligations have been paid in full and all Loan Documents have been terminated.

“Permitted Transfers” has the meaning set forth in the definition of “Disposition”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pledge Agreement” means the pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Preferred Equity Interests” as applied to the Equity Interests of any Person, means Equity Interests of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

“Product” means any product advertised, developed, imported, manufactured, marketed, offered for sale, promoted, sold, tested used or otherwise distributed by the Borrower or any Subsidiary in connection with or that embody, in whole or in part, the IP Rights, including those products set forth on Schedule 1.01 (as updated from time to time in accordance with the terms of this Agreement), provided, that, if Borrower shall fail to comply with its obligations under this Agreement to give notice to Administrative Agent and update Schedule 1.01 prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition.

“Pro Forma Basis” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have

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occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) (i) with respect to any Disposition, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Borrower or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, Pro Forma Basis in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower.

“Proprietary Databases” means any material non-public proprietary database that is owned by the Borrower or any Subsidiary or that the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Proprietary Software” means any proprietary software owned, licensed or otherwise used, other than any software that is generally commercially available, off-the-shelf and/or open source including, without limitation, the object code and source code forms of such software and all associated documentation, which is owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Qualified Equity Interests” means any Equity Interest issued by the Borrower so long as such Equity Interest, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) does not mature or become mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loan and all other Obligations that are accrued and payable), (b) is not redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) does not provide for scheduled or otherwise required payments of dividends in cash, and (d) is not and does not become convertible into or exchangeable for Indebtedness or any other Equity Interests other than solely for Qualified Equity Interests.

“Qualifying IPO” means an underwritten primary public offering of shares of the common stock of the Borrower pursuant to an effective registration statement filed with the SEC (other than a public offering pursuant to a registration statement on Form S-8) in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering) so long as (a) such Equity Interests are listed on a nationally recognized stock exchange in the United States and (b) the aggregate cash proceeds received by the Borrower from such offering (without deducting underwriting discounts, expenses and commissions) are at least $40,000,000.

“Qualified Subordinated Debt” means unsecured subordinated Indebtedness of the Borrower; provided, that, (a) such Indebtedness shall not mature, and no scheduled principal payments, prepayments, repurchases, redemptions or sinking fund or like payments or cash interest payments of any kind shall be required at any time on or before the 91st day following the Maturity Date, (b) such

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Indebtedness shall not include any financial maintenance covenants, the terms thereof shall be customary for insider subordinated indebtedness, not more restrictive in any respect on the Loan Parties than the provisions of this Agreement and otherwise reasonably satisfactory to the Administrative Agent in all respects, (c) the terms of subordination applicable to such Indebtedness shall be reasonably satisfactory to the Administrative Agent (and the Administrative Agent, on the one hand, and the holders of such Indebtedness, on the other hand, shall have entered into a Subordination Agreement with respect thereto), (d) the Obligations shall be designated as “Designated Senior Debt” (and no other obligations shall be so designated) for all purposes of such Indebtedness, (e) the Loan Parties shall have delivered to the Administrative Agent certified copies of all documents and other agreements entered into in connection with such Indebtedness (collectively with the applicable Subordination Agreement, the “Qualified Subordinated Debt Documents”), (f) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom (and the Loan Parties shall deliver a certificate to the Administrative Agent certifying to the satisfaction of this condition) and (g) the aggregate outstanding amount of all such Indebtedness shall not exceed $10,000,000 at any one time outstanding.

“Real Property Security Documents” means with respect to the fee interest and/or leasehold interest of any Loan Party in any real property:

(a)                                 a fully executed and notarized Mortgage encumbering the fee interest and/or leasehold interest of such Loan Party in such real property;

(b)                                 if requested by the Administrative Agent in its sole discretion, maps or plats of an as-built survey of the sites of such real property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2011 with items 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 16,17, 18 and 19 on Table A thereof completed;

(c)                                  ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Administrative Agent with respect to such real property, assuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are requested by the Administrative Agent;

(d)                                 evidence as to (i) whether such real property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood

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insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Lenders;

(e)           if requested by the Administrative Agent in its sole discretion, an environmental assessment report, as to such real property, in form and substance and from professional firms acceptable to the Administrative Agent;

(f)            if requested by the Administrative Agent in its sole discretion, evidence reasonably satisfactory to the Administrative Agent that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);

(g)           in the case of a leasehold interest of any Loan Party in such real property, (i) such Collateral Access Agreements as may be required by the Administrative Agent, and (ii) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, so as to enable the Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law); and

(h)           if requested by the Administrative Agent in its sole discretion, an opinion of legal counsel to the Loan Party granting the Mortgage on such real property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent.

“Register” has the meaning set forth in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, sub-advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of the Borrower or any Subsidiary or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of the Borrower or any Subsidiary or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by the Borrower or any Subsidiary as such activities are being conducted by the Borrower or such Subsidiary with respect to such Product at such time), and (b) issued by any Person from which the Borrower or any Subsidiary has, as of the Closing Date, received an accreditation.

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“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, controller, or director of legal services, of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.

“Safety Notices” has the meaning set forth in Section 6.25.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property

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would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Transaction” means any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, consolidation or otherwise, or any incurrence or repayment of Indebtedness.

“Subordination Agreement” means any subordination agreement in form and substance reasonably satisfactory to the Administrative Agent that is entered into by the Administrative Agent, on the one hand, and the providers of Qualified Subordinated Debt or Permitted Cure Debt, as the case may be, on the other hand.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed

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money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Loan” has the meaning set forth in Section 2.01(a).

“Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term Loan to the Borrower pursuant to Section 2.01(a), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is FIFTY MILLION DOLLARS ($50,000,000).

“Term Note” has the meaning set forth in Section 2.08.

“Threshold Amount” means $2,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment of such Lender and the Outstanding Amount of all Loans of such Lender at such time.

“Trademark License” means any agreement, written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means all statutory and common-law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications to register in connection therewith, under the laws of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, for the full term and all renewals thereof, which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Trade Secrets” means any data or information that is not commonly known by or available to the public, and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, and (c) which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Internal Revenue Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).

“United States” and “U.S.” mean the United States of America.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

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“Warrants” means those certain common stock purchase warrants of the Borrower purchased by the Lenders, substantially in the form of Exhibit B-2.  The Warrants shall have the rights set forth therein and shall be in the respective amounts set forth on Schedule 2.01.

“Websites” means all websites that the Borrower or any Subsidiary shall operate, manage or control through a Domain Name, whether on an exclusive basis or a nonexclusive basis, including, without limitations, all content, elements, data, information, materials, hypertext markup language (HTML), software and code, works of authorship, textual works, visual works, aural works, audiovisual works and functionality embodied in, published or available through each such website and all IP Rights in each of the foregoing.

“Website Agreements” means all agreements between the Borrower and/or any Subsidiary and any other Person pursuant to which such Person provides any services relating to the hosting, design, operation, management or maintenance of any Website, including without limitation, all agreements with any Person providing website hosting, database management or maintenance or disaster recovery services to the Borrower and/or any Subsidiary and all agreements with any domain name registrar, as all such agreements may be amended, supplemented or otherwise modified from time to time.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower.

“Work” means any work or subject matter that is subject to protection pursuant to Title 17 of the United States Code.

1.02        Other Interpretive Provisions.

With reference to this Agreement and each other Investment Document, unless otherwise specified herein or in such other Investment Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions set forth herein or in any other Investment Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Investment Document, shall be construed to refer to such Investment Document in its entirety and not to any particular provision thereof, (iv) all references in an Investment Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Investment Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect

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and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Investment Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Investment Document.

1.03        Accounting Terms.

(a)           Generally.  Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided, however, that, calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)           Changes in GAAP.  The Borrower will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly financial statement delivered in accordance with Section 7.01.  If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)           Pro Forma Calculations.  Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Debt to Revenues Ratio and Consolidated Revenues shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable four quarter period to which such calculation relates.

(d)           Consolidation of Variable Interest Rate Entities.  All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of

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any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidated pursuant to FASB ASC 810 as if such variable interest entity was a Subsidiaries as defined herein.

1.04        Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS

2.01        Commitments and Warrants.

(a)           Term Loan.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term Loan”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Term Loan Commitment.  Amounts repaid on the Term Loan may not be reborrowed.

(b)           Treasury Regulations. The Borrower and Lenders hereby acknowledge and agree that, for United States income tax purposes, for an aggregate purchase price of $50,000,000, (i) the Lenders shall make the Term Loan to the Borrower and (ii) the Borrower shall sell to, and the Lenders shall purchase from the Borrower, the Warrants, in each case, in the respective amounts and purchase prices set forth opposite each Lender’s name on Schedule 2.01.  Furthermore, the Borrower and the Lenders hereby acknowledge and agree that (i) the issue price (within the meaning of Section 1273(b) of the Internal Revenue Code) of the Term Loan is determined pursuant to Section 1272-1275 of the Code and the Treasury Regulations thereunder and (ii) for United States federal income tax purposes, the issue price of the Warrants within the meaning of Section 1273(b) of the Internal Revenue Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $1,898,721.  The parties hereto agree to report all income tax matters with respect to the making of the Loans and the Warrants consistent with the provisions of this Section 2.01(b) unless otherwise required due to a change in applicable Law.

2.02        Borrowings.

(a)           Each Borrowing shall be made upon the Borrower’s irrevocable notice (in the form of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower) to the Administrative Agent, which must be given not later than 11:00 a.m. at least three (3) Business Days in advance of the requested date of such Borrowing.  Each Loan Notice shall specify the requested date of the Borrowing (which shall be a Business Day).

(b)           Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans.  Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Borrowing, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the

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Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and acceptable to) the Administrative Agent by the Borrower.

2.03        Prepayments.

(a)           Voluntary Prepayments.  The Term Loan may not be voluntarily prepaid prior to February 27, 2016 (other than pursuant to Section 2.03(c)).  On and after February 27, 2016, subject to the payment of any prepayment premium as required under Section 2.03(d), the exit fee required under Section 2.06(b) and any other fees or amounts payable hereunder at such time, the Borrower may, upon notice from the Borrower to the Administrative Agent, voluntarily prepay the Term Loan, in whole or in part; provided, that, (i) such notice must be received not later than 11:00 a.m. (Eastern time) three (3) Business Days prior to the date of prepayment and (ii) any such prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment pursuant to this Section 2.03(a) shall be accompanied by (x) all accrued interest on the principal amount of the Term Loan prepaid, (y) the prepayment premium required under Section 2.03(d) and the exit fee required under Section 2.06(b) and (z) all fees, costs, expenses, indemnities and other amounts due and payable hereunder at the time of prepayment.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)           Mandatory Prepayments of Loans.

(i)            Dispositions and Involuntary Dispositions.  The Borrower shall promptly (and, in any event, within three (3) Business Days) prepay the Term Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions (other than, so long as no Default or Event of Default exists at the time prepayment would otherwise be required pursuant to this Section 2.03(b)(i), Net Cash Proceeds of Dispositions and Involuntary Dispositions during any fiscal year of the Borrower not exceeding $300,000 in the aggregate)  to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 180 days of the date of such Disposition or Involuntary Disposition.  Any prepayment pursuant to this clause (i) shall be applied as set forth in clause (iv) below.

(ii)           Extraordinary Receipts.     Promptly (and, in any event, within three (3) Business Days) upon the receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Extraordinary Receipt, the Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of such Net Cash Proceeds.  Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (iv) below.

(iii)          Debt Issuance.  Promptly (and, in any event, within three (3) Business Days)  upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of such Net Cash Proceeds.  Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (iv) below.

(iv)          Application of Mandatory Prepayments.  All payments under this Section 2.03(b) shall be applied first to all fees (other than, for the avoidance of doubt, exit fees required by Section 2.06(b)), costs, expenses, indemnities and other amounts due and

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payable hereunder, then proportionately (based on the relation of such amounts to the total amount of the relevant payment under this Section 2.03(b)) to the payment or prepayment (as applicable) of the following amounts of the Term Loan: default interest, if any, prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b), accrued interest and principal.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with the respective Applicable Percentages.

(c)           Change of Control.  Upon the occurrence of a Change of Control, the Borrower shall, at the direction of the Required Lenders, and may, at its option upon three (3) Business Days’ prior written notice from the Borrower to the Administrative Agent, prepay the Outstanding Amount of the Term Loan together with all accrued and unpaid interest thereon plus the prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b) plus all other Obligations.  Each such direction or notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each prepayment under this Section 2.03(c) shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.  In connection with any prepayment pursuant to this Section 2.03(c), the Borrower shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with such prepayment.

(d)           Prepayment Premiums.  If all or any portion of the Term Loan is prepaid, or required to be prepaid, pursuant to this Section 2.03, Article IX or otherwise, then, in all cases, the Borrower shall pay to the Lenders, for their respective ratable accounts, on the date on which such prepayment is paid or required to be paid, in addition to the other Obligations so prepaid or required to be prepaid, a prepayment premium equal to: (i) with respect to any prepayment paid or required to be paid on or prior to the first anniversary of the Closing Date, 10.0% of the principal amount of the Term Loan prepaid or required to be prepaid, (ii) with respect to any prepayment paid or required to be paid after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 5.0% of the principal amount of the Term Loan prepaid or required to be prepaid, (iii) with respect to any prepayment paid or required to be paid after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 2.0% of the principal amount of the Term Loan prepaid or required to be prepaid and (iv) with respect to any prepayment paid or required to be prepaid thereafter, 0.0% of the principal amount of the Term Loan prepaid or required to be prepaid.

2.04        Repayment of Loans.

The Borrower shall repay the outstanding principal amount of the Term Loan, together with all accrued and unpaid interest thereon and all other Obligations, on the Maturity Date.

2.05        Interest.

(a)           Pre-Default Rate.  Subject to the provisions of subsection (b) below, the Term Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to ten and one half percent (10.5%) per annum.

(b)           Default Rate.  (i) Upon the occurrence of any Event of Default under Section 9.01(a) (without regard to any applicable grace periods) or Section 9.01(f), all outstanding Obligations hereunder shall thereafter bear interest at an interest rate per

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annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           Upon the request of the Required Lenders to the Administrative Agent, while any Event of Default exists, the Borrower shall pay interest on all outstanding Obligations hereunder at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  The Administrative Agent shall give the Borrower written notice of any such request by the Required Lenders; provided, that, any failure by the Administrative Agent to provide such notice shall not relieve the Borrower of its obligation to pay interest at the Default Rate.

(c)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand

(c)           Paid-In-Kind Interest.  On each of the first four (4) Interest Payment Dates to occur after the Closing Date (the “PIK Period”), so long as no Default has occurred and is continuing as of such Interest Payment Date, a portion of the interest accruing on the Term Loan at the rate of seven percent (7%) per annum (the “Cash Pay Interest”) shall be due and payable in cash in arrears on each Interest Payment Date.  During the PIK Period, the portion of the interest accruing on the Term Loan in excess of the Cash Pay Interest (such portion, the “Paid-in-Kind Interest”) shall be due and payable on each such Interest Payment Date by adding such Paid-in-Kind Interest to the outstanding principal amount of the Term Loan on such Interest Payment Date.  Any and all such Paid-in-Kind Interest so added to the principal amount of the Term Loan thereafter shall constitute and increase the principal amount of the Term Loan for all purposes under this Agreement, including without limitation, for purposes of calculating any prepayment premium under Section 2.03(b) and any exit fee under Section 2.06(b) and shall bear interest in accordance with this Section 2.05.  Upon the occurrence and during the continuation of any Default during the PIK Period, and in any case following the PIK Period, all interest accruing on the Term Loan shall be due and payable in cash in arrears on each Interest Payment Date and at such other times as may be specified herein.

(d)           Interest Generally.  Interest on the Term Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.06        Fees.

(a)           Funding Fee.  The Borrower shall pay to the Administrative Agent (for further distribution to the Lenders) a $500,000 funding fee on the Closing Date.  Such fee shall be fully earned when paid and shall be non-refundable for any reason whatsoever.  It is understood and agreed that Athyrium, the Administrative Agent and the Lenders reserve the right to allocate, in whole or in part, to their respective Affiliates, the fees payable to such Persons hereunder in such manner as Athyrium, the Administrative Agent, the Lenders and such Affiliates shall agree in their sole discretion.

(b)           Exit Fee.  Upon the prepayment or repayment of all or any portion of the Term Loan (or upon the date any such prepayment or repayment is required to be paid), whether pursuant to Section 2.03, Section 2.04 or Section 9.02, or otherwise, the Borrower shall pay to the Administrative Agent (for further distribution to the Lenders), for the respective ratable accounts

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of the Lenders, on the date on which such prepayment or repayment is paid or required to be paid, as the case may be, in addition to the other Obligations so prepaid, repaid or required to be prepaid or repaid, an exit fee in an amount equal to two percent (2%) of the principal amount of the Term Loan prepaid, repaid or required to be prepaid or repaid, as the case may be, on such date.

2.07                        Computation of Interest.

All computations of interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on the Term Loan for the day on which the Term Loan is made, and shall not accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid.

2.08                        Evidence of Debt.

The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business.  The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall be in the form of Exhibit B-1 (a “Term Note”).  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

2.09                        Payments Generally.

(a)                                 General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Subject to Section 9.03, all payments of principal, interest, prepayment premiums and fees on the Loans and all other Obligations payable by any Loan Party under the Loan Documents shall be due, without any presentment thereof, directly to the Lenders, at the respective Lending Offices of the Lenders; provided, that, if at the time of any such payment a Lender is a Defaulting Lender, such Defaulting Lender’s pro rata share of such payment shall be made directly to the Administrative Agent.  The Loan Parties will make such payments in Dollars, in immediately available funds not later than 2:00 p.m. on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Lenders may from time to time direct in writing.  All payments received by the Lenders after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

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(c)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.10                        Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans or prepayment premium or exit fee in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and prepayment premium or exit fees in connection therewith greater than its pro rata share thereof as provided herein, then the Lender shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and prepayment premium or exit fees in connection with their respective portions of the Loans and other amounts owing them; provided, that:

(i)                                 if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                              the provisions of this Section 2.10 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.11                      Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendment.  The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any

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amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

TAXES

3.01                        Taxes.

(a)                                 All payments of principal and interest on the Loans and all other amounts payable hereunder shall, except as required by Law, be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent’s or any Lender’s net income or franchise taxes imposed by the jurisdiction under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Investment Documents or taking any action thereunder) (all non-excluded items being called

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“Taxes”). If any withholding or deduction from any payment to be made by a Loan Party hereunder is required in respect of any Taxes pursuant to any applicable Law, then such Loan Party will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to Administrative Agent an official receipt or other documentation reasonably satisfactory to Administrative Agent evidencing such payment to such authority, and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Administrative Agent or such Lender first made demand therefor.

(b)                                 If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other documentary evidence, the Borrower shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.

(c)                                  Each Lender or the Administrative Agent, as the case may be, that is a “U.S. person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent on or prior to the date such Person becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed copies of Internal Revenue Service Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax.  Each Lender that is organized under the laws of a jurisdiction other than the United States (each such Lender a “Foreign Lender”) shall execute and deliver to each of the Borrower and the Administrative Agent on or prior to the date that such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), one or more (as the Borrower or the Administrative Agent may reasonably request) duly completed and executed copies of United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by the Borrower or the Administrative Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Notwithstanding anything to the contrary in Sections 3.01(a) and 3.01(b), no Loan Party shall be required to pay additional amounts to any Lender pursuant to this Section 3.01 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in Law.

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3.02                        Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01                        The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02                        Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)                                 at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

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(b)                                 any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c)                                  the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)                                 any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)                                  any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03                        Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04                        Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05                        Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith

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become due and payable by the Guarantors for purposes of Section 4.01.  The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06                        Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have terminated.

4.07                        Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE V

CONDITIONS PRECEDENT TO BORROWINGS

5.01                        Conditions of Initial Borrowing and Purchase of Warrants.

This Agreement shall become effective upon and the obligation of each Lender to make its portion of the Term Loan to be advanced on the Closing Date hereunder and to purchase the Warrants is subject to satisfaction of the following conditions precedent:

(a)                                 Investment Documents.  Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Investment Documents, each properly executed by a Responsible Officer of the signing Loan Party and each other party to such Investment Documents, including, without limitation, the Warrants duly executed and issued by the Borrower, in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

(b)                                 Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent.

(c)                                  Financial Statements; Due Diligence.  The Administrative Agent shall have received the Audited Financial Statements, the Interim Financial Statements and such other reports, statements and due diligence items as the Administrative Agent or any Lender shall request.  The Lenders shall have completed their due diligence with respect to (i) regulatory review of FDA communications regarding Orbera approval, (ii) manufacturing transfer from Allergan to the Borrower and (iii) financial reviews of 2015 and 2016 expense assumptions.

(d)                                 No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2013 in the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole.

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(e)                                  Litigation.  There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(f)                                   Organization Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)                                     copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party (or, in the case of the Borrower, by the vice president of finance and controller) to be true and correct as of the Closing Date;

(ii)                                  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Investment Documents to which such Loan Party is a party; and

(iii)                               such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(g)                                  Perfection and Priority of Liens.  Receipt by the Administrative Agent of the following:

(i)                                           searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)                                        UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii)                                     all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto;

(iv)                                    searches of ownership of, and Liens on, the IP Rights of each Loan Party in the appropriate governmental offices;

(v)                                       duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the IP Rights of the Loan Parties; and

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(vi)                                    in the case of any personal property Collateral located at a premises leased by a Loan Party, such Collateral Access Agreements as may be reasonably required by the Administrative Agent.

(h)                                 Real Property Collateral.  Receipt by the Administrative Agent of Real Property Security Documents with respect to the fee interest and/or leasehold interest of any Loan Party in each real property identified on Schedule 6.20(a).

(i)                                     Evidence of Insurance.  Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders.

(j)                                    Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying (i) that the conditions specified in Sections 5.01(d), (e), (k) and (m) and Sections 5.02(a) and (b) have been satisfied, (ii) that the Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis, (iii) that as of the Closing Date, the Borrower and its Subsidiaries have no Indebtedness for borrowed money, other than Indebtedness permitted by Section 8.03, (iv) that neither the Borrower nor any Subsidiary as of the Closing Date has outstanding any Equity Interests that are not Qualified Equity Interests or Permitted Preferred Stock and (v) as true and complete an attached description of all intercompany Indebtedness of the Borrower and its Subsidiaries.

(k)                                 Existing Credit Agreements.  Receipt by the Administrative Agent of satisfactory evidence that the existing credit facilities of the Borrower have been terminated and all Liens in connection therewith have been released.

(l)                                     Preferred Equity Interests.  Receipt by the Administrative Agent of (i) the certificate of designation (or comparable instrument) and all documentation evidencing any and all Preferred Equity Interests of the Borrower and each Subsidiary, in each case certified by a Responsible Officer of the Borrower as true and complete, which shall, in each case, be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, (ii) evidence in form and substance reasonably satisfactory to the Administrative Agent and the Lenders that the holders of any Preferred Equity Interests of the Borrower and each Subsidiary required to consent to the transactions contemplated hereby shall have consented to the transactions contemplated hereby in accordance with the terms of the documentation governing such Preferred Equity Interests and (iii)(A) an amendment to the Borrower’s certificate of incorporation, certified by a Responsible Officer of the Borrower as true and complete, (1) amending the definition of “Credit Agreement” therein to be a reference to this Agreement (as amended, amended and restated or otherwise modified) and (2) providing that, without the prior written consent of the Administrative Agent and the Required Lenders, no holder of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock shall be entitled to redeem any Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or to exercise any of the rights set forth in Section 3 of the Borrower’s certificate of incorporation (or any substantively similar rights set forth elsewhere in the Borrower’s certificate of incorporation or any other document evidencing any of the Permitted Preferred Stock) until the date that is ninety-one (91) days after the date that the Administrative Agent has provided notice to such holders that all Obligations have been paid in full and all Loan Documents have been terminated and (B) evidence in form and substance reasonably satisfactory to the Administrative Agent and

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the Lenders that the Requisite Holders (as defined in the Borrower’ certificate of incorporation (as in effect on the Closing Date)) have by affirmative vote approved actions to be taken by the Borrower and its Subsidiaries in connection with the Loan Documents and the transactions contemplated thereby, including, without limitation: (1) the amendment to the Borrower’s certificate of incorporation as contemplated by Section 5.01(l)(iii)(A) above, (2) the incurrence by the Borrower of the Indebtedness contemplated by this Agreement in an aggregate amount in excess of $100,000, (3) the guarantee by each Guarantor of the Obligations as contemplated by the Loan Documents and (4) as it relates to the Borrower and any of its Subsidiaries, the entering into and becoming bound by this Agreement, the other Loan Documents and any other agreement, document or instrument in connection herewith or therewith.

(m)                             Governmental and Third Party Approvals.  The Borrower and its Subsidiaries shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Investment Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or any of its Subsidiaries or such other transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect.

(n)                                 Corporate Structure and Capitalization.  The capital and ownership structure and the equity holder arrangements of the Borrower on the Closing Date, on a pro forma basis after giving effect to the transactions contemplated by the Investment Documents shall be reasonably satisfactory to the Lenders.

(o)                                 Letter of Direction.  Receipt by the Administrative Agent of a satisfactory letter of direction containing funds flow information, with respect to the proceeds of the Term Loan on the Closing Date.

(p)                                 Fees.  Receipt by Athyrium, the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date.

(q)                                 Attorney Costs; Due Diligence Expenses. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent and all due diligence expenses of the Athyrium and the Lenders, in each case, incurred to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent), it being understood and agreed that the Borrower’s obligations under this Section 5.01(q) shall not exceed $250,000.

(r)                                    Other.  Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries; such information may include, if requested by the Administrative Agent, asset appraisal reports and written audits of accounts receivable, inventory, payables, controls and systems.

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Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02                        Conditions to all Borrowings.

The obligation of each Lender to honor any Loan Notice is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Investment Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)                                 No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)                                  The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01                        Existence, Qualification and Power.

Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Investment Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its

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business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02                        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Investment Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate in any material respect any Law (including, without limitation, Regulation U or Regulation X issued by the FRB), except with respect to any conflict, breach, contravention or payment (but not creation of Liens) described in clause (b) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

6.03                        Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Investment Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.

6.04                        Binding Effect.

Each Investment Document has been duly executed and delivered by each Loan Party that is party thereto.  Each Investment Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

6.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(b)                                 The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of

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the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(c)                                  From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by any Loan Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of any Loan Party or any Subsidiary, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to any Loan Party or any Subsidiary, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d)                                 The financial statements delivered pursuant to Section 7.01(a), (b) and (c) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a), (b) and (c)) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(e)                                  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06                        Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Investment Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07                        No Default.

(a)                                 Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b)                                 No Default has occurred and is continuing.

6.08                        Ownership of Property; Liens.

Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

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6.09                        Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)                                 Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)                                 None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)                                  Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)                                 Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)                                  No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.

(f)                                   There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10                        Insurance.

(a)                                 The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.  The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

(b)                                 The Borrower and its Subsidiaries maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes

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Collateral on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

6.11                        Taxes.

The Loan Parties and their Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person that is not a Loan Party.

6.12                        ERISA Compliance.

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)                                 There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date, (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

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6.13                        Subsidiaries and Capitalization.

(a)                                 Set forth on Schedule 6.13(a) is a complete and accurate list as of the Closing Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.  The outstanding Equity Interests of each Subsidiary of any Loan Party is validly issued, fully paid and non-assessable.

(b)                                 Set forth on Schedule 6.13(b) is a true and complete table showing the authorized and issued capitalization of the Borrower as of the Closing Date on a fully diluted basis.  All issued and outstanding Equity Interests of the Borrower and each of its Subsidiaries is duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens and such Equity Interests were issued in compliance with all applicable Laws. As of the Closing Date, except as described on Schedule 6.13(b), there are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no rights of any Person to acquire, any shares of any Equity Interests of the Borrower or any of its Subsidiaries.  Except as set forth on Schedule 6.13(b) and as contained in the Warrants, there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by equity holders or option holders of the Borrower with respect to the issuance of the Warrants and all such rights have been effectively waived with regard to the issuance of the Warrants.  There are no agreements (voting or otherwise) among the Borrower’s equity holders with respect to any other aspect of the Borrower’s affairs, except as set forth on Schedule 6.13(b).  The Borrower has no Equity Interests that are not Qualified Equity Interests or Permitted Preferred Stock.

6.14                        Margin Regulations; Investment Company Act.

(a)                                 The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b)                                 None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15                        Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information (other than information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Investment Document (in

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each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to financial projections, estimates, budgets or other forward-looking information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time such information was prepared (it being understood that such information is as to future events and is not to be viewed as facts, is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurance can be given that any particular projection, estimate, budget or forecast will be realized and that actual results during the period or periods covered by any such projections, estimate, budgets or forecasts may differ significantly from the projected results and such differences may be material).

6.16                        Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17                        Intellectual Property; Licenses, Etc.

(a)                                 Schedule 6.17 sets forth a complete and accurate list of the following as of the Closing Date: (i) all Copyrights and all Trademarks of any Loan Party, that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Copyrights and Trademarks, (ii) all Patents of any Loan Party that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Patents, (iii) all Domain Names owned by any Loan Party or which any Loan Party is licensed, authorized or otherwise granted rights under or to, or owned by a Person on behalf of any Loan Party, in each case, that are material or reasonably necessary to the Loan Parties, their respective properties or the conduct or operation of their respective businesses (including the generation of future revenues), together with relevant identifying information with respect to such Domain Names, (iv) each Copyright License, each Patent License and each Trademark License of the Borrower or any Guarantor that is material or reasonably necessary to the Borrower or any Guarantor, their respective properties or the conduct or operation of their respective businesses (including the generation of future revenues), and (v) each other right or interest in the IP Rights (other than Trade Secrets) of any Loan Party that is material or reasonably necessary to the Borrower or any Guarantor, their respective properties or the conduct or operation of their respective businesses (including the generation of future revenues) the loss or breach of which could reasonably be expected to have a Material Adverse Effect (collectively, “IP Collateral”).

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(b)                                 The IP Collateral is subsisting, valid, unexpired and enforceable, and has not been abandoned.  No claim known to the Borrower or any Subsidiary has been made that the use or other exploitation by the Borrower, any Subsidiary or any of their licensees of any of the IP Rights, including, without limitation, to advertise, display, import, manufacture, have manufactured, market, offer for sale, perform, prepare derivative works based upon, promote, reproduce, sell, use and/or otherwise distribute a Product, does or may infringe, violate or misappropriate the rights of any Person.  No holding, decision or judgment has been rendered by any Governmental Authority that would limit, invalidate, render unenforceable, cancel or question the validity of any Material IP Right and no action or proceeding is pending seeking to limit, invalidate, render unenforceable, cancel or question the validity of any Material IP Right that, in any case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the value of any IP Right.  The Borrower and its Subsidiaries have, since taking title to the Material IP Rights, performed all acts and have paid all required annuities, fees, costs, expenses and taxes to maintain the Material IP Rights in full force and effect throughout the world, as applicable.  All applications for registration pertaining to the Material IP Rights of the Borrower and the Guarantors have been duly and properly filed, and all registrations or letters patent pertaining to the Material IP Rights have been duly and properly filed and issued.  The Borrower and its Subsidiaries own, or are entitled to use by license or otherwise, all the Material IP Rights.  Neither the Borrower nor any Subsidiary has made any assignment or agreement in conflict with the security interest in the IP Rights of the Borrower or any Guarantor hereunder and no license agreement with respect to any of the IP Collateral conflicts with the security interest granted to the Administrative Agent, on behalf of the Lenders, pursuant to the terms of the Collateral Documents.  To the extent any of the Material IP Rights were authored, developed, conceived or created, in whole or in part, for or on behalf of the Borrower or any Subsidiary by any Person, then the Borrower or such Subsidiary has entered into a written agreement with such Person in which such Person has assigned all right, title and interest in and to such Material IP Rights to the Borrower or such Subsidiary.  To the Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary or any licensee of the Borrower or any Subsidiary violates, infringes or misappropriates any rights held by any other Person.  No claim or litigation regarding any of the IP Rights is pending or threatened.  As of the Closing Date, none of the Material IP Rights is subject to any license grant by the Borrower or any Subsidiary or similar arrangement, except for (x) license grants between the Loan Parties and (y) those license grants disclosed on Schedule 6.17.

(c)                                  The Borrower owns all of the IP Rights in the Covered Products.  None of the IP Rights relating to the Covered Products are licensed from any other Person.

6.18                        Solvency.

The Loan Parties are Solvent on a consolidated basis.

6.19                        Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will be, upon the timely and proper filings, deliveries, notations and other actions contemplated in the Collateral Documents perfected security interests and Liens (to the extent that such security interests and Liens can be perfected by such filings, deliveries, notations and other actions), prior to all other Liens other than Permitted Liens.

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6.20                        Business Locations.

Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Closing Date.  Set forth on Schedule 6.20(b) is the tax payer identification number and organizational identification number of each Loan Party as of the Closing Date.  The exact legal name and state of organization of (a) the Borrower is as set forth on the signature pages hereto and (b) each Guarantor is (i) as set forth on the signature pages hereto, (ii) as set forth on the signature pages to the Joinder Agreement pursuant to which such Guarantor became a party hereto or (iii) as may be otherwise disclosed by the Loan Parties to the Administrative Agent in accordance with Section 8.12(c). Except as set forth on Schedule 6.20(c), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of organization, or (iii) been party to a merger, consolidation or other change in structure.

6.21                        OFAC; Anti-Corruption Laws.

(a)                                 No Loan Party, nor any Subsidiary, nor any Person controlling any Loan Party or any Subsidiary, nor to the knowledge of any Loan Party or Subsidiary, any director, officer, employee, agent, Affiliate or representative thereof, is a Person or is owned or controlled by a Person (i) that appears on the Specially Designated Nationals and Blocked Persons List of OFAC, HMT’s Consolidated List of Financial Sanctions Targets, the Investment Ban List, or any similar list enforced by any other relevant authority; (ii) with which a transaction is prohibited by Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department; (iii) that is organized under the laws of, or having a place of business or the majority of its business operations (measured by revenues) located in, a Designated Jurisdiction; or (iv) that is currently the subject or target of any Sanctions.

(b)                                 The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.22                        Limited Offering of Loans and Warrants.

The offer and sale of the Loans and the Warrants are not required to be registered pursuant to the provisions of Section 5 of the Securities Act or the registration or qualification provisions of the blue sky laws of any state.  Neither the Borrower nor any agent on the Borrower’s behalf, has solicited or will solicit any offers to sell all or any part of the Loans and/or the Warrants, to any Person so as to bring the sale of the Loans and/or the Warrants, by Borrower within the registration provisions of the Securities Act or any state securities laws.  All prior offerings and sales of securities of the Borrower were in compliance with all applicable federal and state securities laws.

6.23                        Registration Rights; Issuance Taxes.

(a)                                 Except as described in the Warrants, the Borrower is under no requirement to register under the Securities Act, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

(b)                                 All taxes imposed on the Borrower in connection with the issuance, sale and delivery of the Loans and the Warrants have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by the Borrower.

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6.24                        Material Contracts.

Except for the Organization Documents and the other agreements set forth on Schedule 6.24 (collectively with the Organization Documents, the “Material Contracts”), as of the Closing Date there are no (a) employment agreements covering the management of the Borrower or any Subsidiary, (b) collective bargaining agreements or other labor agreements covering any employees of the Borrower or any Subsidiary, (c) agreements for managerial, consulting or similar services to which the Borrower or any Subsidiary is a party or by which it is bound, (d) agreements regarding the Borrower or any Subsidiary, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, licenses of IP Rights or other lease or license agreements to which the Borrower or any Subsidiary is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf’ products), (f) customer or supply agreements to which the Borrower or any Subsidiary is a party, in each case with respect to the preceding clauses (a), (c), (d), (e) and (f) requiring payment of more than $100,000 in any year or (g) any other agreements or instruments to which the Borrower or any Subsidiary is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 6.24 sets forth, with respect to each real estate lease agreement to which the Borrower or any Subsidiary is a party as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Investment Documents will not give rise to a right of termination in favor of any party to any Material Contract.

6.25                        Compliance of Products.

(a)                                 The Loan Parties represent and warrant:

(i)                                     that the Borrower and its Subsidiaries have obtained all Required Permits, or have contracted with third parties holding Required Permits, necessary for compliance with all Laws and all such Required Permits are in full force and effect, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(ii)                                  that the Borrower and its Subsidiaries have not received any communication from any Governmental Authority regarding, and there are no facts or circumstances that are likely to give rise to (A) any material adverse change in any Required Permit, or any failure to materially comply with any Laws or any term or requirement of any Required Permit or (B) any revocation, withdrawal, suspension, cancellation, material limitation, termination or material modification of any Required Permit;

(iii)                               that none of the officers, directors, employees, shareholders, agents, Affiliates of the Borrower or any Subsidiary or, to Borrower’s knowledge after reasonable and diligent inquiry and investigation, any consultant involved in any Product application, has been convicted of any crime or engaged in any conduct for which debarment is authorized by 21 U.S.C. Section 335a;

(iv)                              that none of the officers, directors, employees, shareholders, agents, Affiliates of the Borrower or any Subsidiary or, to Borrower’s knowledge after reasonable and diligent inquiry and investigation, any consultant has made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or

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failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991);

(v)                                 that all applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Required Permit from the FDA or other Governmental Authority relating to the Borrower or any Subsidiary, their business operations and Products, when submitted to the FDA or other Governmental Authority were true, complete and correct in all material respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Governmental Authority. The Required Permits issued by the FDA and other Governmental Authorities for the Borrower’s and its Subsidiaries’ products are valid and supported by proper research, design, testing, analysis and disclosure;

(vi)                              that all preclinical and clinical trials in respect of the activities of the Borrower and its Subsidiaries being conducted by or on behalf of the Borrower and its Subsidiaries that have been submitted to any Governmental Authority, including the FDA and its counterparts worldwide, in connection with any Required Permit, are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls pursuant to applicable Laws;

(vii)                           that neither the Borrower nor any Subsidiary has received any written notice that any Governmental Authority, including without limitation the FDA, the Office of the Inspector General of HHS or the United States Department of Justice has commenced or threatened to initiate any action against the Borrower or a Subsidiary, any action to enjoin the Borrower or a Subsidiary, its officers, directors, employees, shareholders or its agents and Affiliates, from conducting its business at any facility owned or used by it or for any material civil penalty, injunction, seizure or criminal action that could reasonably be expected to have a Material Adverse Effect;

(viii)                        that, except as set forth on Schedule 6.25, neither the Borrower nor any Subsidiary has received from the FDA, at any time since January 1, 2008, a Warning Letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA, or any comparable correspondence from any state or local authority with regard to any Product or the manufacture, processing, packaging or holding thereof, or any comparable correspondence from any foreign counterpart of the FDA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof; and

(ix)                              that, except as set forth on Schedule 6.25, neither the Borrower nor any Subsidiary (A) has engaged in any Recalls, field notifications, Market Withdrawals, warnings, “dear doctor” letters, investigator notices, safety alerts, “serious adverse event” reports or other notice of action relating to an alleged lack of safety or regulatory compliance of the Products issued by the Borrower or any Subsidiary, any clinical investigator, and/or other third party (“Safety Notices”), (B) has knowledge of any

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material product complaints with respect to the Products which, if true, could reasonably be expected to have a Material Adverse Effect, and (C) has knowledge of any facts that would be reasonably likely to result in (1) a material Safety Notice with respect to the Products, (2) a material change in the labeling of any of the Products, or (3) a termination or suspension of developing and testing of any of the Products.

(b)                                 With respect to Products, the Loan Parties represent and warrant that:

(i)                                           all Products are listed on Schedule 1.01 and the Borrower has delivered to the Administrative Agent on or prior to the Closing Date copies of all Required Permits relating to such Products issued or outstanding as of the Closing Date; provided, that, if after the Closing Date, the Borrower or any Subsidiary wishes to manufacture, sell, develop, test or market any new Product, the Borrower shall give prior written notice to the Administrative Agent of such intention (which shall include a brief description of such Product, plus copies of all Required Permits relating to such new Product and/or the Borrower or such Subsidiary’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice) along with a copy of an updated Schedule 1.01; and provided, further, that, if the Borrower and/or any Subsidiary shall at any time obtain any new or additional Required Permits from the FDA, or parallel state or local authorities, or foreign counterparts of the FDA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Administrative Agent, the Borrower shall promptly give written notice to Administrative Agent of such new or additional Required Permits, along with a copy thereof);

(ii)                                  each Product is not adulterated or misbranded within the meaning of the FDCA, except where a failure of a Product so to comply could not reasonably be expected to have a Material Adverse Effect;

(iii)                               each Product is not an article prohibited from introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA, except where such introduction of a prohibited Product could not reasonably be expected to have a Material Adverse Effect;

(iv)                              each Product has been and shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed in accordance with all applicable Permits and Laws, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)                                 each Product has been and shall be manufactured in accordance with customary manufacturing practices, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)                              without limiting the generality of Section 6.25(a)(i) and (ii) above, with respect to any Product being tested or manufactured by the Borrower and its Subsidiaries, the Borrower and its Subsidiaries have received, and such Product shall be the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of the Borrower or such Subsidiary, and, to the Borrower’s knowledge, neither the Borrower nor any Subsidiary has received any notice from any applicable Government Authority, specifically including the FDA, that such Government Authority is conducting an investigation or review of (A) the Borrower and its Subsidiaries’ manufacturing facilities and processes for such Product which have disclosed any material deficiencies or

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violations of Laws or the Required Permits related to the manufacture of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing or manufacturing of such Product by the Borrower and its Subsidiaries should cease;

(vii)                           without limiting the generality of Section 6.25(a)(i) and (ii) above, with respect to any Product marketed or sold by the Borrower or any of its Subsidiaries, the Borrower and its Subsidiaries shall have received, and such Product shall be the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by the Borrower and its Subsidiaries, and, to the Borrower’s knowledge, neither the Borrower nor any Subsidiary has received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace; and

(viii)                        neither the Borrower nor any Subsidiary has experienced any significant failures in the manufacturing of any Product such that the amount of such Product successfully manufactured by the Borrower or any of its Subsidiaries in accordance with all specifications thereof and the Required Payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.

6.26                        Labor Matters.

There are no existing or, to the Borrower’s knowledge, threatened, strikes, lockouts or other labor disputes involving the Borrower or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of the Borrower and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), the Loan Parties shall and shall cause each Subsidiary to:

7.01                        Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, changes in shareholders’ equity and cash flows

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for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to the Required Lenders (it being understood and agreed that each of PMB Helin Donovan, Grant Thornton, Deloitte, PricewaterhouseCoopers, Ernst & Young and KPMG is acceptable to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for qualifications solely relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower’s independent certified public accountants);

(b)                                 as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, Consolidated Revenues (including calculation of each clause of the definition thereof), changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)                                  as soon as available, and in any event within thirty (30) days after the end of each calendar month of the Borrower (other than each calendar month ending March 31st, June 30th and September 30th), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such calendar month, and the related consolidated statements of income or operations, Consolidated Revenues (including calculation of each clause of the definition thereof), changes in shareholders’ equity and cash flows for such calendar month (and for the fiscal quarter ended on such date) and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding calendar month of the previous fiscal year (and the corresponding fiscal quarter of the previous fiscal year) and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

7.02                        Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) (and, solely with respect to the last calendar month of any fiscal year of the Borrower, the financial statements referred to in Section 7.01(c)), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, certifying compliance with the covenants set forth in Sections 8.16 and 8.17;

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(b)                                 as soon as practicable, and in any event not later than thirty (30) days after the commencement of each fiscal year of the Borrower, beginning with the fiscal year commencing January 1, 2015, an annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, projections for each quarter of such fiscal year;

(c)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                                 concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Borrower containing information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Extraordinary Receipts and Acquisitions that occurred during the period covered by such financial statements;

(e)                                  promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(f)                                   promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary (including, for the avoidance of doubt, the holders of any Permitted Cure Debt or any Qualified Subordinated Debt) pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(g)                                  promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, (i) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof, (ii) copies of any material written correspondence or any other material written communication from the FDA or any other regulatory body and (iii) copies of any report of “Net Sales” (as defined in the Allergan DRA) reported to the Borrower by Allergan and its Affiliates pursuant to Section 6.4 of the Allergan DRA;

(h)                                 as soon as practicable, and in any event not later than the last Business Day of each month, copies of the most recent monthly statements for each Deposit Account and other bank account or securities account of the Borrower and each other Loan Party;

(i)                                     promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Investment Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(j)                                    concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Borrower (i) listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since the date

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of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (C) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (D) such supplements to Schedule 6.17 as are necessary to cause such schedule to be true and complete as of the date of such certificate and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.

Documents required to be delivered pursuant to Section 7.01(a), (b) or (c) or Section 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03                        Notices.

(a)                                 Promptly (and in any event, within two Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.

(b)                                 Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

(d)                                 Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

(e)                                  Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of the occurrence of the Allergan Transfer Date.

(f)                                   Promptly (and in any event, within three Business Days) notify the Administrative Agent and each Lender of (i) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any other Loan Party

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or to which any of the properties of any thereof is subject which could reasonably be expected to result in losses and/or expenses in excess of $1,000,000, (ii) any final judgment or order for the payment of money against any Loan Party or any Subsidiary in an aggregate amount exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), (iii) any material change or development in any matter described on Schedule 6.25 and (iv) the occurrence of any event or circumstance that would constitute an Event of Default under Sections 9.01(e) or 9.01(i), assuming for purposes of this Section 7.03(e) that the “Threshold Amount” as used in such Sections equals $1,000,000.

Each notice pursuant to this Section 7.03(a) through (f) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Investment Document that have been breached.

7.04                        Payment of Obligations.

Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens), and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05                        Preservation of Existence, Etc.

(a)                                 Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or Section 8.05.

(b)                                 Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)                                 Preserve or renew all of its registered IP Rights or IP Rights in respect of which an application for registration has been filed or recorded with the United States Copyright Office or the United States Patent and Trademark Office, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

7.06                        Maintenance of Properties.

(a)                                 Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

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(b)                                 Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07                        Maintenance of Insurance.

(a)                                 Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)                                 Without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

(c)                                  Cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be adversely altered or canceled.

7.08                        Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09                        Books and Records.

(a)                                 Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)                                 Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

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7.10                        Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be desired, upon reasonable advance notice to the Borrower; provided, however, so long as no Event of Default exists, only the Administrative Agent shall exercise rights under this Section 7.10 and the Borrower shall only be required to reimburse the Administrative Agent (but not any Lender) for two such visits and inspections in any fiscal year; provided, further, however, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11                        Use of Proceeds.

Use the proceeds of the Loans (a) to refinance existing Indebtedness of the Borrower and its Subsidiaries and (b) for other general corporate purposes, provided, that, in no event shall the proceeds of the Loans be used in contravention of any Law or of any Investment Document.

7.12                        Additional Subsidiaries.

Within thirty (30) days after the acquisition or formation of any Subsidiary:

(a)                                 notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b)                                 if such Subsidiary is a Domestic Subsidiary (other than a Foreign Subsidiary Holding Company), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other customary documents as the Administrative Agent shall reasonably request for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13                        ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

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7.14                        Pledged Assets.

(a)                                 Equity Interests.  Cause (i) 100% of the issued and outstanding Equity Interests of each directly owned Domestic Subsidiary (other than any Foreign Subsidiary Holding Company) of a Loan Party and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and each Foreign Subsidiary Holding Company, in each case, directly owned by a Loan Party, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance satisfactory to the Administrative Agent.

(b)                                 Other Property.  Cause all property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall request (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Real Property Security Documents, and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.15                        Compliance with Material Contracts.

Comply in all material respects with each Material Contract of such Person.

7.16                        Deposit Accounts.

(a)                                 Within thirty (30) days after the acquisition or establishment of any Deposit Account by any Loan Party, the Borrower shall provide written notice thereof to the Administrative Agent.

(b)                                 Subject to Section 7.20(c), cause all Deposit Accounts (other than Excluded Deposit Accounts) of the Loan Parties at all times to be subject to Deposit Account Control Agreements, in each case in form and substance satisfactory to the Administrative Agent (it being understood that the Loan Parties shall have sixty (60) days to comply with this Section 7.16(b) solely with respect to any Deposit Account acquired or established after the Closing Date (such period to be measured from the date of acquisition or establishment)).

(c)                                  Subject to Section 7.20(c), maintain all of the cash, Cash Equivalents and other funds of the Loan Parties in (i) Deposit Accounts which are subject to a Deposit Account Control Agreement or (ii) Excluded Deposit Accounts.

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7.17                        Products and Required Permits.

(a)                                 Without limiting the generality of Section 7.08, in connection with the development, testing, manufacture, marketing or sale of each and any Product by the Borrower or any Subsidiary, the Borrower or such Subsidiary shall comply in all material respects with all Required Permits at all times issued by any Government Authority, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by the Borrower or such Subsidiary.

(b)                                 Without limiting the generality of Section 7.17(a) above, Borrower shall immediately and in any event within three (3) Business Days give written notice to Administrative Agent upon Borrower’s becoming aware that any of the representations and warranties set forth in Section 6.25 with respect to any Product have become incorrect in any material respect (provided, that, for the avoidance of doubt, the giving of such notice shall not cure or result in the automatic waiver of any Default or Event of Default that may have resulted from such breach of such representation or warranty).

7.18                        Consent of Licensors.

Promptly after entering into or becoming bound by any license or agreement (other than over-the-counter software that is commercially available to the public), the failure, breach or termination of which could reasonably be expected to have a Material Adverse Effect, the Loan Parties shall (a) provide written notice to the Administrative Agent of the material terms of such license or agreement with a description of its likely impact on the Loan Parties’ business or financial condition and (b) in good faith take such commercially reasonable actions as the Administrative Agent may request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) the applicable Loan Party’s interest in such licenses or contract rights to be deemed Collateral and for the Administrative Agent to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future and (ii) the Administrative Agent to have the ability in the event of a liquidation of any of the Collateral to dispose of such Collateral in accordance with the Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents; provided, that, the failure to obtain any such consent or waiver shall not constitute a Default.

7.19                        Anti-Corruption Laws.

Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

7.20                        Post-Closing Obligations.

(a)                                 On or before September 30, 2015, issue Qualified Equity Interests of the Borrower (excluding, for the avoidance of doubt, any Qualified Equity Interests issued in connection with the exercise of a Cure Right pursuant to Section 8.16(c)) for cash in an amount such that the aggregate net cash proceeds received by the Borrower from such issuance are at least $10,000,000.

(b)                                 Deliver to the Administrative Agent, not later than ninety (90) days after the Closing Date, each of the Collateral Access Agreements, bailee waivers and other similar items described on Schedule 7.20, in each case in form and substance satisfactory to the Administrative Agent.

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(c)                                  Deliver to the Administrative Agent, not later than ninety (90) days after the Closing Date, fully executed Deposit Account Control Agreements for all Deposit Accounts set forth on Schedule 7.20, in each case in form and substance satisfactory to the Administrative Agent.

(d)                                 Deliver to the Administrative Agent, not later than ninety (90) days after the Closing Date, evidence that the Borrower has paid to the Comptroller of Public Accounts, State of Texas, that certain $59,638.30 in limited sales, excise and use taxes owing as of the Closing Date.

(e)                                  Deliver to the Administrative Agent, not later than ninety (90) days after the Closing Date, copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders, in each case in form and substance satisfactory to the Administrative Agent.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01                        Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the date hereof and listed on Schedule 8.01;

(c)                                  Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided, that, such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)                                  (i)  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) deposits or pledges in respect of letters of credit, bank

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guarantees or similar instruments that have been posted in the ordinary course of business of the Borrower or any Subsidiary to support payment of any of the items set forth in clause (i) of this Section 8.01(e), in each case, for so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(f)                                   (i) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, indemnity and performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) deposits or pledges in respect of letters of credit, bank guarantees or similar instruments that have been posted in the ordinary course of business of the Borrower or any Subsidiary to support payment of any of the items set forth in clause (i) of this Section 8.01(f), in each case, for so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(g)                                  easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)                                     Liens securing Indebtedness permitted under Section 8.03(e); provided, that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(j)                                    licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries;

(k)                                 any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)                                     normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m)                             Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(n)                                 Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o)                                 Liens securing Indebtedness permitted under Section 8.03(f); provided, that, such Liens do not encumber any property other than the right to cancel any insurance financed by such Indebtedness and the insurance premiums financed with such Indebtedness;

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(p)                                 Liens in favor of customs and revenue authorities arising as a matter of law, in the ordinary course of the Borrower’s business, to secure payment of customs duties in connection with the importation of goods;

(q)                                 Liens consisting of Permitted Licenses;

(r)                                    Liens consisting of customary rights and restrictions contained in agreements relating to sales, transfers, licenses, leases or other dispositions permitted by Section 8.05, pending completing thereof, or, in the case of a license, during the term thereof, and any option or other agreement to sell, transfer, license, lease or dispose of any asset in a transaction permitted by Section 8.05; and

(s)                                   Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations (excluding debt for borrowed money) in an aggregate principal amount not to exceed $25,000 at any one time outstanding.

8.02                        Investments.

Make any Investments, except:

(a)                                 Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

(b)                                 Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c)                                  Investments in any Person that is a Loan Party prior to giving effect to such Investment;

(d)                                 Investments by any Subsidiary of the Borrower that is not a Loan Party in any other Subsidiary of the Borrower that is not a Loan Party;

(e)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)                                   Guarantees permitted by Section 8.03(b), Section 8.03(g) or Section 8.03(l);

(g)                                  Permitted Acquisitions;

(h)                                 loans and advances to employees not to exceed $250,000 at any time outstanding;

(i)                                     so long as no Default or Event of Default has occurred and is continuing, Investments by the Loan Parties in Subsidiaries that are not Loan Parties (it being understood that an equity contribution made by a Person in a Subsidiary that is concurrently made by such Subsidiary to its Subsidiary shall be deemed a single Investment in the applicable amount for purposes of this clause) in an aggregate amount not to exceed $5,000,000 during the term of this Agreement;

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(j)                                    Investments consisting of promissory notes issued to the Borrower by officers, directors and employees which are used by such Persons to simultaneously purchase Equity Interests of the Borrower;

(k)                                 deposits, prepayments and other credits to suppliers and deposits in connection with lease obligations, taxes, insurance and similar items, in each case made in the ordinary course of business and securing contractual obligations of a Loan Party, in each case to the extent constituting a Permitted Lien;

(l)                                     Investments consisting of obligations of the Borrower or any Subsidiary under Swap Contracts permitted under Section 8.03(d) that are incurred for non-speculative purposes in the ordinary course of business;

(m)                             Investments (including debt obligations) received in connection with any insolvency proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(n)                                 Investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, each as entered into in the ordinary course of business; and

(o)                                 other Investments not exceeding $1,000,000 in the aggregate at any one time outstanding.

8.03                        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date and described on Schedule 8.03 and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the principal amount of such Indebtedness is not increased, (ii) neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, (iii) such Indebtedness, if subordinated to the Obligations, remains so subordinated to the Obligations on terms no less favorable to the Lenders and (iv) the original obligors in respect of such Indebtedness remain the only obligors thereon;

(c)                                  intercompany Indebtedness permitted under Section 8.02;

(d)                                 obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)                                  purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided, that, (i) the

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total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $500,000 at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)                                   Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(g)                                  Guarantees with respect to Indebtedness of any Loan Party permitted under this Section 8.03; provided, that, if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(h)                                 Indebtedness in respect of any agreement providing for treasury, depositary, purchasing card or cash management services, bank card products or services provided in connection therewith, including in connection with any automated clearing house transfers of funds or any similar transactions, netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business, in an aggregate amount outstanding not to exceed $1,000,000 at any time;

(i)                                     Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(j)                                    Qualified Subordinated Debt; provided, that, a Qualifying IPO shall not have occurred on or before the date of incurrence of any such Qualified Subordinated Debt;

(k)                                 Permitted Cure Debt;

(l)                                     Indebtedness in respect of (i) surety and appeal bonds, performance bonds, bid bonds, completion guarantees and similar obligations entered into in the ordinary course of business and (ii) customary indemnification obligations to purchasers in connection with Dispositions permitted by Section 8.05;

(m)                             (i) unsecured Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary prior to giving to any merger or consolidation with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by the Borrower or any Subsidiary in connection with an acquisition of assets by the Borrower or any Subsidiary in a Permitted Acquisition; provided, that, (x) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, (y) neither the Borrower nor any Subsidiary shall Guarantee such Indebtedness and (z) such Indebtedness shall be unsecured; and (ii) any unsecured extensions, renewals or replacements of any such unsecured Indebtedness described in the foregoing clause (i), to the extent that (w) the principal amount of such Indebtedness is not increased, (x) neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, (y) such Indebtedness, if subordinated to the Obligations, remains so subordinated to the Obligations on terms no less favorable to the Lenders and (z) the original obligors in respect of such Indebtedness remain the only obligors thereon;

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(n)                                 Indebtedness constituting reimbursement obligations in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary supporting obligations of the type described in Section 8.01(e) and Section 8.01(f) and other similar obligations incurred in the ordinary course of business, in an aggregate amount for all such Indebtedness not to exceed $1,000,000 at any one time outstanding;

(o)                                 Indebtedness of any Foreign Subsidiary which is unsecured or secured only by such Foreign Subsidiary’s accounts receivable and inventory, in an aggregate amount for all such Indebtedness not to exceed $5,000,000 at any one time outstanding; provided, that, such Indebtedness shall only be used for working capital purposes; and

(p)                                 other unsecured Indebtedness in an aggregate amount not to exceed $2,500,000 at any one time outstanding.

8.04                        Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries, provided, that, the Borrower shall be the continuing or surviving corporation, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Foreign Subsidiary or Foreign Subsidiary Holding Company may be merged or consolidated with or into any Loan Party, provided, that, such Loan Party shall be the continuing or surviving corporation, (d) any Foreign Subsidiary or Foreign Subsidiary Holding Company may be merged or consolidated with or into any other Foreign Subsidiary or Foreign Subsidiary Holding Company and (e) any Subsidiary that is not a Loan Party may dissolve, liquidate or wind up its affairs at any time provided that all of the assets and business of such Subsidiary are transferred to the Borrower or another Subsidiary prior to or concurrently with such dissolution, liquidation or winding up and such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect.

8.05                        Dispositions.

Make any Disposition (which, for the avoidance of doubt, shall not include any Permitted Transfer) unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (b) no Default or Event of Default has occurred and is continuing both immediately prior to and after giving effect to such Disposition, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (d) such transaction does not involve a sale or other disposition of receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05 and (e) either (i) such Disposition is a Permitted License or (ii) the aggregate net book value of all of the assets sold or otherwise disposed of in such Disposition together with the aggregate net book value of all assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions (other than Permitted Licenses) occurring during the term of this Agreement does not exceed $1,000,000.

8.06                        Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

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(a)                                 each Subsidiary may make Restricted Payments to the Borrower or any  Guarantor;

(b)                                 the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Equity Interests of such Person;

(c)                                  so long as no Event of Default exists or would result therefrom, the Borrower may redeem Equity Interests of the Borrower held by employees, officers, consultants, or directors of the Borrower or any of its Subsidiaries upon the death or separation from employment thereof, in an amount not to exceed $1,000,000 in the aggregate in any fiscal year of the Borrower for all such employees, officers, consultants or directors;

(d)                                 the Borrower may repurchase Equity Interests of the Borrower (other than, for the avoidance of doubt, Permitted Preferred Stock)  held by current or former employees, officers, consultants, or directors pursuant to stock repurchase agreements or stock purchase plans by the cancellation of Indebtedness owed by such former employees, officers, consultants, or directors to the Borrower; and

(e)                                  the Borrower may convert any of its convertible securities (including warrants) into other securities constituting Qualified Equity Interests pursuant to the terms of such convertible securities.

8.07                        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related, incidental or complimentary thereto or reasonably extensions thereof.

8.08                        Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business, (e) employment arrangements with executive officers approved by the Borrower’s Board of Directors and entered into in the ordinary course of the Borrower’s business, (f) equity financings of the Borrower that are permitted by the terms of this Agreement, (g) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries based on the advice of external tax counsel and that comply with the arms’ length principles of Section 482 of the Internal Revenue Code and the regulations promulgated thereunder, to the extent such transactions are otherwise permitted under this Agreement and (h) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09                        Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of

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its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale or (5) customary provisions regarding confidentiality or restricting assignments, pledges or transfers of any agreement entered into in the ordinary course of business, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10                        Use of Proceeds.

Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11                        Prepayment of Other Indebtedness, Etc.; Payment of Management Fees.

(a)                                 Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than Indebtedness arising under the Loan Documents).

(b)                                 Make (or give any notice with respect thereto) any payment of management fees or similar fees to any holder of its Equity Interests or any Affiliate thereof (it being understood that the Borrower may pay reasonable ordinary and customary directors’ fees to the members of the Borrower’s Board of Directors (it being understood that the payment of $150,000 per year to the Chairman of Borrower’s Board of Directors is permitted hereunder)).

8.12                        Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Certain Amendments.

(a)                                 Amend, modify or change its Organization Documents, the Allergan DRA or any documentation evidencing any Permitted Preferred Stock (including without limitation the documentation delivered pursuant to Section 5.01(l)), in each case, in a manner materially adverse to the Lenders.

(b)                                 Change its fiscal year.

(c)                                  Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of organization or form of organization.

(d)                                 Amend, modify or change (or permit the amendment, modification or change of) any of the terms or provisions of any Qualified Subordinated Debt Documents in violation of the terms and provisions of the applicable Subordination Agreement.

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(e)                                  Amend, modify or change (or permit the amendment, modification or change of) any of the terms or provisions of any Permitted Cure Debt Documents in violation of the terms and provisions of the applicable Subordination Agreement.

8.13                        Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than any Loan Party or any Wholly-Owned Subsidiary of the Borrower) to own any Equity Interests of any Subsidiary of any Loan Party, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests of Foreign Subsidiaries, (b) permit any Loan Party or any Subsidiary to issue or have outstanding any shares of Preferred Equity Interests (other than Qualified Equity Interests and the Permitted Preferred Stock) or (c) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Permitted Liens.

8.14                        Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

8.15                        Sanctions; Anti-Corruption Laws.

(a)                                 Directly or indirectly, use the proceeds of the Term Loan, or lend, contribute or otherwise make available such proceeds of the Term Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions.

(b)                                 Directly or indirectly, use the proceeds of the Term Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

8.16                        Financial Covenants.

(a)                                 Minimum Consolidated Revenues.  Permit Consolidated Revenues, for any fiscal quarter of the Borrower, to be less than (a) $20,000,000, for any fiscal quarter ending during the period from the Closing Date through and including June 30, 2015, (b) $22,000,000, for any fiscal quarter ending during the period from July 1, 2015 through and including December 31, 2015, and (c) $25,000,000, for any fiscal quarter ending thereafter.

(b)                                 Consolidated Debt to Revenues Ratio.  Permit the Consolidated Debt to Revenues Ratio as of the end of any fiscal quarter of the Borrower to be greater than (i) 0.60 to 1.0, for any fiscal quarter ending during the period from the Closing Date to and including December 31, 2015, (ii) 0.55 to 1.0, for any fiscal quarter ending during the period from January 1, 2016 to and including December 31, 2016 and (iii) 0.50 to 1.0, for any fiscal quarter ending thereafter.

(c)                                  Right to Cure. Notwithstanding anything to the contrary contained in Section 8.16(a) or (b), in the event that the Loan Parties would otherwise be in default of the financial covenants set forth in Sections 8.16(a) or (b) for any period, not earlier than the fifteenth (15th)

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Business Day prior to the due date for delivery of the financial statements for such period pursuant to Section 7.01(b) or, with respect to the fourth fiscal quarter of a fiscal year of the Borrower, Section 7.01(c), but on or before the fifteenth (15th) Business Day subsequent to such due date, the Borrower shall have the right to issue Qualified Equity Interests or, solely with respect to a default of the financial covenant set forth in Section 8.16(a), Permitted Cure Debt, in each case, for cash in an aggregate amount not to exceed the amount necessary to cure the relevant failure to comply with all the applicable financial covenants contained in Sections 8.16(a) or (b) (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), such financial covenants shall be recalculated giving effect to the following: (i) Consolidated Revenues for the fiscal quarter ending at the end of such period shall be increased by the Cure Amount, and such increase shall be effective for all periods that include such fiscal quarter and (ii) if, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of the financial covenants set forth in Sections 8.16(a) and (b), the Loan Parties shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default thereof which had occurred shall be deemed cured as of such date for all purposes of this Agreement; provided, that:

(i)                                           to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the Consolidated Debt to Revenues Ratio for the period with respect to which such Compliance Certificate applies or any other Compliance Certificate including such period;

(ii)                                        the Cure Amount shall be disregarded for all calculations under this Agreement other than compliance with Sections 8.16(a) or (b), as applicable;

(iii)                                     (A) the Cure Right may not be exercised with respect to two (2) consecutive fiscal quarters, (B) during the term of this Agreement, the Cure Right shall be exercised no more than two (2) times in total and (C) the Cure Amount for any applicable period shall be no greater than an amount equal to the lesser of (x) the aggregate amount necessary to cure all Events of Default arising in respect of Section 8.16(a) or (b) for such applicable period and (y) $2,000,000;

(iv)                                    as a condition to the Borrower’s exercise of any Cure Right, the Borrower shall in connection therewith issue additional Qualified Equity Interests and/or Permitted Cure Debt (it being understood that Permitted Cure Debt may only be issued in connection with a default of the financial covenant set forth in Section 8.16(a)) such that the Borrower’s receives additional cash proceeds in connection with the exercise of such Cure Right (in excess of the Cure Amount received by the Borrower in connection with such exercise of a Cure Right) equal to fifty percent (50%) of the applicable Cure Amount;

(v)                                       upon the issuance by the Borrower of any Qualified Equity Interests in connection with the exercise of a Cure Right or the incurrence of Permitted Cure Debt, the Borrower shall promptly (and, in any event, within three (3) Business Days) provide the Administrative Agent with a certificate (in form and detail satisfactory to the Administrative Agent) of a Responsible Officer of the Borrower setting forth the amount of proceeds received by the Borrower from such issuance or incurrence and designating the portion thereof that is to be classified as a “Cure Amount” for the applicable period.

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During such fifteen (15) Business Day period subsequent to the delivery of financial statements described above in this Section 8.16(c), to the extent that (i) no Event of Default exists (other than in respect of Section 8.16) at such time and (ii) the Administrative Agent has received written notice from the Borrower that it intends to exercise a Cure Right with respect to the Event(s) of Default under Section 8.16 existing at such time, the Administrative Agent and the Lenders shall not be permitted to (x) accelerate the Obligations or (y) exercise remedies under the Loan Documents (including against the Collateral), in each case, solely as a result of such Event(s) of Default under Section 8.16, until the end of such fifteen (15) Business Day period.

8.17                        Liquidity.

(a)                                 Permit cash and Cash Equivalents of the Loan Parties at any time to be less than $4,000,000.

(b)                                 Permit cash and Cash Equivalents of the Borrower and its Subsidiaries at any time to be less than $5,000,000.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01                        Events of Default.

Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Investment Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.10, 7.11, 7.12, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19 or 7.20 or Article VIII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Investment Document on its part to be performed or observed and such failure continues for thirty days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Investment Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and

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Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

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(j)                                    Invalidity of Investment Documents.  Any Investment Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Investment Document; or any Loan Party denies that it has any or further liability or obligation under any Investment Document, or purports to revoke, terminate or rescind any Investment Document; or

(k)                                 Material Adverse Effect.  There occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect; or

(l)                                     Change of Control.  There occurs any Change of Control; or

(m)                             Invalidity of Subordination Provisions.  Any subordination provision in any document or instrument governing Indebtedness that is purported to be subordinated to the Obligations or any subordination provision in any subordination agreement that relates to any Indebtedness that is to be subordinated to the Obligations, or any subordination provision in any guaranty by any Loan Party of any such Indebtedness, shall cease to be in full force and effect, or any Person (including the holder of any such Indebtedness) shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(n)                                 Qualified Subordinated Debt.  There shall occur an “Event of Default” (or any comparable term) under, and as defined in, any Qualified Subordinated Debt Documents; or

(o)                                 Permitted Cure Debt.  There shall occur an “Event of Default” (or any comparable term) under, and as defined in, any Permitted Cure Debt Documents; or

(p)                                 Injunction.  Any court order enjoins, restrains, or prevents any Loan Party from conducting any material part of its business.

9.02                        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)                                  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

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If the Obligations are accelerated for any reason, the prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b) will also be due and payable as though such Obligations were voluntarily prepaid and any discount on the Term Loan shall be deemed earned in full and, in each case, shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.  Any prepayment premium required by Section 2.03(d) and any exit fee required by Section 2.06(b) payable pursuant to the preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Borrower agrees that it is reasonable under the circumstances currently existing.  The prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b) shall also be payable and any discount on the Term Loan shall be deemed earned in full, in each case, in the event that the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM, EXIT FEE AND ANY DISCOUNT ON THE TERM LOAN IN CONNECTION WITH ANY SUCH ACCELERATION.  The Borrower expressly agrees that (i) the prepayment premium required by Section 2.03(d), the exit fee required by Section 2.06(b) and any discount on the Term Loan provided for herein is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the prepayment premium required by Section 2.03(d), the exit fee required by Section 2.06(b) and any discount on the Term Loan shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the prepayment premium required by Section 2.03(d), the exit fee required by Section 2.06(b) and any discount on the Term Loan, and (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Borrower expressly acknowledges that its agreement to pay the prepayment premium required by Section 2.03(d), the exit fee required by Section 2.06(b) and any discount on the Term Loan to the Lenders as herein described is a material inducement to the Lenders to make the Term Loan hereunder.

9.03                        Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Investment Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on and prepayment premium and exit fees with respect to the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE X

ADMINISTRATIVE AGENT

10.01                 Appointment and Authority.

(a)                                 Each of the Lenders hereby irrevocably appoints Athyrium Opportunities II Acquisition LP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02                 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own

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securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03                 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.01 and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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10.04                 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05                 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06                 Resignation of Administrative Agent.

The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower (so long as no Event of Default has occurred and is continuing; such approval not to be unreasonably withheld), to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Event of Default has occurred and is continuing) by the Borrower or have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower (so long as no Default or Event of Default has occurred and is continuing).  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.  If no successor has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the

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Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.07                 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08                 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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10.09                 Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                 to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b)                                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE XI

MISCELLANEOUS

11.01                 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that:

(a)                                 no such amendment, waiver or consent shall:

(i)                                           extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

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(ii)                                        postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, prepayment premiums, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)                                     reduce the principal of, the rate of interest specified herein on or the prepayment premium specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)                                    change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(v)                                       except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(vi)                                    release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); and

(b)                                 unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that, notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02                 Notices and Other Communications; Facsimile Copies.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all

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notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                           if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                                        if to any other Lender, to the address, facsimile number, electronic mail address or telephone number of its Lending Office (whether specified on Schedule 11.02 or separately specified to the Borrower and the Administrative Agent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Change of Address, Etc.  Each of the Borrower, the Lenders and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

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(d)                                 Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party; provided, that, such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Investment Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Investment Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Investment Document, the authority to enforce rights and remedies hereunder and under the other Investment Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Lenders; provided, however, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.10), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04                 Expenses; Indemnity; and Damage Waiver.

(a)                                 Costs and Expenses.  The Loan Parties shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Investment Documents (subject to Section 5.01(q)) and (B) any amendments, modifications or waivers of the

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provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the administration of this Agreement and the other Investment Documents and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Investment Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonably fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Investment Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Investment Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that, the

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unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.09(b).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Investment Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Investment Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section and the indemnity provisions of Section 11.02(d) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement and the other Investment Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an

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assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Investment Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i)                                           Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)                                        Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                                     Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

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(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(iv)                                    Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent such information, including notice information, as the Administrative Agent shall reasonably require.

(v)                                       No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person.

(vi)                                    Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.02 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

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(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01 (subject to the requirements and limitations therein (it being understood that the documentation required under Section 3.01(c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the fullest extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.10 as though it were a Lender.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07                 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its

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Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) as may be reasonably necessary in connection with the exercise of any remedies hereunder or under any other Investment Document or any action or proceeding relating to this Agreement or any other Investment Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the members of its investment committee (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary, provided, that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.08                 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender

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shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

11.09                 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Investment Document, the interest paid or agreed to be paid under the Investment Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Investment Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Investment Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect as long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

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11.12                 Severability.

If any provision of this Agreement or the other Investment Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Investment Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13                 Replacement of Lenders.

If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a)                                 such Lender shall have received payment of an amount equal to one hundred percent (100%) of (x) the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents (other than prepayment premium and exit fees) from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts) and (y) the prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b), in each case, from the Borrower, as if such assignment was a prepayment of one hundred percent (100%) of the outstanding principal amount of such assignor’s Loans on the effective date of such assignment; and

(b)                                 such assignment does not conflict with applicable Laws; and

(c)                                  in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided, that, the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s outstanding Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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11.14                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (EXCEPT, AS TO ANY OTHER INVESTMENT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT (EXCEPT, AS TO ANY OTHER INVESTMENT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK AND ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF LOCATED IN NEW YORK COUNTY, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER INVESTMENT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

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SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15                 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16                 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17                 USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18                 No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Investment Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, Athyrium, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the

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one hand, and the Administrative Agent, Athyrium and the Lenders on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Investment Documents; (b)(i) the Administrative Agent, Athyrium and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of Affiliates or any other Person and (ii) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Investment Documents; and (c) the Administrative Agent, Athyrium and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, Athyrium nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, Athyrium or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	APOLLO ENDOSURGERY, INC.,
a Delaware corporation

	By:	/s/ Todd Newton
	Name:	Todd Newton
	Title:	Chief Executive Officer

GUARANTORS:	APOLLO ENDOSURGERY INTERNATIONAL, LLC,
a Delaware limited liability company

	By:	/s/ Jeff Komatz
	Name:	Jeff Komatz
	Title:	Treasurer & CFO & Secretary

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES
ASSOCIATES II LP, its General Partner

By: ATHYRIUM OPPORTUNITIES
ASSOCIATES II GP LLC, the General
Partner of Athyrium Opportunities
Associates II LP

	By:	/s/ Andrew C. Hyman
	Name:	Andrew C. Hyman
	Title:	Authorized Signatory

LENDERS:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES
ASSOCIATES II LP, its General Partner

By: ATHYRIUM OPPORTUNITIES
ASSOCIATES II GP LLC, the General
Partner of Athyrium Opportunities
Associates II LP

	By:	/s/ Andrew C. Hyman
	Name:	Andrew C. Hyman
	Title:	Authorized Signatory

EXHIBIT A

FORM OF LOAN NOTICE

Date:            , 20

To:                             Athyrium Opportunities II Acquisition LP, as Administrative Agent

Re:                             Credit Agreement dated as of February 27, 2015 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Apollo Endosurgery, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Athyrium Opportunities II Acquisition LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Borrowing of the Term Loan on                , 20   (which is a Business Day).

The Borrower hereby represents and warrants that each of the conditions set forth in Sections 5.01 and 5.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.

APOLLO ENDOSURGERY, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT B-1

FORM OF TERM NOTE

, 20

THIS TERM NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS TERM NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE ADDRESS: 1120 S. CAPITAL OF TEXAS HWY, BLDG. 1, SUITE 300, AUSTIN, TX 78746, ATTENTION: BRIAN SZYMCZAK, FAX NUMBER: 512.279.5105.

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to                       or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of February 27, 2015 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and Athyrium Opportunities II Acquisition LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the Closing Date until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest (except as and to the extent set forth to the contrary in Section 2.05(c) of the Credit Agreement with respect to payments of Paid-In-Kind Interest) shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  With respect to payment of Paid-In-Kind Interest as contemplated by Section 2.05(c) of the Credit Agreement, such payments of Paid-In-Kind Interest shall be made as described in such section.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of the Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term Note.

This Term Note may only be transferred in accordance with the limitations and restrictions set forth in the Credit Agreement.  THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

APOLLO ENDOSURGERY, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT B-2

FORM OF WARRANT

[See attached]

EXHIBIT C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) dated as of           , 20   is by and between           , a            (the “New Subsidiary”), and Athyrium Opportunities II Acquisition LP, in its capacity as Administrative Agent under that certain Credit Agreement dated as of February 27, 2015 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Apollo Endosurgery, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Athyrium Opportunities II Acquisition LP, as Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder.  Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the holders of the Obligations:

1.                                      The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.                                      The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).

3.                                      The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting the generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Pledge Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Equity Interests identified on Schedule 6 hereto and all other Pledged Collateral (as defined in the Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).

4.                                      The New Subsidiary hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 The New Subsidiary’s exact legal name and state of organization are as set forth on the signature pages hereto.

(b)                                 The New Subsidiary’s taxpayer identification number and organization number are set forth on Schedule 1 hereto.

(c)                                  Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state of organization, been party to a merger, consolidation or other change in structure or used any tradename in the five years preceding the date hereof.

(d)                                 Schedule 3 hereto sets forth a complete and accurate list of the following as of the date hereof: (i) all Copyrights and all Trademarks of the New Subsidiary that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Copyrights and Trademarks, (ii) all Patents of the New Subsidiary that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Patents, (iii) all Domain Names owned by the New Subsidiary or which the New Subsidiary is licensed, authorized or otherwise granted rights under or to, or owned by a Person on behalf of the New Subsidiary, in each case, that are material or reasonably necessary to the New Subsidiary, its properties or the conduct or operation of its businesses (including the generation of future revenues), together with relevant identifying information with respect to such Domain Names, (iv) each Copyright License, each Patent License and each Trademark License of the New Subsidiary that is material or reasonably necessary to the New Subsidiary, its respective properties or the conduct or operation of its businesses (including the generation of future revenues), and (v) each other right or interest in the IP Rights (other than Trade Secrets) of the New Subsidiary that is material or reasonably necessary to the New Subsidiary, its properties or the conduct or operation of its businesses (including the generation of future revenues) the loss or breach of which could reasonably be expected to have a Material Adverse Effect.  As of the date hereof, none of the IP Collateral of the New Subsidiary set forth in Schedule 3 hereto is subject to any license grant by the New Subsidiary or similar arrangement, except license grants between the Loan Parties or as set forth on Schedule 3 hereto.

(e)                                  Schedule 4 hereto includes all Commercial Tort Claims (as defined in the Security Agreement) before any Governmental Authority by or in favor of the New Subsidiary.

(f)                                   Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof, together with a designation as to whether such property is owned or leased.

(g)                                  Schedule 6 hereto is a complete and accurate list as of the date hereof of each Subsidiary of the New Subsidiary, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) the certificate number(s) of the certificates evidencing such Equity Interests and number and percentage of outstanding shares of each class owned (directly or indirectly) by the New Subsidiary of such Equity Interests and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

(h)                                 Schedule 7 hereto is a complete and accurate list as of the date hereof of (i) employment agreements covering the management of the New Subsidiary, (ii) collective bargaining agreements or other labor agreements covering any employees of the New Subsidiary, (iii) agreements for managerial, consulting or similar services to which the New Subsidiary is a party or by which it is bound, (iv) agreements regarding the New Subsidiary, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (v) real estate leases, licenses of IP Rights or other lease or license agreements to which the New Subsidiary is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf’ products), (vi) customer or supply agreements to which the New Subsidiary is a party, in each case with respect to the preceding clauses (i), (iii), (iv), (v) and (vi) requiring payment of more than $100,000 in any year or (vii) any other agreements or instruments to which the New Subsidiary is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 7 sets forth, with respect to each real estate lease agreement to which the New Subsidiary is a party as of the date hereof, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental).

5.                                      The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

6.                                      The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

7.                                      This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.                                      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the holders of the Obligations, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,

a Delaware limited partnership,

as Administrative Agent

By: ATHYRIUM OPPORTUNITIES

ASSOCIATES II LP, its General Partner

By: ATHYRIUM OPPORTUNITIES
ASSOCIATES II GP LLC, the General
Partner of Athyrium Opportunities
Associates II LP

By:
Name:
Title:

Schedule 1

Taxpayer Identification Number; Organization Number

Schedule 2

Changes in Legal Name or State of Organization;

Mergers, Consolidations and other Changes in Structure; Tradenames

Schedule 3

IP Collateral

Schedule 4

Commercial Tort Claims

Schedule 5

Real Property

Schedule 6

Subsidiaries

Schedule 7

Material Contracts

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount[s] and equal to the percentage interest[s] identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee:	[and is an
Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Apollo Endosurgery, Inc., a Delaware corporation

4.	Administrative Agent:	Athyrium Opportunities II Acquisition LP

5.	Credit Agreement:

Credit Agreement dated as of February 27, 2015 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Apollo Endosurgery, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and the Administrative Agent.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[1]	Percentage Assigned of Commitment/Loans[2]

7.	Trade Date:

8.	Effective Date:

[Signature Pages Follow]

1  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]3 Accepted:

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,

a Delaware limited partnership,

as Administrative Agent

By: ATHYRIUM OPPORTUNITIES
ASSOCIATES II LP, its General Partner

By: ATHYRIUM OPPORTUNITIES
ASSOCIATES II GP LLC, the General
Partner of Athyrium Opportunities
Associates II LP

By:
Name:
Title:

[Consented to:]4

APOLLO ENDOSURGERY, INC.,

a Delaware corporation

By:
Name:
Title:

3  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Assignor shall not receive any accrued, but not yet capitalized Paid-In-Kind Interest existing as of the Effective Date and such interest shall be capitalized on the next Interest Payment Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:           , 20

To:                             Athyrium Opportunities II Acquisition LP, as Administrative Agent

Re:                             Credit Agreement dated as of February 27, 2015 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Apollo Endosurgery, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Athyrium Opportunities II Acquisition LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the                 of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.                                  Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such Section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.                                  Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

[Use following paragraph 1 for financial statements delivered for the last calendar month of any fiscal year:]

[1.                                  Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(c) of the Credit Agreement for the calendar month of the Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.                                      The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.                                      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its obligations under the Investment Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Investment Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The financial covenant analyses and calculation of Consolidated Revenues, Consolidated Debt to Revenues Ratio and Liquidity set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[5.                                  Attached hereto as Schedule 3 is a supplement setting forth information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Extraordinary Receipts and Acquisitions that occurred during the period covered by the financial statements attached hereto as Schedule 1.]5

[6.                                  Attached hereto as Schedule 4 is (i) a list of (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since [the Closing Date] [the date of the prior Compliance Certificate], (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since [the Closing Date] [the date of the prior Compliance Certificate], (C) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party since [the Closing Date] [the date of the prior Compliance Certificate] and (D) such supplements to Schedule 6.17 as are necessary to cause such schedule to be true and complete as of the date of such certificate and (ii) the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by the financial statements attached hereto as Schedule 1.]6

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of           , 20  .

APOLLO ENDOSURGERY, INC.,
a Delaware corporation

By:
Name:
Title:

5  To be included for Compliance Certificate delivered in connection with financial statements pursuant to Section 7.01(a) or (b).

6  To be included for Compliance Certificate delivered in connection with financial statements pursuant to Section 7.01(a) or (b).

Schedule 1

Schedule 2

1.	Minimum Consolidated Revenues.

A.	Consolidated Revenues for the preceding fiscal quarter:

	i.	net product sales for the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP[7]:	$

ii.

prior to the occurrence of the Allergan Transfer Date, “Net Sales” (as defined in the Allergan DRA) for such period for the Lap-Band Product and the Orbera Product for any territories where Allergan at such time has the obligation (pursuant to the Allergan DRA) to sell or distribute (whether directly or through a third party) the Lap-Band Product or the Orbera Product, as applicable, as reported to the Borrower by Allergan and its Affiliates pursuant to Section 6.4 of the Allergan DRA:

$

	iii.	[(A)(i) + (A)(ii)]:	$

B.	Cure Amount:		$

C.	[(A)(iii) + (B)]		$

Amount required by Section 8.16(a) of the Credit Agreement for such fiscal quarter:			$

Compliance:			[Yes] [No]

7  Upon request, the Borrower to attach backup detail regarding calculation of net product sales.

2.	Consolidated Debt to Revenues Ratio.

A.	Consolidated Funded Indebtedness

i.

all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of the Borrower and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments

$

	ii.	all purchase money Indebtedness	$

iii.

the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by the Borrower and its Subsidiaries thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business)

$

	iv.	all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments	$

v.

all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created), including, without limitation, any Earn Out Obligations

$

	vi.	the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases	$

vii.

all obligations of the Borrower and its Subsidiaries to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the Borrower or its Subsidiaries or any other Person (excluding the Permitted Preferred Stock for so long as such Equity Interests constitute “Permitted Preferred Stock” in accordance with the definition thereof), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends

$

viii.

all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by the Borrower and its Subsidiaries, whether or not the obligations secured thereby have been assumed

$

ix.	all Guarantees with respect to Funded Indebtedness of the types specified in (i) through (viii) above of another Person	$

x.

all Funded Indebtedness of the types referred to in (i) through (ix) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any of its Subsidiaries is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to the Borrower or any of its Subsidiaries

$

xi.	Sum of (i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x)	$

B.	Consolidated Revenues for the preceding period of four fiscal quarters [1.(A)(iii) above]	$

C.	Cure Amount	$

D.	Consolidated Debt to Revenues Ratio [(A)(xi) / ((B) + (C))]	: 1.0

Ratio required by Section 8.16(b) of the Credit Agreement for such fiscal quarter:		$

Compliance:		[Yes] [No]

3.	Liquidity.

Cash and Cash Equivalents of the Loan Parties as of the end of the preceding fiscal quarter:		$

Amount required by Section 8.17(a) of the Credit Agreement for such fiscal quarter:		$

Compliance:		[Yes] [No]

Cash and Cash Equivalents of the Borrower and its Subsidiaries as of the end of the preceding fiscal quarter:		$

Amount required by Section 8.17(b) of the Credit Agreement for such fiscal quarter:		$

Compliance:		[Yes] [No]

EXECUTION VERSION

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

APOLLO ENDOSURGERY, INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: February 27, 2015	Certificate No. W-1

THIS IS TO CERTIFY that ATHYRIUM OPPORTUNITIES II ACQUISITION LP, a Delaware limited partnership, and its transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from APOLLO ENDOSURGERY, INC., a Delaware corporation (the “Company”), at the price of $1.2223 per share (the “Exercise Price”), at any time after the date hereof (the “Commencement Date”) and expiring on February 27, 2022 (the “Expiration Date”), 2,850,000 shares of the fully paid and non-assessable Common Stock of the Company (as such number may be adjusted as provided herein).  The Aggregate Number (as defined below) as in effect on the Commencement Date represents the number of shares that as of the date hereof would constitute 2.04% of all issued and outstanding shares of Capital Stock of the Company on a Fully Diluted basis (as defined below). This Common Stock Purchase Warrant (this “Warrant”) is issued under and pursuant to that certain Credit Agreement by and among the Company, Athyrium Opportunities II Acquisition LP, as administrative agent, the guarantors party thereto, and the other lenders from time to time party thereto dated as of February 27, 2015 (as amended, modified, restated, refinanced, replaced or supplemented from time to time, the “Credit Agreement”).

Capitalized terms used herein shall have the meanings ascribed to such terms in Section 11 hereof unless otherwise defined herein.

SECTION 1.        The Warrant; Transfer and Exchange.

(a)           The Warrant.  This Warrant, and the rights and privileges of the Holder hereunder, may be exercised by the Holder in whole or in part as provided herein; shall survive any termination of the Credit Agreement or exercise of this Warrant (as set forth in Section 12 of this Warrant); and, as more fully set forth in Sections 1(b) and 8 hereof, may be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Credit Agreement.

(b)           Transfer and Exchanges.  The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and subject to Section 8 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when the Holder delivers notice of transfer in accordance with the terms hereof, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof, if any.  Upon any such transfer, if requested by the Holder, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled.  This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2.        Exercise.

(a)           Right to Exercise.  At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Exercise”), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise.  The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price.  If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.  For the avoidance of doubt, the Holder shall not be required to become a party to the Stockholders Agreement upon exercise of this Warrant; provided that, contemporaneously upon the exercise of this Warrant, the Holder agrees to execute and deliver the letter agreement in the form attached hereto as Exhibit B.

(b)           Payment of the Aggregate Exercise Price.  Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof.  In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c), the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c)           Cashless Exercise.  The Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a “Cashless Exercise”, in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable.  In such event, the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

X = Y(A-B)/A

where:

X =                             the number of shares of Common Stock to be issued to the Holder;

Y =                             the number of shares of Common Stock with respect to which this Warrant is being exercised (inclusive of the shares of Common Stock surrendered to the Company in payment of the Aggregate Exercise Price);

A =                             the Fair Market Value Per Share; and

B =                             the Exercise Price.

(d)           Issuance of Common Stock.  Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such

2

shares of Common Stock may not then be actually delivered.  Within ten calendar days after such surrender of this Warrant, delivery of the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Company shall issue and cause to be delivered to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 2(c) for a cashless exercise.

(e)           Fractional Shares.  If any fractional interest in a share of Common Stock would, but for the provisions of Section 5(a)(v) of the Certificate of Incorporation be deliverable upon an exercise of this Warrant, the Company, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the Holder of such fractional interest equal to the fair market value of such fractional interest as of the date of conversion (as determined in accordance with the Certificate of Incorporation).

(f)            Partial Exercise.  In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof which has not expired.

SECTION 3.        Payment of Taxes.  The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities issued or delivered upon exercise of this Warrant in a name other than that of the Holder in respect of which such shares or securities are issued.

SECTION 4.        Replacement Warrant.  In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of an indemnification agreement by the Holder reasonably satisfactory to the Company.

SECTION 5.        Option to Put.

(a)           Put Rights.  Notwithstanding any other provision of this Warrant, in connection with a Put Event (as defined herein), the Holder may elect to sell to the Company this Warrant or such portion thereof, and the Company shall be required to purchase this Warrant or any portion thereof, in accordance with the terms hereof (the “Put Option”).  If the Holder elects to exercise the Put Option in connection with (i) a Change of Control, then the redemption of this Warrant or such portion thereof shall occur contemporaneously with such Change of Control or (ii) an Event of Non-Compliance, then the Holder may elect to cause the Company to redeem this Warrant or such portion thereof upon the occurrence of, or at any time (or from time to time) following, such Event of Non-Compliance; provided that the Put Option referenced in this Section 5(a)(ii) shall expire, solely with respect to such Event of Non-Compliance, thirty (30) days following the receipt of notice regarding such Event of Non-Compliance by the Holder in accordance with Section 5(g)(ii) below.

(b)           Put Notice.  To exercise the Put Option, the Holder shall give notice of exercise of the Put Option to the Company (the “Put Notice”) in the manner described in Section 17.  The Put Notice shall be delivered not less than (i) five (5) days prior to the proposed closing date of the Put Event (if such Put Event is a Change of Control) as set forth in the notice delivered to the Holder pursuant to Section 5(g) or (ii) one (1) day prior the redemption date, if such Put Event is an Event of Non-Compliance.  All redemption notices shall set forth the portion of this Warrant to be redeemed.

(c)           Redemption Price.  The purchase price (the “Redemption Price”) of the Warrant or any portion thereof to be purchased or redeemed by the Company hereunder shall be calculated for the purposes of a purchase or redemption under this Section 5 contemporaneously with the closing of the applicable Put Event (if such Put Event is a Change of Control) or upon the redemption date (if such Put

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Event is an Event of Non-Compliance) and shall be equal to the product of (A) the difference of (1) the Fair Market Value Per Share minus (2) the Exercise Price per share then in effect multiplied by (B) the number of Warrant Shares to be redeemed; provided that, any payment received by Holder pursuant to any Put Event shall be subject to and conditioned up such Holder’s pro rata contribution to any applicable escrow, holdback, earnout, expense fund or otherwise, as applicable, in each case as long as such amounts shall be withheld on at least a pro rata basis among all stockholders participating in the Put Event.

(d)           Closing.  Promptly following the closing of the redemption, the Holder shall surrender this Warrant to the Company at its Principal Office or such other place as may be reasonably agreed upon by the Holder and the Company on tender by the Company of the Redemption Price in cash or other immediately available funds contemporaneously with the closing of the applicable Put Event (if such Put Event is a Change of Control) or the redemption date (if such Put Event is an Event of Non-Compliance).

(e)           Partial Redemption; Rights Upon Full or Partial Exercise.  If this Warrant is redeemed only in part, the Company shall issue a new warrant or warrants for the remaining portion of the warrant, which warrant shall be registered in the name of and delivered to the appropriate holder.  Upon exercise of this Warrant in full, the rights under this Section 5 shall terminate.  Upon exercise of this Warrant in part, the rights under this Section 5 shall terminate with respect to the Warrant Shares obtained upon such exercise.

(f)            Treatment of Warrant upon Change of Control.

(i)            In connection with a Change of Control transaction the Company shall request that (A) the acquirer of the Company, (B) the successor or surviving entity or (C) the parent entity of the acquirer of the Company, in each case in connection with a Change of Control (each, the “Acquirer”) assume this Warrant in connection therewith.  If the Acquirer assumes this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Change of Control and subsequent closing.

(ii)           If the Acquirer will not assume this Warrant in connection with the Change of Control, the Company shall give the Holder an additional written notice of such fact at least ten (10) days prior to the closing of the Change of Control.  In such event, notwithstanding any other provision of this Warrant to the contrary, the Holder may (at its option) exercise this Warrant in the manner specified in this Warrant with such exercise effective immediately prior to closing of the Change of Control or exercise its Put Option in accordance with this Section 5.

(iii)          The Company agrees that if the Holder has given a Put Notice in connection with a Change of Control, the Company shall not consummate the Change of Control unless the Redemption Price is paid in cash contemporaneously with or out of the proceeds immediately upon the closing of such transaction and provisions are made for the future payments of the Redemption Price in connection with any applicable escrow, holdback, earnout, expense fund or otherwise, as applicable.

(iv)          For the avoidance of doubt, nothing contained in this Section 5(f) (including an Acquirer’s agreement to assume this Warrant) shall limit the Holder’s option to exercise its Put Option in connection with a Change of Control in accordance with the provisions of Section 5(a)(i) hereof.

(g)           Notice of Put Event.  The Company shall give the Holder written notice (i) at least thirty (30) days prior to the closing of any proposed Change of Control and (ii) immediately upon the chief executive officer, treasurer or president of the Company becoming aware of an Event of Non-Compliance.

(h)           Termination.  The Put Option described in this Section 5 shall terminate immediately, provided that the Holder has received all requisite notice in accordance with the terms of this Warrant, (i)

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upon the closing of an Initial Public Offering of the Company and (ii) following the closing of the Change of Control if the Holder elects not to exercise its Put Option in connection with such Change of Control.

SECTION 6.        Adjustments to Warrant.

Under certain conditions, this Warrant is subject to adjustment as set forth in this Section 6.

(a)           Adjustments.  The Aggregate Number after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

(i)            Stock Dividends, Subdivisions and Combinations.  In case at any time or from time to time the Company shall:

(A)          issue to the holders of its shares of Common Stock a dividend paid in, or other distribution of, shares of Common Stock (a “Stock Dividend”);

(B)          subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including without limitation by means of a stock split (a “Stock Subdivision”); or

(C)          combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”);

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination, and the Exercise Price in effect immediately prior thereto shall be proportionately adjusted.  In the event the Company shall declare or pay, without consideration, any dividend on the shares of Common Stock paid in any right to acquire shares of Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire shares of Common Stock.

(ii)           Other Distributions.  In case at any time or from time to time the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive any dividend or other distribution not provided for in Section 6(a)(i) above (collectively, a “Distribution”) of:

(A)          cash;

(B)          any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock of the Company (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash); or

(C)          any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock of the Company (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever;

then the Holder shall be entitled to elect by written notice to the Company to receive upon the exercise of this Warrant at any time on or after the taking of such record in accordance with the terms hereof, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have

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been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had exercised this Warrant immediately prior to such Distribution and (y) had received the Distribution in respect of the shares of Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such shares of Common Stock.

A reclassification of the shares of Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its shares of Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a)(i) hereof.

(iii)          Issuance of shares of Common Stock.  If at any time or from time to time the Company shall (except as hereinafter provided in this Section 6(a)(iii)) issue or sell any additional shares of Common Stock for a consideration per share less than the Trigger Price Per Share (other than pursuant to the Permitted Stock Option Plan or Exempt Issuances, which shall not result in adjustments pursuant to this Section 6(a)(iii)) then, effective on the date specified below, the Aggregate Number shall be adjusted by multiplying (A) the Aggregate Number immediately prior thereto by (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock, (y) the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or Convertible Securities outstanding immediately prior to the issuance of such shares of Common Stock (whether or not then exercisable), and (z) the number of such additional shares of Common Stock so issued and the denominator of which shall be the sum of (p) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, (q) the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or Convertible Securities outstanding immediately prior to the issuance of such additional shares of Common Stock (whether or not then exercisable), and (r) the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Trigger Price Per Share.  The date as of which the Trigger Price Per Share shall be computed on the date of actual issuance of such additional shares of Common Stock.

The provisions of this Section 6(a)(iii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under Section 6(a)(i) hereof.  No adjustment of the Aggregate Number shall be made under this Section 6(a)(iii) upon the issuance of any additional shares of Common Stock which are issued pursuant to (1) any Exempt Issuances, (2) the exercise of other subscription or purchase rights or (3) the exercise of any conversion or exchange rights in any Convertible Securities, provided that for purposes of clauses (2) or (3) an adjustment shall previously have been made upon the issuance of such other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 6(a)(iv) hereof.

(iv)          Convertible Securities.  If at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the stockholders of the Company immediately prior to the merger continue to own more than 50% of the Outstanding Common Stock immediately after the merger and for a period of 180 days thereafter, or otherwise) issue or sell Convertible Securities (or any warrants, options or other rights to subscribe for Convertible Securities or Common Stock (other than pursuant to the Permitted Stock Option Plan or Exempt Issuances, which shall not result in adjustments pursuant to this Section 6(a)(iv))), whether or not the rights to subscribe, exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be

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less than the Trigger Price Per Share, then the Aggregate Number shall be adjusted as provided in Section 6(a)(iii) hereof on the basis that (A) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Trigger Price Per Share as herein provided and (B) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities or Common Stock).  For purposes of this Section 6(a)(iv), the effective date of such adjustment and the date as of which the Trigger Price Per Share shall be the date of actual issuance of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities or Common Stock).

(v)           Subsequent Adjustments.  If at any time after an adjustment of the Aggregate Number has been made pursuant to Section 6(a)(iv) hereof on the basis of the issuance of Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities), or after any new adjustments of the Aggregate Number shall have been made pursuant to this Section 6(a)(v);

(A)          such warrants, options or rights or the right of conversion or exchange in such Convertible Securities shall expire, and all or any portion of such warrants, options or rights, or the right of conversion or exchange in respect of all or any portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration; and/or

(B)          in the case of adjustments made pursuant to Section 6(a)(iv), the consideration per share for which shares of Common Stock are issuable pursuant to such warrants, options or rights per the terms of such Convertible Securities shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event;

such previous adjustment shall be rescinded and annulled and the adjustments to the Aggregate Number which occurred by virtue of Sections 6(a)(iv) or 6(a)(v) shall no longer apply.  Simultaneously therewith, a recomputation shall be made of the effect of such Convertible Securities on the determination of the Aggregate Number, which shall be made on the basis of:

(1)           treating the number of additional shares of Common Stock, if any, actually issued pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to Section 6(a)(iv), for the consideration actually received and receivable therefor, and

(2)           in the case of a recomputation of a calculation originally made pursuant to Section 6(a)(iv), treating any such warrants, options or rights or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such irrevocable increase of the consideration per share for which shares of Common Stock are issuable under such warrants, options or rights or Convertible Securities;

and, if and to the extent called for by the foregoing provisions of this Section 5(a)(v) on the basis aforesaid, a new adjustment of the Aggregate Number shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

(vi)          Exempt Issuances.  The provisions of Sections 6(a)(iii) and 6(a)(iv) shall not apply to any issuance of additional shares of Common Stock or Convertible Securities (A) for which an adjustment is otherwise provided under Section 6(a)(i) hereof, (B) pursuant to the exercise of this Warrant (or any Warrant issued as a replacement for this Warrant or upon the transfer or partial exercise hereof) in

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whole or in part, (C) pursuant to the exercise of any subscription or purchase rights, or the exercise of any conversion or exchange rights in any Convertible Securities, so long as an adjustment shall previously have been made upon the issuance of such rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 5(a)(iv) hereof (D) pursuant to the issuance of Common Stock (or options related thereto) upon the exercise of options granted or to be granted under the Permitted Stock Option Plan (subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to the shares of Common Stock), (E) the issuance of shares of Common Stock pursuant to a Qualifying IPO, (F) the issuance of shares of Common Stock as consideration in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the board of directors, (G) the issuance of shares of Common Stock or Convertible Securities, following the Commencement Date, issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution (which, for the avoidance of doubt, includes the lenders under the Credit Agreement) approved by the Company’s board of directors; (H) the issuance of shares of Common Stock or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Company’s board of directors, (I) the issuance of shares of Common Stock or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Company’s board of directors, (J) the issuance of shares of Common Stock, warrants or Convertible Securities pursuant to a bona fide public offering registered under the Securities Act or (K) following an Initial Public Offering of the Company, the issuance of shares of Common Stock, warrants or Convertible Securities pursuant to a private placement at such time as the Company’s securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act (the issuances in subsections (A)-(K) collectively, the “Exempt Issuances”).

(vii)         Miscellaneous.  The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 6(a):

(A)          The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 6(a).

(B)          To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price or (3) are sold to underwriters or dealers for public offering, the net consideration (after giving effect to underwriting discounts or sales commissions) received by the Company shall be deemed to be the consideration received by the Company therefor, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends.  To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration (plus, if applicable, the amount of such cash) at the time of such issuance, determined in the manner set forth in Section 6(d)(ii).

The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be equal to (x) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus (y) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (z) the consideration, if any,

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payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(C)          The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 6(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one share to or from the Aggregate Number immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(a) and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(D)          If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(E)           Notwithstanding any other provision of this Section 6(a) or any other provision of this Warrant, at all times adjustments shall be made to the Aggregate Number such that the Holder will not be diluted in any manner (economically or otherwise) due to the adoption, creation, existence or amendment of any option plans (other than the Permitted Stock Option Plan (the adoption, creation or existence of which shall not result in an adjustment hereunder)), equity-based bonus plans, stock plans, stock appreciation rights plan or similar contractual obligations by or of the Company or any of the Company’s Subsidiaries (or issuance and/or exercise of any securities thereunder) whether or not such securities are issued at or below Fair Market Value Per Share.

(b)           Changes in Common Stock.  If at any time, other than in connection with a Change of Control, the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities of the Company or Capital Stock of the Company or other securities of another corporation or interests in a non-corporate entity or other property (including cash or cash equivalents) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then as a condition of the consummation of the Transaction, the Company shall provide that lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to receive a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property; provided that, if (i) the Company is unable to secure such new warrant and (ii) the Holder is unable to receive the aggregate consideration to which it is entitled in the form of cash or cash equivalents for this Warrant (without being required to exercise this Warrant) in connection with such Transaction, then, the Holder may elect, by giving the Company written notice thereof, to either (a)

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exercise this Warrant in connection with the consummation of the Transaction for, in lieu of the Warrant Shares issuable upon such exercise, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6) or (b) sell this Warrant to the Company (without being required to exercise this Warrant) in connection with the consummation of the Transaction at a price equal to the product of (A) the difference of (1) the Fair Market Value Per Share minus (2) the Exercise Price per share then in effect multiplied by (B) the Aggregate Number then in effect; provided that, any consideration received by Holder pursuant to any Transaction shall be subject to and conditioned up such Holder’s pro rata contribution to any applicable escrow, holdback, earnout, expense fund or otherwise, as applicable, in each case as long as such amounts shall be withheld on at least a pro rata basis among all stockholders participating in the Transaction. The Company will not affect any Transaction unless prior to consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein assumes, by written instrument delivered to the Holder, the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions. The foregoing provisions of this Section 6(b) shall similarly apply to successive Transactions.

(c)           Other Action Affecting Common Stock.  In case at any time or from time to time the Company shall take any action of the type contemplated in Section 6(a) or (b) hereof but not expressly provided for by such provisions (excluding any Exempt Issuance), then, unless in the opinion of the Company’s board of directors such action will not have an adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the board of directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the board of directors of the Company may in good faith determine to be equitable in the circumstances.

(d)           Notices.

(i)            Notice of Proposed Actions.  In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, rights to acquire Convertible Securities or Capital Stock of the Company or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company, any Transaction or any Change of Control, (G) to effect any Initial Public Offering, or (H) to effect any other action which would require an adjustment under this Section 6, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the proposed date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the proposed date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the proposed date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 30 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 30 days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

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(ii)           Adjustment Notice.  Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare and deliver to the Holder a certificate signed by the chief executive officer or chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The certificate shall set forth, if applicable, a description of the basis on which the board of directors in good faith determined, as applicable, the Fair Market Value Per Share, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 6(b) or (c) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled.  Any determination of fair market value of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property shall be determined in good faith by the board of directors and be based upon an arm’s length sale, with such sale being between a willing buyer and a willing seller.

SECTION 7.        No Dilution or Impairment.  The Company will not, by amendment of its Certificate of Incorporation, bylaws, the Stockholders Agreement, the Investors Rights Agreement or the terms of any class or series of its Capital Stock, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against impairment pursuant to this Warrant.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), neither the Company nor any of its Subsidiaries (as applicable) (a) will increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will fail to take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) will waive, or permit the waiver of, any right of the Holder as a holder of this Warrant under the Certificate of Incorporation, bylaws or the Stockholders Agreement (or the terms of any class or series of its Capital Stock) without the prior written consent of the Holder.  The Holder acknowledges and agrees that nothing in this Section 7 shall prohibit the Company from engaging in any Deemed Liquidation Event or taking any actions related thereto.

SECTION 8.        Transfers of the Warrant Securities. Subject to the restrictions set forth in this Section 8, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part (including, without limitation, to (i) an Affiliate of the Holder or (ii) an assignee of Holder’s rights and obligations under the Credit Agreement).  This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act and, except as provided in the Investors Rights Agreement, nothing herein contained shall be deemed to require the Company to so register this Warrant or the Warrant Shares.  This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and in the Credit Agreement and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and does hereby make the representations and warranties set forth in Section 13 hereof to the Company as of the date such transferee becomes a Holder of this Warrant.

SECTION 9.        Covenants. The Company hereby covenants to the Holder that so long as Holder holds this Warrant or any Warrant Shares:

(a)           Financial Statements.

(i)            Annual Financial Statements.  The Company shall deliver to the Holder, in form and detail satisfactory to the Holder as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company

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and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to the Holder, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.  The rights under this Section 9(a)(i) will terminate upon the effectiveness of a registration statement filed by the Company with the SEC under the Securities Act with respect to its Qualifying IPO or at such other time as the Company becomes subject to the reporting obligations of the Exchange Act.

(ii)           Quarterly Financial Statements.  The Company shall deliver to the Holder, in form and detail satisfactory to the Holder as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.  The rights under this Section 9(a)(ii) will terminate upon the effectiveness of a registration statement filed by the Company with the SEC under the Securities Act with respect to its Qualifying IPO or at such other time as the Company becomes subject to the reporting obligations of the Exchange Act.

(iii)          Monthly Financial Statements.  The Company shall deliver to the Holder, in form and detail satisfactory to the Holder as soon as available, and in any event within thirty (30) days after the end of each calendar month of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such calendar month, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such calendar month and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding calendar month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.  The rights under this Section 9(a)(iii) will terminate upon the effectiveness of a registration statement filed by the Company with the SEC under the Securities Act with respect to its Qualifying IPO or at such other time as the Company becomes subject to the reporting obligations of the Exchange Act.

(iv)          Not Duplicative.  The rights granted to the Holder referenced in this Section 9(a) are consistent with (and not in duplication of) the rights granted to the Holder in Section 7.01 of the Credit Agreement.

(b)           Fiduciary Duties.  The Company’s board of directors shall at all times have fiduciary duties to the stockholders of the Company consistent with a Delaware corporation.

(c)           No Effect Upon Lending Relationship.  Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder.  Without limiting the generality of the foregoing, the Holder, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a

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direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

(d)           Registration Under Securities Act of 1933, as amended. The Company agrees that the Warrant Shares shall have certain “piggyback” registration rights and Holder shall have a right of first offer on subsequent issuances of new securities in each case pursuant to and subject to the provisions set forth in the Investor Rights Agreement.

(e)           Costs and Expenses.  The Company agrees to pay upon demand (including, without limitation, reasonable attorneys’ fees and expenses) all reasonable out-of-pocket costs and expenses of the Holder in connection with the preparation, negotiation, execution and delivery of any amendment, modification or waiver of this Warrant, the Investor Rights Agreement or consent with respect hereto or thereto.

(f)            Regulatory Requirements and Restrictions.  In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares of Capital Stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall, and shall use its commercially reasonable efforts to have its stockholders take such action as the Holder and the Company shall jointly agree in good faith to be necessary to permit the Holder to comply with such Regulatory Requirement.

(g)           Validly Issued Shares.  The Company covenants that all shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 6 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than security interests, encumbrances and claims to which the Holder is subject prior to or upon the issuance of this Warrant, restrictions under applicable federal and/or state securities laws and other transfer restrictions described herein).

(h)           Reservation of Shares.  The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of this Warrant.

SECTION 10.      Events of Non-Compliance and Remedies.

(a)           Events of Non-Compliance.  If either party fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within 10 days upon (A) the receipt of a written notice from the non-breaching party specifying what failure has occurred, or requesting that a specified failure be remedied or (B) the chief executive officer, treasurer or president of the breaching party becoming aware of such failure (an “Event of Non-Compliance”), the non-breaching party shall be entitled to the remedies set forth in subsection (b) hereof.

(b)           Remedies.  On the occurrence of an Event of Non-Compliance, in addition to any remedies the non-breaching party may have under applicable law, the non-breaching party may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the parties hereby acknowledging that an action for money damages may not be adequate to protect the interests of the non-breaching party hereunder.

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SECTION 11.      Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.  Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

“Acquirer” has the meaning set forth in Section 5(f)(i).

“Affiliate” has the meaning set forth in the Credit Agreement.

“Aggregate Exercise Price” has the meaning set forth in Section 2(a).

“Aggregate Number” means, as of any date of determination, the number of shares of Common Stock which may be purchased pursuant to this Warrant (determined by giving effect to any adjustment hereunder or prior exercise hereof).  For the avoidance of doubt, the Aggregate Number as of the Commencement Date is 2,850,000 shares of Common Stock.

“Business Day” has the meaning set forth in the Credit Agreement.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, dated as of February 27, 2015 as the same may further be amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with its terms.

“Change of Control” means the occurrence of any of the following events: (a) a “Change of Control” (as defined in the Credit Agreement) or (b) a Deemed Liquidation Event.

“Closing Price Per Share” equals $1.2223, subject to proportional adjustments upon the occurrence of an event specified in Section 6(a)(i).

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Stock” includes (a) the Common Stock of the Company, par value $0.0001 per share, as described in the Certificate of Incorporation (as in effect on the date hereof), (b) any other class of Capital Stock of the Company hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (c) any other Capital Stock of the Company into which such Common Stock is reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to, any preferred stock, options and warrants) which are directly or indirectly

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convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock or any stock or securities convertible into or exchangeable for Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Credit Agreement” has the meaning set forth in the Preamble.

“Deemed Liquidation Event” has the meaning set forth in the Certificate of Incorporation (as in effect on the date hereof).

“Distribution” has the meaning set forth in Section 6(a)(ii).

“Event of Non-Compliance” has the meaning set forth in Section 10(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in each case as amended from time to time, or any successor thereto.

“Exempt Issuances” has the meaning set forth in Section 6(a)(vi).

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Preamble.

“Fair Market Value Per Share” means, as of a particular date, the fair market value per share as determined by the disinterested members of the Company’s board of directors in good faith (based upon an arm’s length sale between a willing buyer and a willing seller) within 10 days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the Holder.  Notwithstanding the foregoing, (i) during such time that the Common Stock of the Company is listed for trading on a Principal Market, the “Fair Market Value Per Share” shall equal the closing price of a share of the Company’s Common Stock as reported on the Company’s Principal Market for the trading day immediately before the applicable date and (ii) in connection with any determination of “Fair Market Value Per Share” in connection with a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock, Transaction or other Change of Control, then the Fair Market Value Per Share shall be the value per share of Common Stock to be realized in such pending transaction.

“Fully Diluted” means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding options (including all options either granted or available to be granted under any option plans, equity based bonus plans, stock plans, stock appreciation rights plan or similar contractual obligations by or of the Company or any of the Company’s Subsidiaries), warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding Convertible Securities as having been so converted.

“GAAP” has the meaning set forth in the Credit Agreement.

“Holder” means Athyrium Opportunities II Acquisition LP and its successors and assigns.

“Initial Public Offering” means (a) the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act or (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

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“Investment Documents” has the meaning set forth in the Credit Agreement.

“Investor Rights Agreement” means the Second Amended and Restated Investor Rights Agreement dated October 28, 2013 among the Company, certain of its stockholders, as amended, restated, supplemented or otherwise modified from time to time.

“Loan Documents” has the meaning set forth in the Credit Agreement.

“Major Investor” has the meaning set forth in the Investor Rights Agreement

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Outstanding Common Stock” of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon the exercise of this Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities (but excluding any unvested options and securities not then exercisable for or convertible into Common Stock).

“Permitted Stock Option Plan” means the Company’s 2006 Option Plan, as amended or any successor plan, in any event, implemented by the Company pursuant to which an aggregate amount of no greater than 21% of the aggregate Capital Stock (as of the Commencement Date) may be issued to officers, directors, consultants and employees of the Company as compensation for services; provided that any issuance of Capital Stock thereunder in excess of 16.6% of the aggregate Capital Stock (as of the Commencement Date) shall be to officers, directors, consultants and employees of the Company as compensation for services and not to any Major Investor; provided that upon the effectiveness of the Company’s Initial Public Offering the Permitted Stock Option Plan shall mean (i) any employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) equity incentive plan that provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, in each case to the Company’s officers, directors, employees and consultants.

“Person” has the meaning set forth in the Credit Agreement.

“Preferred Stock” means the Preferred Stock of the Company, par value $0.0001 per share, as described in the Certificate of Incorporation (as in effect on the date hereof).

“Principal Market” means a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, including but not limited to, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, New York Stock Exchange, Inc., the American Stock Exchange, the OTC Bulletin Board or and any successor exchanges thereto, whichever is at the time the principal trading exchange or market for the Company’s Common Stock.

“Principal Office” means the Company’s principal office as set forth in Section 17 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Put Event” means the occurrence of any of the following events: (i) a Change of Control or (ii) an Event of Non-Compliance.

“Put Notice” has the meaning set forth in Section 5(b).

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“Qualifying IPO” has the meaning set forth in the Credit Agreement.

“Redemption Price” has the meaning set forth in Section 5(d).

“Regulatory Requirement” has the meaning set forth in Section 9(f).

“Responsible Officer” has the meaning set forth in the Credit Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, in each case as amended from time to time, or any successor thereto.

“Stock Combination” has the meaning set forth in Section 6(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 6(a)(i)(A).

“Stock Subdivision” has the meaning set forth in Section 6(a)(i)(B).

“Stockholders Agreement” means the Second Amended and Restated Stockholders Agreement dated October 28, 2013 among the Company, certain of its stockholders, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” and “Subsidiaries” have the meaning set forth in the Credit Agreement.

“Transaction” has the meaning set forth in Section 6(b).

“Trigger Price Per Share” means the value equal to the greater of (i) Fair Market Value Per Share and (ii) the Closing Price Per Share, subject to proportional adjustments upon the occurrence of an event specified in Section 6(a)(i); provided, however, that during such time that the Common Stock of the Company is listed for trading on a Principal Market, the “Trigger Price Per Share” equals the closing price of a share of the Company’s Common Stock as reported on the Company’s Principal Market on the applicable date.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Securities” means this Warrant and the Warrant Shares, collectively.

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s Capital Stock.

SECTION 12.      Survival of Provisions.  Upon the full exercise by the Holder of its rights to purchase Common Stock under this Warrant, all of the provisions of this Warrant shall terminate (other than the provisions of Sections 8 through 23 of this Warrant shall survive such exercise until the earlier of (i) the Expiration Date and (ii) such time as the rights of the Holder to have the Company redeem all Warrant Securities held by the Holder have been fully exercised in accordance with the terms hereof.

SECTION 13.      Delays, Omissions and Indulgences.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and

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that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 14.      Representations and Warranties of the Holder.

The Holder represents and warrants to the Company as follows:

(a)           Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder are being acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act.  The Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the shares of common stock.

(b)           Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

(c)           Investment Experience.  The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of the Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)           Accredited Investor Status.  The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e)           The Act.  The Holder understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder understands that this Warrant and the Warrant Shares issued upon any exercise hereof are “restricted securities” under the applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.  The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.  The Holder acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(f)            No Voting Rights.  The Holder, as a holder of this Warrant, will not have any voting rights as a stockholder of the Company until the exercise of this Warrant.

(g)           No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Warrant Shares.

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(h)           Market Stand-off Agreement. The Holder agrees that the Warrant Shares shall be subject to the Market Standoff provisions in Section 1.12 of the Investors Rights Agreement.

(i)            Restrictive Securities Legend.  The certificate(s) representing the Warrant Shares shall bear the restrictive legends set forth below:

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES OF STOCK THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

SECTION 15.      Rights of Transferees.  Subject to Section 8 hereof, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and the Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 16.      Captions.  The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 17.      Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

(a)           if to the Company:

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Hwy

Bldg. 1, Suite 300

Austin, TX 78746

Attention: Todd Newton

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention:  Mark B. Weeks

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(b)           if to the Holder:

Richard T. Pines

Athyrium Capital Management, LP

530 Fifth Avenue, Floor 25

New York, NY 10036

With a copy to:

Andrew Hyman

Athyrium Capital Management, LP

530 Fifth Avenue, Floor 25

New York, NY 10036

with a copy to:

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, NC  28202

Attention: Tripp Monroe

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or emailed.

SECTION 18.      Successors and Assigns.  This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

SECTION 19.      Amendments.  Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action.

SECTION 20.      Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 21.      Governing Law.  This Warrant is to be construed and enforced in accordance with and governed by the laws of the State of New York and without regard to the principles of conflicts of law of such state.

SECTION 22.      Entire Agreement; Conflicts.  This Warrant, the Investor Rights Agreement, the Credit Agreement, the other Investment Documents, and each of the documents referenced therein are

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intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  Following any exercise of this Warrant, in whole or in part, if the Holder shall become a party to the any agreement governing the rights and/or obligations of the stockholders of the Company, and notwithstanding anything to the contrary contained in any such agreement, in the event of a conflict between the terms of this Warrant and the terms of any such agreement with respect to any Warrant Shares, the terms of this Warrant shall govern.

SECTION 23.      Rules of Construction.  Unless the context otherwise requires “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

[Remainder of Page Intentionally Omitted.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by a duly authorized officer as of the date of issuance set forth above.

APOLLO ENDOSURGERY, INC.

By:
Name:	Todd Newton
Title:	Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

To:                             Apollo Endosurgery, Inc.

1.             The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to          shares of Common Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.             The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

               Exercise for Cash

               Cashless Exercise

3.             Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.             The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment purposes.

5.             If, and only if, the subject exercise is at any time prior to the Company’s Initial Public Offering, the undersigned confirms that the representations and warranties set forth in Sections 14(a), (b), (c), (d), (e) and (h) of the attached Warrant are true and correct as of the date below.

6.             If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

23

EXHIBIT B

FORM OF LETTER AGREEMENT

This Letter Agreement (“Agreement”) is executed pursuant to the terms of that certain Warrant dated as of February 27, 2015 (the “Warrant”) issued by and among Apollo Endosurgery, Inc., a Delaware corporation (the “Company”) to Athyrium Opportunities II Acquisition LP.  All capitalized terms used and not expressly defined in this Agreement will have the meanings given to them in the Warrant.  By the execution of this Agreement, the undersigned or permitted transferee agrees as follows:

(i)            Definitions.

(A)          A “Sale of the Company” shall mean either: (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company to an Independent Third Party (a “Stock Sale”); or (ii) a transaction that qualifies as a Liquidation Event or Deemed Liquidation Event, as defined in and pursuant to Section IV.C.2(a) and (c) of the Certificate of Incorporation.

(B)          “Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own, directly or indirectly, in excess of 5% of the Capital Stock of the Company on a fully diluted basis (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner, (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such Persons, and (iv) is neither a portfolio company of any such 5% Owner nor a subsidiary of any portfolio company of any such 5% Owner.

(C)          “Athyrium Investors” shall mean Holder and its successors and permitted assigns.

(ii)           Actions to be Taken.  In the event that the holders of at least 65% of the then-outstanding shares of Preferred Stock (including any Common Stock that has been issued upon the conversion of Preferred Stock), voting together as a single class (the “Requisite Holders”) (the “Selling Preferred Stockholders”), and a majority of the members of the board of directors of the Company, approve a Sale of the Company in writing, specifying that this section shall apply to such transaction, then each Athyrium Investor hereby agrees:

(A)          if such transaction requires stockholder approval, with respect to all Warrant Shares that such Athyrium Investor owns or over which such Athyrium Investor otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Warrant Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Certificate of Incorporation required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(B)          if such transaction is a Stock Sale, to sell the same proportion of shares of Warrant Shares beneficially held by such Athyrium Investor as is being sold by the Selling Preferred Stockholders to the buyer to whom the Selling Preferred Stockholders propose to sell their Warrant Shares on the same terms and conditions as the Selling Preferred Stockholders;

(C)          to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Preferred Stockholders in order to carry out the terms and provisions of this section, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental

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filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(D)          not to deposit, and to cause its affiliates not to deposit, except as provided in this Agreement, any Warrant Shares owned by such party in a voting trust or subject any Warrant Shares to any arrangement or agreement with respect to the voting of such shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(E)           to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(F)           if the consideration to be paid in exchange for the Warrant Shares pursuant to this section includes any securities, and due receipt thereof by any stockholder of the Company would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any stockholder of the Company of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Act, the Company may cause to be paid to any such Athyrium Investor in lieu thereof, against surrender of the Warrant Shares which would have otherwise been sold by such Athyrium Investor, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Athyrium Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Warrant Shares; and

(G)          in the event that the Selling Preferred Stockholders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the stockholder of the Company under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (a) the appointment of such Athyrium Investor Representative, (b) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations and (c) the payment of such Athyrium Investor’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Athyrium Investor Representative in connection with such Athyrium Investor Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the stockholders of the Company, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other stockholder of the Company with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud gross negligence, willful misconduct, or as otherwise set forth in any agreement governing the conduct of the Stockholder Representative.

(iii)          Exceptions.  Notwithstanding the foregoing, no Athyrium Investor will be required to comply with section above in connection with any Sale of the Company unless:

(A)          any representations and warranties to be made by such Athyrium Investor in connection with the Sale of the Company are limited to representations and warranties related to authority, ownership and the ability to convey title to such Warrant Shares, including and limited to representations and warranties that (w) any escrow of proceeds of any such transaction shall be withheld on at least a pro rata basis among all stockholders of the Company, (x) such Athyrium Investor holds all right, title and interest in and to the Warrant Shares such Athyrium Investor purports to hold, free and clear of all liens and encumbrances, (y) the obligations of such Athyrium Investor in connection with the transaction have been duly authorized, if applicable, and (z) the documents to be entered into by such Athyrium Investor have been duly executed by such Athyrium Investor and delivered to the acquirer and are enforceable against such Athyrium Investor in accordance with their respective terms;

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(B)          subject to the applicable provisions of the Certificate of Incorporation, the liability of an Athyrium Investor shall be limited to such Athyrium Investor’s pro rata share (determined in proportion to proceeds received by such Athyrium Investor in connection with such Sale of the Company in accordance with the applicable provisions of the Certificate of Incorporation) of a negotiated aggregate indemnification amount but that in no event shall that amount exceed the amount of consideration actually paid to such Athyrium Investor in connection with such Sale of the Company; except with respect to (x) representations and warranties of such Athyrium Investor relating to authority, ownership and ability to convey title to such Warrant Shares, (y) any covenants made by such Athyrium Investor with respect to confidentiality or voting related to the Sale of the Company, or (z) claims related to fraud or willful breach by such Athyrium Investor, the liability for each of which may exceed the limitation set forth above, if and to the extent that such additional liability has been approved by and borne by the Requisite Holders (as defined in the Certificate of Incorporation); and

(C)          upon the consummation of the Sale of the Company, (w) each holder of shares of any series of the Preferred Stock and each holder of Common Stock will receive the same form of consideration for their shares of Preferred Stock and Common Stock, respectively, as each other holder of Preferred Stock and Common Stock, respectively, (x) each holder of a series of Preferred Stock will receive the same value of consideration per share of such series of Preferred Stock, (y) each holder of Common Stock will receive the same value of consideration per share of Common Stock, and (z) unless elected by the holders of the Preferred Stock in accordance with the Certificate of Incorporation, the aggregate consideration receivable by all holders of any series of Preferred Stock and Common Stock shall be allocated among the holders of such Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of such Preferred Stock and the holders of Common Stock are entitled in a Liquidation Event or Deemed Liquidation Event as defined in and pursuant to Section IV.C.2(a) and (c) of the Certificate of Incorporation, and assuming for this purpose that the Sale of the Company is a Deemed Liquidation Event) in accordance with the Certificate of Incorporation in effect immediately prior to the Sale of the Company.

(iv)          No Athyrium Investor shall be required to enter into any non-competition or non- solicitation obligation, or other similar restrictive covenants, and failure to do so, in either case, shall not limit their rights to transfer thereunder.

(v)           Irrevocable Proxy.  To secure the Athyrium Investors’ obligations to vote their Warrant Shares in accordance with this section, each Athyrium Investor hereby appoints the Chairman of the Board of Directors or the Chief Executive of the Company, or either of them from time to time, or their designees, as such Athyrium Investor’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Athyrium Investors’ Warrant Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Athyrium Investor if, and only if, such Athyrium Investor fails to vote all of their Warrant Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Athyrium Investor’s written consent or signature; provided, however, that with respect to such Athyrium Investor, the Company shall only exercise such proxy and appointment if the Company provides five (5) days prior written notice to the Athyrium Investors, together with such information pertaining to the Sale of the Company as may be reasonably requested by the Athyrium Investors.  The proxy and power granted by each Athyrium Investor pursuant to this section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement.  Each such proxy and power will be irrevocable for the term hereof.  The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Warrant Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Warrant Shares.

(vi)          Termination.  This Agreement shall terminate upon an Initial Public Offering of the Company.

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(vi)          Amendments.  Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the undersigned Athyrium Investor and the Company to such action.

EXECUTED and DATED as of                 , 20   .

HOLDER OR PERMITTED
TRANSFEREE:

By:
Name:
Address:

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FIRST AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER dated as of May 8, 2015 (this “Agreement”) is entered into among APOLLO ENDOSURGERY, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES II ACQUISITION LP, as Administrative Agent (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent, entered into that certain Credit Agreement dated as of February 27, 2015 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent that the Borrower has failed to comply with the covenant contained in Section 8.16(a) of the Credit Agreement for the fiscal quarter ended March 31, 2015, and, as a result, an Event of Default has occurred under Section 9.01(b) of the Credit Agreement (the “Specified Event of Default”);

WHEREAS, the Borrower has requested that the Lenders extend, effective as of April 30, 2015, the time period required by Sections 7.01(a) of the Credit Agreement to deliver the audited financial statements for the fiscal year of the Borrower ended December 31, 2014 (the “Financial Information”), and has requested that the Lenders waive the Specified Event of Default and amend the Credit Agreement as set forth below, in each case subject to the terms and conditions specified in this Agreement; and

WHEREAS, the Lenders are willing to consent to the extension of the time periods required by the Credit Agreement for delivery of the Financial Information, to waive the Specified Event of Default and to amend the Credit Agreement, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Consent and Waiver.

(a)           Subject to satisfaction of all of the terms and conditions set forth in this Agreement, the Lenders hereby agree, effective as of April 30, 2015, that the Borrower shall have until May 30, 2015 (the “Extension Date”) to deliver the Financial Information.  Failure to deliver the Financial Information by the Extension Date shall constitute an Event of Default.

(b)           Subject to the satisfaction of all of the terms and conditions set forth in this Agreement, the Lenders hereby waive the Specified Event of Default and agree that the Specified Event of Default is no longer continuing for purposes of the Credit Agreement.

(c)           Except for the specific consent set forth in Section 1(a), the specific waiver set forth in Section 1(b), and the specific amendment set forth in Section 2 hereof, nothing contained herein shall be construed to be a modification of the Credit Agreement or deemed to constitute a waiver of (a) any rights or remedies the Administrative Agent or the Lenders may have under the Credit Agreement or any other Investment Documents or under applicable law or (b) any Loan Party’s obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement not specifically waived, consented to or amended herein.  The consent set forth in Section 1(a) is a one-time modification and shall not be construed to be a modification as to the delivery of future financial information.  The waiver set forth in Section 1(b) is effective only with respect to the Specified Event of Default, and shall not obligate the Lenders to waive any other Default or Event of Default, now existing or hereafter arising.

2.             Amendment.  Section 7.20(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         On or before September 30, 2015, issue Qualified Equity Interests of the Borrower (excluding, for the avoidance of doubt, any Qualified Equity Interests issued in connection with the exercise of a Cure Right pursuant to Section 8.16(c)) for cash in an amount such that the aggregate net cash proceeds received by the Borrower from such issuance are at least $11,818,000.”

3.             Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)           receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent; and

(b)           payment by the Borrower of all fees, charges and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, execution and delivery of this Agreement.

4.             Miscellaneous.

(a)           The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement is a Loan Document.

(b)           Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)           The Loan Parties represent and warrant to the Lender that:

(i)            Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)           This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii)          No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or

2

required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(iv)          (A) The representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)           This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)           If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)            THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	APOLLO ENDOSURGERY, INC.,
a Delaware corporation

	By:	/s/ Todd Newton
Name: Todd Newton
Title: Chief Executive Officer

GUARANTORS:	APOLLO ENDOSURGERY INTERNATIONAL, LLC,
a Delaware limited liability company

	By:	/s/ Stefanie Cavanaugh
Name: Stefanie Cavanaugh
Title: Treasurer, CFO, & Secretary

APOLLO ENDOSURGERY, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	Athyrium Opportunities Associates II, LP, its general partner

		By:	Athyrium Opportunities Associates II GP LLC, the general partner of Athyrium Opportunities Associates II LP

			By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

APOLLO ENDOSURGERY, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER

LENDERS:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	Athyrium Opportunities Associates II, LP, its general partner

		By:	Athyrium Opportunities Associates II GP LLC, the general partner of Athyrium Opportunities Associates II LP

			By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

APOLLO ENDOSURGERY, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of July 29, 2015 (this “Agreement”) is entered into among APOLLO ENDOSURGERY, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES II ACQUISITION LP, as Administrative Agent (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent, entered into that certain Credit Agreement dated as of February 27, 2015 (as amended by that certain First Amendment to Credit Agreement, Consent and Waiver dated as of May 8, 2015, and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower intends to issue unsecured convertible promissory notes on or before August 31, 2015 (including to the holders of the Permitted Preferred Stock), in an aggregate principal amount of up to $22,000,000, so long as such notes are subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent (the “2015 Subordinated Convertible Promissory Notes”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend the Credit Agreement as set forth herein; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement and set forth herein, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments.

(a)           The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Qualified Second Amendment Cure Proceeds” means those certain cash proceeds received by the Borrower from the issuance of the Qualified Subordinated Debt, in an aggregate amount not to exceed $3,867,000.

“Second Amendment Effective Date” means July 29, 2015.

(b)           The definition of “Permitted Cure Debt” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(c)           The definition of “Funded Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, “Funded Indebtedness” shall not include any Qualified Subordinated Debt.

(d)           The definition of “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all Funded Indebtedness;

(b)           the Swap Termination Value of any Swap Contract;

(c)           all Qualified Subordinated Debt;

(d)           all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a), (b) and (c) above of any other Person; and

(e)           all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

(e)           The definition of “Qualified Subordinated Debt” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Qualified Subordinated Debt” means Indebtedness evidenced by those certain six percent (6.0%) unsecured convertible promissory notes issued by the Borrower on or after the Second Amendment Effective Date but on or prior to August 31, 2015, in an aggregate principal amount not to exceed $22,000,000 at any one time outstanding; provided, that, (a) such Indebtedness shall not mature, and no scheduled principal payments, prepayments, repurchases, redemptions or sinking fund or like payments or cash interest payments of any kind shall be required at any time on or before the 91st day following the Maturity Date, (b) such Indebtedness shall not include any financial maintenance covenants, the terms thereof shall be customary for insider subordinated indebtedness, not more restrictive in any respect on the Loan Parties than the provisions of this Agreement and otherwise reasonably satisfactory to the Administrative Agent in all respects, (c) the terms of subordination applicable to such Indebtedness shall be reasonably satisfactory to the Administrative Agent (and the Administrative Agent, on the one hand, and the holders of such Indebtedness, on the other hand, shall have entered into a Subordination Agreement with respect thereto), (d) the Obligations shall be designated as “Designated Senior Debt” (and no other obligations shall be so designated) for all purposes of such Indebtedness, (e) the Loan Parties shall have delivered to the Administrative Agent certified copies of all documents and other agreements entered into in connection with such Indebtedness (collectively with the applicable Subordination Agreement, the “Qualified Subordinated Debt Documents”), and (f) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom (and the Loan Parties shall deliver a certificate to the Administrative Agent certifying to the satisfaction of this condition).

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(f)            The definition of “Subordination Agreement” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Subordination Agreement” means any subordination agreement in form and substance reasonably satisfactory to the Administrative Agent that is entered into by the Administrative Agent, on the one hand, and the providers of Qualified Subordinated Debt, on the other hand.

(g)           The parenthetical in Section 7.02(f) of the Credit Agreement is hereby amended to read as follows:

(including, for the avoidance of doubt, the holders of any Qualified Subordinated Debt)

(h)           Section 7.20(a) of the Credit Agreement is hereby amended to read as follows:

(a)           [Reserved];

(i)            Section 8.03(k) of the Credit Agreement is hereby amended to read as follows:

(k)           [Reserved];

(j)            Section 8.12(e) of the Credit Agreement is hereby deleted in its entirety.

(k)           Section 8.16(c) of the Credit Agreement is hereby amended and restated to read as follows:

(c)           Right to Cure. Notwithstanding anything to the contrary contained in Section 8.16(a) or (b), in the event that the Loan Parties would otherwise be in default of the financial covenants set forth in Sections 8.16(a) or (b) for any period, not earlier than the fifteenth (15th) Business Day prior to the due date for delivery of the financial statements for such period pursuant to Section 7.01(b) or, with respect to the fourth fiscal quarter of a fiscal year of the Borrower, Section 7.01(c), but on or before the fifteenth (15th) Business Day subsequent to such due date, the Borrower shall have the right to (x) issue Qualified Equity Interests for cash, or (y) use Qualified Second Amendment Cure Proceeds, in each case, in an aggregate amount not to exceed the amount necessary to cure the relevant failure to comply with all the applicable financial covenants contained in Sections 8.16(a) or (b) (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (together with any Qualified Second Amendment Cure Proceeds to be used as an exercise of a Cure Right, the “Cure Amount”) or the designation by the Borrower of such Qualified Second Amendment Cure Proceeds in accordance with Section 8.16(c)(v), such financial covenants shall be recalculated giving effect to the following: (i) Consolidated Revenues for the fiscal quarter ending at the end of such period shall be increased by the Cure Amount, and such increase shall be effective for all periods that include such fiscal quarter, and (ii) if, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of the financial covenants set forth in Sections 8.16(a) and (b), the Loan Parties shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default thereof which had occurred shall be deemed cured as of such date for all purposes of this Agreement; provided, that:

3

(i)            to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the Consolidated Debt to Revenues Ratio for the period with respect to which such Compliance Certificate applies or any other Compliance Certificate including such period;

(ii)           the Cure Amount shall be disregarded for all calculations under this Agreement other than compliance with Sections 8.16(a) or (b), as applicable;

(iii)          (A) the Cure Right may not be exercised with respect to two (2) consecutive fiscal quarters, (B) the Cure Right shall be exercised no more than three (3) times in total following the Second Amendment Effective Date and (C) the Cure Amount for any applicable period shall be no greater than an amount equal to the lesser of (x) the aggregate amount necessary to cure all Events of Default arising in respect of Section 8.16(a) or (b) for such applicable period and (y) $2,500,000;

(iv)          as a condition to the Borrower’s exercise of any Cure Right (excluding any Cure Right exercised by the Borrower solely with Qualified Second Amendment Cure Proceeds), the Borrower shall in connection therewith issue additional Qualified Equity Interests such that the Borrower’s receives additional cash proceeds in connection with the exercise of such Cure Right (in excess of the Cure Amount received by the Borrower in connection with such exercise of a Cure Right) equal to fifty percent (50%) of the applicable Cure Amount; and

(v)           upon the issuance by the Borrower of any Qualified Equity Interests in connection with the exercise of a Cure Right or the decision by the Borrower to use Qualified Second Amendment Cure Proceeds in connection with the exercise of a Cure Right, the Borrower shall promptly (and, in any event, within three (3) Business Days) provide the Administrative Agent with a certificate (in form and detail satisfactory to the Administrative Agent) of a Responsible Officer of the Borrower setting forth (x) in the case of an issuance of Qualified Equity Interests, the amount of proceeds received by the Borrower from such issuance and designating the portion thereof that is to be classified as a “Cure Amount” for the applicable period and (y) in the case of Qualified Second Amendment Cure Proceeds, the amount of such Qualified Second Amendment Cure Proceeds that are to be classified as a “Cure Amount” for the applicable period.

During such fifteen (15) Business Day period subsequent to the delivery of financial statements described above in this Section 8.16(c), to the extent that (i) no Event of Default exists (other than in respect of Section 8.16) at such time and (ii) the Administrative Agent has received written notice from the Borrower that it intends to exercise a Cure Right with respect to the Event(s) of Default under Section 8.16 existing at such time, the Administrative Agent and the Lenders shall not be permitted to (x) accelerate the Obligations or (y) exercise remedies under the Loan Documents (including against the Collateral), in each case, solely as a result of such Event(s) of Default under Section 8.16, until the end of such fifteen (15) Business Day period.

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(l)            Section 9.01(o) of the Credit Agreement is hereby amended to read as follows:

(o)           [Reserved]; or

2.             Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)           receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

(b)           receipt by the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, of (i) a certificate of a Responsible Officer of the Borrower attaching all Qualified Subordinated Debt Documents and (ii) a Subordination Agreement among the Administrative Agent and the holders of the 2015 Subordinated Convertible Promissory Notes (or their authorized representative);

(c)           a certificate of a Responsible Officer of each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent, (i) attaching resolutions of each Loan Party approving and adopting this Agreement, the transactions contemplated herein and authorizing the execution and delivery of this Agreement and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof, (ii) certifying that the Organization Documents of the Loan Parties have not been amended, supplemented or otherwise modified since the Closing Date (or, if a Loan Party’s Organization Documents have been amended, supplemented or otherwise modified since the Closing Date, attaching copies of such Organization Documents certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certifying such Organization Documents to be true and correct as of the date hereof), and (iii) setting forth the names, titles and specimen signatures of the Responsible Officers of each Loan Party authorized to execute and deliver this Agreement and any documents, agreements or certificates related thereto;

(d)           the Borrower shall have received gross proceeds of at least $14,963,305.59 from the issuance of the 2015 Subordinated Convertible Promissory Notes; and

(e)           payment by the Borrower of all fees, charges and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, execution and delivery of this Agreement.

3.             Reaffirmation.  Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Term Loan.  Furthermore, the Loan Parties acknowledge and confirm (a) that the Lenders have performed fully all of their obligations under the Credit Agreement and the other Investment Documents and (b) that by entering into this Agreement, the Lenders do not waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

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4.             Miscellaneous.

(a)           The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement is a Loan Document.

(b)           Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)           The Loan Parties represent and warrant to the Lender that:

(i)            each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)           this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii)          no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(iv)          (A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)           This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)           If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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(f)            THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	APOLLO ENDOSURGERY, INC.,
a Delaware corporation

	By:	/s/ Todd Newton
Name: Todd Newton
Title: CEO

GUARANTORS:	APOLLO ENDOSURGERY INTERNATIONAL, LLC,
a Delaware limited liability company

	By:	/s/ Todd Newton
Name: Todd Newton
Title: CEO

APOLLO ENDOSURGERY, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	Athyrium Opportunities Associates II, LP, its general partner

		By:	Athyrium Opportunities Associates II GP LLC, the general partner of Athyrium Opportunities Associates II LP

			By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

APOLLO ENDOSURGERY, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDERS:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	Athyrium Opportunities Associates II, LP, its general partner

		By:	Athyrium Opportunities Associates II GP LLC, the general partner of Athyrium Opportunities Associates II LP

			By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

APOLLO ENDOSURGERY, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of March 8, 2016 (this “Agreement”) is entered into among APOLLO ENDOSURGERY, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES II ACQUISITION LP, as Administrative Agent (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent, entered into that certain Credit Agreement dated as of February 27, 2015 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend the Credit Agreement as set forth herein; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement as set forth herein, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments.

(a)           The following defined terms are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order to read as follows:

“Annualized Consolidated Revenues” means, for any four (4) fiscal quarter period, the product of (a) Consolidated Revenues for each of the final two (2) fiscal quarters included in such four fiscal quarter period times (b) 2.

“Internally Generated Cash” means cash of the Borrower and its Subsidiaries not constituting (a) proceeds of the issuance of (or contributions in respect of) Equity Interests, (b) proceeds of the incurrence of Indebtedness, (c) proceeds of Dispositions and Permitted Transfers (other than Permitted Transfers of the type described in clause (a) of the definition thereof) or (d) proceeds of Extraordinary Receipts.

“Liquidity Cure Amount” has the meaning set forth in Section 8.17(c).

“Liquidity Cure Right” has the meaning set forth in Section 8.17(c).

“Required Aggregate Liquidity Level” means $10,000,000; provided, that, if, as of any date of determination, Annualized Consolidated Revenues for the four fiscal quarter period most recently ended prior to such date of determination were (a) greater than or equal to $80,000,000 but less than $85,000,000, the “Required Aggregate Liquidity Level” shall be $9,000,000, (b) greater than or equal to $85,000,000 but less than $90,000,000, the “Required Aggregate Liquidity Level” shall be $8,000,000, (c) greater than or equal to $90,000,000 but less than $95,000,000, the “Required Aggregate

Liquidity Level” shall be $7,000,000, (d) greater than or equal to $95,000,000 but less than $100,000,000, the “Required Aggregate Liquidity Level” shall be $6,000,000 and (e) greater than or equal to $100,000,000, the “Required Aggregate Liquidity Level” shall be $5,000,000.  It is understood and agreed that the “Required Aggregate Liquidity Level” as of any date of determination shall be $10,000,000 unless and until the Borrower has received written notification from the Administrative Agent that the “Required Aggregate Liquidity Level” has been lowered by operation of the foregoing proviso.

“Required Domestic Liquidity Level” means $9,000,000; provided, that, if, as of any date of determination, Annualized Consolidated Revenues for the four fiscal quarter period most recently ended prior to such date of determination were (a) greater than or equal to $80,000,000 but less than $85,000,000, the “Required Domestic Liquidity Level” shall be $8,000,000, (b) greater than or equal to $85,000,000 but less than $90,000,000, the “Required Domestic Liquidity Level” shall be $7,000,000, (c) greater than or equal to $90,000,000 but less than $95,000,000, the “Required Domestic Liquidity Level” shall be $6,000,000, (d) greater than or equal to $95,000,000 but less than $100,000,000, the “Required Domestic Liquidity Level” shall be $5,000,000 and (e) greater than or equal to $100,000,000, the “Required Domestic Liquidity Level” shall be $4,000,000.  It is understood and agreed that the “Required Domestic Liquidity Level” as of any date of determination shall be $9,000,000 unless and until the Borrower has received written notification from the Administrative Agent that the “Required Domestic Liquidity Level” has been lowered by operation of the foregoing proviso.

(b)           Section 8.01 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (r) thereof, replacing the “.” at the end of clause (s) thereof with the text “; and” and adding a new clause (t) thereof to read as follows:

(t)            Liens on cash collateral of the Borrower and its Subsidiaries securing Indebtedness permitted by Section 8.03(n).

(c)           Section 8.03(n) of the Credit Agreement is hereby amended to read as follows:

(n)           Indebtedness constituting reimbursement obligations in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary, in an aggregate amount for all such Indebtedness not to exceed $1,000,000 at any one time outstanding;

(d)           Section 8.16(a) of the Credit Agreement is hereby amended to read as follows:

(a)           Minimum Consolidated Revenues.  Permit Consolidated Revenues, for any fiscal quarter of the Borrower, to be less than (i) $20,000,000, for any fiscal quarter ending during the period from the Closing Date through and including June 30, 2015, (ii) $17,000,000, for any fiscal quarter ending during the period from July 1, 2015 through and including December 31, 2015, (iii) $15,300,000, for the fiscal quarter ending March 31, 2016, (iv) $17,200,000, for the fiscal quarter ending June 30, 2016, (v) $18,200,000, for the fiscal quarter ending September 30, 2016, (vi) $19,700,000, for the fiscal quarter ending December 31, 2016, (vii) $18,400,000, for the fiscal quarter ending March 31, 2017, (viii) $20,900,000, for the fiscal quarter ending June 30, 2017, (ix) $22,800,000, for the fiscal quarter ending September 30, 2017, (x) $24,200,000, for the fiscal quarter ending December 31, 2017 and (xi) $25,000,000, for any fiscal quarter ending thereafter.

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(e)           Section 8.16(b) of the Credit Agreement is hereby amended to read as follows:

(b)         Consolidated Debt to Revenues Ratio.  Permit the Consolidated Debt to Revenues Ratio as of the end of any fiscal quarter of the Borrower to be greater than (i) 0.60 to 1.0, for any fiscal quarter ending during the period from the Closing Date to and including June 30, 2015, (ii) 0.76 to 1.0, for any fiscal quarter ending during the period from July 1, 2015 to and including June 30, 2016, (iii) 0.73 to 1.0, for the fiscal quarter ending September 30, 2016, (iv) 0.70 to 1.0, for the fiscal quarter ending December 31, 2016, (v) 0.67 to 1.0, for the fiscal quarter ending March 31, 2017, (vi) 0.64 to 1.0, for the fiscal quarter ending June 30, 2017, (vii) 0.60 to 1.0, for any fiscal quarter ending during the period from July 1, 2017 to and including December 31, 2017, (viii) 0.55 to 1.0, for any fiscal quarter ending during the period from January 1, 2018 to and including June 30, 2018 and (ix) 0.50 to 1.0, for any fiscal quarter ending thereafter.

(f)            Section 8.17 of the Credit Agreement is hereby amended to read as follows:

8.17        Liquidity.

(a)           Required Domestic Liquidity.  Permit cash and Cash Equivalents of the Loan Parties at any date of determination to be less than the Required Domestic Liquidity Level.

(b)           Required Aggregate Liquidity.  Permit cash and Cash Equivalents of the Borrower and its Subsidiaries at any date of determination to be less than the Required Aggregate Liquidity Level.

(c)           Right to Cure. Notwithstanding anything to the contrary contained in Section 8.17(a) or (b), in the event that the Loan Parties would otherwise be in default of the covenants set forth in Sections 8.17(a) or (b) on any date of determination, on or before the sixtieth (60th) day subsequent to such date of determination, the Borrower shall have the right to (x) issue Qualified Equity Interests for cash or (y) use Internally Generated Cash, in each case, in an aggregate amount not to exceed the lesser of (A) the amount necessary to cure the relevant failure to comply with all the applicable covenants contained in Sections 8.17(a) or (b) and (B) (I) in the case of the covenant set forth in Section 8.17(a), the total of (X) the Required Domestic Liquidity Level as of such date of determination minus (Y) $4,000,000 or (II) in the case of the covenant set forth in Section 8.17(b), the total of (X) the Required Aggregate Liquidity Level as of such date of determination minus (Y) $5,000,000 (collectively, the “Liquidity Cure Right”), and upon the receipt by the Borrower of such cash (the “Liquidity Cure Amount”), such covenants shall be recalculated giving effect to the following: (i) cash and Cash Equivalents of the Loan Parties and/or cash and Cash Equivalents of the Borrower and its Subsidiaries (as applicable) as of the applicable date of determination (and as of each date occurring after such date of determination but on or prior to receipt by the Borrower of the Liquidity Cure Amount) shall be increased by the Liquidity Cure Amount and (ii) if, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of the covenants set forth in Sections 8.17(a) and (b), the Loan Parties shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though

3

there had been no failure to comply therewith at such date, and the applicable breach or default thereof which had occurred shall be deemed cured as of such date for all purposes of this Agreement; provided, that, (i) the Liquidity Cure Right shall be exercised no more than three (3) times during the term of this Agreement and (ii) upon the issuance by the Borrower of any Qualified Equity Interests in connection with the exercise of a Liquidity Cure Right or the decision by the Borrower to use Internally Generated Cash in connection with the exercise of a Liquidity Cure Right, the Borrower shall promptly (and, in any event, within three (3) Business Days) provide the Administrative Agent with a certificate (in form and detail satisfactory to the Administrative Agent) of a Responsible Officer of the Borrower setting forth (x) in the case of an issuance of Qualified Equity Interests, the amount of proceeds received by the Borrower from such issuance and designating the portion thereof that is to be classified as a “Liquidity Cure Amount” as of the applicable date of determination and (y) in the case of Internally Generated Cash, the amount of such Internally Generated Cash that are to be classified as a “Liquidity Cure Amount” as of the applicable date of determination.

During such sixty (60) day period described above in this Section 8.17(c), to the extent that (i) no Event of Default exists (other than in respect of Section 8.17) at such time and (ii) the Administrative Agent has received written notice from the Borrower that it intends to exercise a Liquidity Cure Right with respect to the Event(s) of Default under Section 8.17 existing at such time, the Administrative Agent and the Lenders shall not be permitted to (x) accelerate the Obligations or (y) exercise remedies under the Loan Documents (including against the Collateral), in each case, solely as a result of such Event(s) of Default under Section 8.17, until the end of such sixty (60) day period.

2.             Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)           receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent; and

(b)           payment by the Borrower of all fees, charges and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, execution and delivery of this Agreement.

3.             Reaffirmation.  Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Term Loan.  Furthermore, the Loan Parties acknowledge and confirm (a) that the Lenders have performed fully all of their obligations under the Credit Agreement and the other Investment Documents and (b) that by entering into this Agreement, the Lenders do not waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

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4.             Miscellaneous.

(a)           The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement is a Loan Document.

(b)           Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)           The Loan Parties represent and warrant to the Lender that:

(i)            each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)           this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii)          no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(iv)          (A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)           This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)           If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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(f)            THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	APOLLO ENDOSURGERY, INC.,
a Delaware corporation

	By:	/s/ Todd Newton
Name:
Title:

GUARANTORS:	APOLLO ENDOSURGERY INTERNATIONAL, LLC,
a Delaware limited liability company

	By:	/s/ Stefanie Cavanaugh
Name:
Title:

APOLLO ENDOSURGERY, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES II, LP, its General Partner

		By:	ATHYRIUM OPPORTUNITIES ASSOCIATES II GP LLC, the General Partner of Athyrium Opportunities Associates II LP

			By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

APOLLO ENDOSURGERY, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES II, LP, its General Partner

		By:	ATHYRIUM OPPORTUNITIES ASSOCIATES II GP LLC, the General Partner of Athyrium Opportunities Associates II LP

			By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

APOLLO ENDOSURGERY, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of October 10, 2016 (this “Agreement”) is entered into among APOLLO ENDOSURGERY, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES II ACQUISITION LP, as Administrative Agent (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of February 27, 2015 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has entered into that certain Agreement and Plan of Merger and Reorganization, dated as of September 8, 2016 (including all exhibits and schedules thereto, the “Merger Agreement”; the Merger Agreement and all other agreements, instruments and documents executed and delivered in connection with the Merger Agreement, the “Merger Documents”), by and among Lpath, Inc., a Delaware corporation (“Lpath”), Lpath Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lpath (the “Merger Sub”), and the Borrower, as buyer;

WHEREAS, pursuant to the terms and subject to the conditions of the Merger Agreement, (a) Lpath and the Merger Sub shall effect a merger of the Merger Sub with and into the Borrower (the “Merger”), with the Borrower continuing as the surviving corporation of the Merger as a wholly-owned subsidiary of Lpath, (b) Lpath shall effect the Reverse Split (as defined in the Merger Agreement), (c) each share of the Borrower’s common stock shall be converted into the right to receive a number of shares of common stock of Lpath equal to the Exchange Ratio (as defined in the Merger Agreement) (the “Stock Conversion”) such that, immediately following the Stock Conversion, (i) each Person owning the Borrower’s common Equity Interests immediately prior to the consummation of the Merger (such Persons collectively referred to herein as the “Existing Apollo Stockholders”) shall own common Equity Interests of Lpath, and (ii) the Existing Apollo Stockholders shall own approximately 95.8% of the outstanding Equity Interests of Lpath on a fully diluted basis, subject to adjustment as described in the Merger Agreement, and (d) Lpath shall effect the Corporate Name Change (as defined in the Merger Agreement) (the Merger, the Reverse Stock Split, the Stock Conversion, the Corporate Name Change, and all transactions relating thereto collectively referred to herein as the “Transaction”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement as set forth below, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Initial Amendments.  The Credit Agreement is hereby amended as of September 30, 2016 as follows:

(a)                                 The following defined terms are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order to read as follows:

“Fourth Amendment Effective Date” means September 30, 2016.

“Liquidity Snap-Back Date” means the earlier to occur of (a) March 8, 2017 and (b) the date that the Merger Agreement is terminated or expires in accordance with its terms.

“Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of September 8, 2016, by and among Lpath, Inc., a Delaware corporation (“Lpath”), Lpath Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lpath, and the Borrower, as buyer.

(b)                                 The definition of “Annualized Consolidated Revenues” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Annualized Consolidated Revenues” means, for any two (2) fiscal quarter period, the product of (a) Consolidated Revenues for each of the final two (2) fiscal quarters included in such two fiscal quarter period times (b) 2.

(c)                                  The definition of “Consolidated Debt to Revenues Ratio” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated Debt to Revenues Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Annualized Consolidated Revenues for the period of the two fiscal quarters most recently ended.

(d)                                 The definition of “Required Aggregate Liquidity Level” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Required Aggregate Liquidity Level” means $10,000,000; provided, that, if, as of any date of determination, Annualized Consolidated Revenues for the two fiscal quarter period most recently ended prior to such date of determination were (a) greater than or equal to $80,000,000 but less than $85,000,000, the “Required Aggregate Liquidity Level” shall be $9,000,000, (b) greater than or equal to $85,000,000 but less than $90,000,000, the “Required Aggregate Liquidity Level” shall be $8,000,000, (c) greater than or equal to $90,000,000 but less than $95,000,000, the “Required Aggregate Liquidity Level” shall be $7,000,000, (d) greater than or equal to $95,000,000 but less than $100,000,000, the “Required Aggregate Liquidity Level” shall be $6,000,000 and (e) greater than or equal to $100,000,000, the “Required Aggregate Liquidity Level” shall be $5,000,000 (it being understood and agreed that the “Required Aggregate Liquidity Level” as of any date of determination shall be $10,000,000 unless and until the Borrower has received written notification from the Administrative Agent that the “Required Aggregate Liquidity Level” has been lowered by operation of the foregoing proviso); provided, further, that, notwithstanding the foregoing, from and after the Fourth Amendment Effective Date until the Liquidity Snap-Back Date, the “Required Aggregate Liquidity Level” shall be $6,000,000.

(e)                                  The definition of “Required Domestic Liquidity Level” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

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“Required Domestic Liquidity Level” means $9,000,000; provided, that, if, as of any date of determination, Annualized Consolidated Revenues for the two fiscal quarter period most recently ended prior to such date of determination were (a) greater than or equal to $80,000,000 but less than $85,000,000, the “Required Domestic Liquidity Level” shall be $8,000,000, (b) greater than or equal to $85,000,000 but less than $90,000,000, the “Required Domestic Liquidity Level” shall be $7,000,000, (c) greater than or equal to $90,000,000 but less than $95,000,000, the “Required Domestic Liquidity Level” shall be $6,000,000, (d) greater than or equal to $95,000,000 but less than $100,000,000, the “Required Domestic Liquidity Level” shall be $5,000,000 and (e) greater than or equal to $100,000,000, the “Required Domestic Liquidity Level” shall be $4,000,000 (it being understood and agreed that the “Required Domestic Liquidity Level” as of any date of determination shall be $9,000,000 unless and until the Borrower has received written notification from the Administrative Agent that the “Required Domestic Liquidity Level” has been lowered by operation of the foregoing proviso); provided, further, that, notwithstanding the foregoing, from and after the Fourth Amendment Effective Date until the Liquidity Snap-Back Date, the “Required Domestic Liquidity Level” shall be $5,000,000.

(f)                                   Section 1.03(c) of the Credit Agreement is hereby amended to read as follows:

(c)                                  Pro Forma Calculations.  Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Debt to Revenues Ratio, Annualized Consolidated Revenues and Consolidated Revenues shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable two or four quarter period (as applicable) to which such calculation relates.

(g)                                  Sections 8.16(a)(v) and 8.16(a)(vi) of the Credit Agreement are hereby amended to read as follows:

(v) $15,700,000, for the fiscal quarter ending September 30, 2016, (vi) $16,000,000, for the fiscal quarter ending December 31, 2016,

(h)                                 Section 8.16(a)(xi) of the Credit Agreement is hereby amended to read as follows:

(xi) $25,000,000, for any fiscal quarter ending thereafter; provided, that, if at any time after the Fourth Amendment Effective Date the Merger Agreement is terminated or expires in accordance with its terms, (A) the level set forth in clause (v) of this Section 8.16(a) shall be retroactively deemed (as of the Fourth Amendment Effective Date) to be $18,200,000 and (B) the level set forth in clause (vi) of this Section 8.16(a) shall be retroactively deemed (as of the Fourth Amendment Effective Date) to be $19,700,000.

(i)                                     Sections 8.16(b)(iii) and 8.16(b)(iv) of the Credit Agreement are hereby amended to read as follows:

(iii) 0.80 to 1.0, for the fiscal quarter ending September 30, 2016, (iv) 0.80 to 1.0, for the fiscal quarter ending December 31, 2016,

(j)                                    Section 8.16(b)(ix) of the Credit Agreement is hereby amended to read as follows:

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(ix) 0.50 to 1.0, for any fiscal quarter ending thereafter; provided, that, if at any time after the Fourth Amendment Effective Date the Merger Agreement is terminated or expires in accordance with its terms, (A) the ratio set forth in clause (iii) of this Section 8.16(b) shall be retroactively deemed (as of the Fourth Amendment Effective Date) to be 0.73 to 1.0 and (B) the ratio set forth in clause (iv) of this Section 8.16(b) shall be retroactively deemed (as of the Fourth Amendment Effective Date) to be 0.70 to 1.0.

(k)                                 Section 8.16(c)(i) of the Credit Agreement is hereby amended to read as follows:

(i) Consolidated Revenues for the fiscal quarter ending at the end of such period shall be increased by the Cure Amount, and such increase shall be effective for all periods that include such fiscal quarter (it being understood and agreed that no calculation of “Annualized Consolidated Revenues” shall multiply any Cure Amount by 2 (i.e., if the Cure Amount is $1,000,000, such $1,000,000 shall not be increased to $2,000,000 by operation of clause (b) of the definition thereof)), and

(l)                                     Section 2.B. of Schedule 2 to Exhibit E of the Credit Agreement is hereby amended to replace “Consolidated Revenues for the preceding period of four fiscal quarters [1.(A)(iii) above]” with “Annualized Consolidated Revenues for the preceding period of two fiscal quarters”.

2.                                      Transaction Closing Date Amendments.  Effective as of the Transaction Closing Date, (a) the Credit Agreement is hereby amended to read as set forth in Annex A attached hereto (the “Amended Credit Agreement”), (b)(i) Schedules 8.01, 8.02 and 8.03 to the Credit Agreement are hereby amended to read as set forth on Schedules 8.01, 8.02 and 8.03 attached hereto and (ii) Schedules 6.13(a), 6.13(b), 6.17, 6.20(a), 6.20(b), 6.20(c), 6.24 and 11.02 to the Credit Agreement are hereby amended to read as set forth in the schedules delivered by the Borrower to the Administrative Agent prior to the Transaction Closing Date (such schedules to be in form and substance reasonable acceptable to the Administrative Agent), (c) Exhibits B-2, C and E to the Credit Agreement are hereby amended to read as set forth on Exhibits B-2, C, and E attached hereto, and (d) each reference to “Apollo Endosurgery, Inc., a Delaware corporation” in Exhibits B-1 and D to the Credit Agreement, in the Term Note issued to Athyrium Opportunities II Acquisition LP, a Delaware limited partnership, in the Security Agreement, and in the Pledge Agreement, in each case, shall be amended to read “Apollo Endosurgery US, Inc., a Delaware corporation”.  Except as expressly set forth above and therein, all Schedules and Exhibits to the Credit Agreement will continue in their present forms.

3.                                      Conditions Precedent.

(a)                                 This Agreement (other than the provisions of Section 2) shall be effective upon satisfaction of the following conditions precedent:

(i)                                     receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

(ii)                                  receipt by the Administrative Agent of copies of each Merger Document, certified by a Responsible Officer of the Borrower as true, complete and correct; and

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(iii)                               payment by the Borrower of all fees, charges and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, execution and delivery of this Agreement.

(b)                                 The provisions of Section 2 of this Agreement shall be effective upon the satisfaction of the following conditions precedent (the date of such effectiveness being the “Transaction Closing Date”):

(i)                                     receipt by the Administrative Agent of a Joinder Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by Lpath and LPath Therapeutics, Inc., a Delaware corporation (“Lpath Therapeutics” and collectively with Lpath, each a “New Guarantor” and collectively the “New Guarantors”);

(ii)                                  receipt by the Lenders of those certain common stock purchase warrants of Lpath, substantially in the form of Exhibit B-2, duly executed by the Company (as defined therein), in replacement of the warrants issued to the Lenders pursuant to the Credit Agreement;

(iii)                               receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties (including each New Guarantor), addressed to the Administrative Agent and each Lender, dated as of the Transaction Closing Date, and in form and substance satisfactory to the Administrative Agent;

(iv)                              receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(A)                               copies of the Organization Documents of each Loan Party (including each New Guarantor) certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable (and, with respect to the Borrower, showing the Borrower’s name as “Apollo Endosurgery US, Inc.”), and certified by a secretary or assistant secretary of such Loan Party (including each New Guarantor) to be true and correct as of the Transaction Closing Date;

(B)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (including each New Guarantor) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the Amended Credit Agreement and the other Investment Documents (as defined in the Amended Credit Agreement) to which such Loan Party (including such New Guarantor) is a party; and

(C)                               such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party (including each New Guarantor) is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation;

(v)                                 receipt by the Administrative Agent of the following:

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(A)                               searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party (including each New Guarantor) or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(B)                               (1) with respect to the New Guarantors, UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral of such New Guarantors, and (2) in the case of any UCC financing statements filed by the Administrative Agent prior to the Transaction Closing Date, such amendments thereto as may be necessary in the Administrative Agent’s sole discretion;

(C)                               all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Collateral Documents (including the Equity Interests owned by any New Guarantor), together with duly executed in blank and undated stock powers attached thereto;

(D)                               searches of ownership of, and Liens on, the IP Rights of each Loan Party (including each New Guarantor) in the appropriate governmental offices;

(E)                                (1) with respect to the New Guarantors, duly executed notices of grant of security interest in the form required by the Collateral Documents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the IP Rights of the New Guarantors, and (2) in the case of any notices of grant of security interest filed by the Administrative Agent prior to the Transaction Closing Date, such amendments thereto as may be necessary in the Administrative Agent’s sole discretion;

(F)                                 (1) in the case of any personal property Collateral of a New Guarantor (x) located at a premises leased by a New Guarantor, or (y) held by a warehouseman, processor or other bailee, in each case, such Collateral Access Agreements as may be reasonably required by the Administrative Agent; and (2) in the case of any Collateral Access Agreements delivered to the Administrative Agent prior to the Transaction Closing Date, such amendments thereto as may be reasonably requested by the Administrative Agent; and

(G)                               (1) in the case of any Deposit Accounts (other than Excluded Deposit Accounts) of a New Guarantor, fully executed Deposit Account Control Agreements, in each case in form and substance satisfactory to the Administrative Agent; and (2) in the case of any Deposit Account Control Agreements delivered to the Administrative Agent prior to the Transaction Closing Date, such amendments thereto as may be reasonably requested by the Administrative Agent;

(vi)                              receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties (including the New Guarantors) evidencing liability and casualty insurance meeting the requirements set forth in the Loan

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Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payable (in the case of hazard insurance) on behalf of the Lenders;

(vii)                           since September 8, 2016, there shall not have occurred an Lpath Material Adverse Effect (as defined in the Merger Agreement) that is continuing;

(viii)                        the Transaction shall have been consummated, or substantially simultaneously with the Transaction Closing Date, shall be consummated, in all material respects in accordance with the terms of the Merger Documents, which shall be in full force and effect without any alteration, amendment, change, supplement or waiver that is materially adverse to the Lenders and is not consented to in writing by the Administrative Agent (which consent shall not be unreasonably withheld or delayed);

(ix)                              the Borrower or Lpath shall have issued, or substantially simultaneously with the Transaction Closing Date, shall issue, its Qualified Equity Interests (excluding, for the avoidance of doubt, any Qualified Equity Interests issued in connection with the exercise of a Cure Right pursuant to Section 8.16(c) of the Credit Agreement or a Liquidity Cure Right pursuant to Section 8.17(c) of the Credit Agreement), in either case, that results in gross proceeds to the Borrower or Lpath, as applicable, from such issuance of not less than $29,000,000;

(x)                                 the Borrower shall have prepaid, or substantially simultaneously with the Transaction Closing Date, shall prepay, the principal amount of the Term Loan in an aggregate amount equal to $11,000,000.00, such prepayment to be accompanied by (A) all accrued interest on the principal amount of the Term Loan prepaid, (B) the prepayment premium required under Section 2.03(d) of the Credit Agreement and the exit fee required under Section 2.06(b) of the Credit Agreement, and (C) all fees, costs, expenses, indemnities and other amounts due and payable under the Credit Agreement at the time of prepayment (such prepayment to be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages);

(xi)                              all Qualified Subordinated Debt shall have been converted into common Equity Interests of Lpath;

(xii)                           receipt by the Administrative Agent of a certificate signed by a Responsible Officer of Lpath certifying (A) as to the satisfaction of the conditions precedent set forth in Section 4(b)(vii), Section 4(b)(viii) and Section 4(b)(xi), (B) that the representations and warranties of the Borrower and each other Loan Party (including each New Guarantor) contained in Article VI of the Amended Credit Agreement or any other Investment Document (as defined in the Amended Credit Agreement), or which are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect (as defined in the Amended Credit Agreement)) on and as of the Transaction Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect (as defined in the Amended Credit Agreement)) as of such earlier date, and except that for purposes of this clause (B), the representations and warranties contained in Sections 6.05(a) and (b) of the Amended Credit Agreement

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shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and (b) of the Credit Agreement, (C) no Default shall exist, or would result from the Transaction or the transactions contemplated by this Agreement, the Amended Credit Agreement and the other Investment Documents (as defined in the Amended Credit Agreement), (D) Lpath and its Subsidiaries (as defined in the Amended Credit Agreement), after giving effect to the Transaction and the transactions contemplated by this Agreement, the Amended Credit Agreement and the other Investment Documents (as defined in the Amended Credit Agreement), are Solvent on a consolidated basis, and (E) neither Lpath nor any Subsidiary (as defined in the Amended Credit Agreement) as of the Transaction Closing Date has outstanding any Equity Interests that are not Qualified Equity Interests;

(xiv)                       in addition to the prepayment premium, the exit fee and all other amounts required to be paid as of the Transaction Closing Date pursuant to Section 3(b)(x), receipt by the Administrative Agent, for the benefit of the Lenders, of an incremental exit fee in an amount equal to $125,000 (such incremental exit fee to be fully earned when paid, non-refundable for any reason whatsoever, and not subject to counterclaim, set off or otherwise affected by any claim or dispute the Borrower or any Subsidiary may have);

(xv)                          the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent and all due diligence expenses of Athyrium and the Lenders, in each case, incurred to the Transaction Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent); and

(xvi)                       receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of Lpath and its Subsidiaries (as defined in the Amended Credit Agreement); such information may include, if requested by the Administrative Agent, asset appraisal reports and written audits of accounts receivable, inventory, payables, controls and systems.

4.                                      Reaffirmation.  Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Term Loan.  Furthermore, the Loan Parties acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Credit Agreement and the other Investment Documents and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

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5.                                      Miscellaneous.

(a)                                 The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement is a Loan Document.

(b)                                 Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)                                  The Loan Parties represent and warrant to the Lender that:

(i)                                     each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)                                  this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii)                               no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(iv)                              (A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)                                 This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)                                  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

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The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                                   THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	APOLLO ENDOSURGERY, INC.,
a Delaware corporation

	By:	/s/ Todd Newton
Name: Todd Newton
Title: Chief Executive Officer

GUARANTORS:	APOLLO ENDOSURGERY INTERNATIONAL, LLC,
a Delaware limited liability company

	By:	/s/ Stefanie Cavanaugh
Name: Stefanie Cavanaugh
Title: Chief Financial Officer

APOLLO ENDOSURGERY, INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES II LP, its General Partner

		By:	ATHYRIUM GP HOLDINGS LLC, its General Partner

			By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

APOLLO ENDOSURGERY, INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:	ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES II LP, its General Partner

		By:	ATHYRIUM GP HOLDINGS LLC, its General Partner

			By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

APOLLO ENDOSURGERY, INC.

FOURTH AMENDMENT TO CREDIT AGREEMENT

Annex A

See attached

ANNEX A

NEITHER THIS CREDIT AGREEMENT NOR THE NOTES OR WARRANTS ISSUED HEREUNDER HAVE BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW.  THE NOTES AND WARRANTS ISSUED UNDER THIS CREDIT AGREEMENT MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND QUALIFIED PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION, QUALIFICATION NOR EXEMPTION IS REQUIRED BY LAW.

CREDIT AGREEMENT

Dated as of February 27, 2015

among

APOLLO ENDOSURGERY US, INC.,
as the Borrower,

APOLLO ENDOSURGERY, INC.,

as the Parent and as a Guarantor,

CERTAIN DOMESTIC SUBSIDIARIES OF THE PARENT,
as Guarantors,

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
as the Administrative Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

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Table of Contents (continued)

Table of Contents (continued)

SCHEDULES

1.01	Products
2.01	Commitments and Applicable Percentages
6.10	Insurance
6.13(a)	Subsidiaries
6.13(b)	Capitalization
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Taxpayer and Organizational Identification Numbers
6.20(c)	Changes in Legal Name, State of Organization and Structure
6.24	Material Contracts
6.25	Compliance of Products
7.20	Post-Closing Obligations
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B-1	Form of Term Note
B-2	Form of Warrant
C	Form of Joinder Agreement
D	Form of Assignment and Assumption
E	Form of Compliance Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of February 27, 2015 among APOLLO ENDOSURGERY US, INC., a Delaware corporation (the “Borrower”), APOLLO ENDOSURGERY, INC., a Delaware corporation (the “Parent”), and the other Guarantors (defined herein), the Lenders (defined herein) and ATHYRIUM OPPORTUNITIES II ACQUISITION LP, as the Administrative Agent.

On the Closing Date (defined herein), the Lenders made an investment in the Borrower in the form of a term loan facility and common stock purchase warrants, on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Administrative Agent” means Athyrium Opportunities II Acquisition LP, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Allergan” means Allergan, Inc., a Delaware corporation.

“Allergan DRA” means that certain Distribution and Regulatory Agreement dated as of October 28, 2013 by and between Allergan, certain of its Affiliates party thereto and the Borrower.

“Allergan Transfer Date” means the date upon which Allergan shall no longer have any obligation to sell or distribute (whether directly or through a third party) the Lap-Band Product or the

Orbera Product anywhere in the world, including, without limitation, any obligation to report “Net Sales” (as defined in the Allergan DRA) to the Borrower pursuant to Section 6.4 of the Allergan DRA.

“Annualized Consolidated Revenues” means, for any two (2) fiscal quarter period, the product of (a) Consolidated Revenues for each of the final two (2) fiscal quarters included in such two fiscal quarter period times (b) 2.

“Applicable Percentage” means with respect to any Lender at any time, with respect to such Lender’s portion of the outstanding Term Loan at any time (or any payment of interest, prepayment premium or exit fee with respect thereto), the percentage of the outstanding principal amount of the Term Loan held by such Lender at such time.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Athyrium” means Athyrium Capital Management, LP and its successors and assigns.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower Materials” means materials and/or information provided by or on behalf of the Parent and/or its Subsidiaries under this Agreement.

“Borrowing” means a borrowing of Loans by the Borrower on the Closing Date pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Businesses” means, at any time, a collective reference to the businesses operated by the Parent and its Subsidiaries at such time.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d) and (f) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within 180 days of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank..

“CFC” means any Subsidiary (other than, for the avoidance of doubt, the Borrower) that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change of Control” means the occurrence of any of the following events:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Control Group, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of the Parent entitled to vote for members of the Board of Directors of the Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)                                 the Parent shall cease to own and control, of record and beneficially, directly one hundred percent (100%) of the outstanding Equity Interests of the Borrower; or

(c)                                  during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Parent cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election, appointment or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election, appointment or nomination at least a majority of that Board of Directors or (iii) whose election, appointment or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, appointment or nomination at least a majority of that Board of Directors.

“Closing Date” means the date hereof.

“Closing Date Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Closing Date Warrants” means those certain common stock purchase warrants of the Borrower purchased by the Lenders on the Closing Date.  The Closing Date Warrants were in the respective amounts set forth on Schedule 2.01.  On the Transaction Closing Date, the Closing Date Warrants were replaced by the Warrants.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives (or, if approved by the Administrative Agent, subordinates) any Liens held by such Person on such property, and permits the Administrative Agent reasonable access to any Collateral stored or otherwise located thereon.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Deposit Account Control Agreements, the Perfection Certificate, the Collateral Access Agreements, the Mortgages and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Commitment” means, as to each Lender, the Term Loan Commitment of such Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Confidential Information” means all non-public information, whether written, oral or in any electronic, visual or other medium, that is the subject of reasonable efforts to keep it confidential and that is owned by the Parent or any Subsidiary or that the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Consolidated Debt to Revenues Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Annualized Consolidated Revenues for the period of the two fiscal quarters most recently ended.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Revenues” means, for any period, the sum (without duplication) of (a) net product sales for the Parent and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP plus (b) prior to the occurrence of the Allergan Transfer Date, “Net Sales” (as defined in the Allergan DRA) for such period for the Lap-Band Product and the Orbera Product for any territories where Allergan at such time has the obligation (pursuant to the Allergan DRA) to sell or distribute (whether directly or through a third party) the Lap-Band Product or the Orbera Product, as applicable, as reported to the Borrower by Allergan and its Affiliates pursuant to Section 6.4 of the Allergan DRA.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Control Group” means the collective reference to PTV Sciences II, LP, H.I.G. Ventures Endosurgery, LLC, Remeditex Ventures LLC, Novo A/S and the CPMG Funds.

“Copyright License” means any agreement, whether written or oral, providing for the grant of any right to use any Work under any Copyright.

“Copyrights” means (a) all proprietary rights afforded Works pursuant to Title 17 of the United States Code, including, without limitation, all rights in mask works, copyrights and original designs, and all proprietary rights afforded such Works by other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international treaties and conventions thereto), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations thereof now or hereafter provided for by law and all rights to make applications for registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by the Parent or any Subsidiary or which the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to; and (b) all copyright rights under the copyright laws of the United

States and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations of copyrights now or hereafter provided for by law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by the Parent or any Subsidiary or which the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Covered Products” means (a) the product(s) known as the LAP-BAND® Adjustable Gastric Banding System and all related accessories and components thereof (collectively, the “Lap-Band Product”), (b) the product(s) known as the BioEnterics Intragastric Balloon (BIB®), the ORBERA™ Intragastric Balloon System and all related accessories and components thereof (collectively, the “Orbera Product”) and (c) the OverStitch Endoscopic Suturing Device and all related accessories and components thereof, as further identified in Note 1 of the Closing Date Audited Financial Statements.

“CPMG Funds” means, collectively, Curlew Fund, LP, Kestrel Fund, LP, Mallard Fund, LP and Roadrunner Fund, LP.

“Cure Amount” has the meaning set forth in Section 8.16(c).

“Cure Right” has the meaning set forth in Section 8.16(c).

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to twelve and one half percent (12.5%) per annum, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.11(b), any Lender, as determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the Uniform Commercial Code), investment account or other account in which funds are held or invested to or for the credit or account of any Loan Party.

“Deposit Account Control Agreement” means any deposit account control agreement by and among any Loan Party, the applicable depository bank and the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding the following (collectively, the “Permitted Transfers”): (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business, (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries, (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that, if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, (d) the abandonment or other disposition of IP Rights that are not material and are no longer used or useful in any material respect in the business of the Parent and its Subsidiaries, (e) licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to third parties in the ordinary course of business and not interfering with the business of the Parent and its Subsidiaries, (f) any Involuntary Disposition, (g) dispositions of cash and Cash Equivalents in the ordinary course of business, (h) dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction and (i) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is useful in the ordinary course of business of the Parent and its Subsidiaries or (ii) the proceeds (determined on an after-tax basis) of such disposition are applied to the purchase price of similar replacement property that is useful in the ordinary course of business of the Parent and its Subsidiaries within one hundred and eighty (180) days of such disposition.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Domain Names” means all domain names and URLs that are registered and/or owned by the Parent or any Subsidiary or which the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Drug Application” means a New Drug Application, an Abbreviated New Drug Application, or a product license application, as those terms are defined in the FDCA, for any Product, as appropriate, in each case of the Parent or any Subsidiary.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Parent or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.  For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Acquisition.  For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“Eligible Assets” means property that is used or useful in the same or a similar line of business as the Parent and its Subsidiaries were engaged in on the Transaction Closing Date (or any reasonable extension or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 9.01.

“Excluded Deposit Accounts” means (a) any Deposit Accounts used exclusively for payroll, payroll taxes and other employee wage and benefits payments and identified to the Administrative Agent by the Borrower as such in the Perfection Certificate, (b) petty cash accounts with an aggregate maximum daily balance at any time not in excess of $10,000, (c) that certain Deposit Account of the Borrower at Comerica Bank containing not more than $250,000 of cash collateral securing that certain letter of credit obligation of the Borrower set forth on Schedule 8.03, and (d) any Deposit Accounts holding only cash and Cash Equivalents of Foreign Subsidiaries or Foreign Subsidiary Holding Companies with an aggregate maximum daily balance for all such accounts, as of the end of each calendar month, not in excess of $2,000,000.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date, (a) any owned or leased real or personal property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) the Equity Interests of any direct Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a), (d) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (e) any leasehold interest of any Loan Party in real property and (f) any general intangible, permit, lease, license, contract or other instrument of a Loan Party if the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that: (x) any such limitation described in this clause (f) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law (including Debtor Relief Laws) or principles of equity and (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, such general intangible, permit, lease, license, contract or other instrument shall automatically cease to be “Excluded Property” and a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the applicable Collateral Document and shall be included as Collateral thereunder.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.

“FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Foreign Lender” has the meaning set forth in Section 3.01.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary (other than, for the avoidance of doubt, the Borrower) all or substantially all of the assets of which consist of, directly or indirectly, the Equity Interests in one or more CFCs.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement and Consent, dated as of the Fourth Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent.

“Fourth Amendment Effective Date” means October [  ], 2016.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all purchase money Indebtedness;

(c)                                  the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof

(other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d)                                 all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(e)                                  all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created), including, without limitation, any Earn Out Obligations;

(f)                                   the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)                                 all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i)                                     all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j)                                    all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Licenses” means all applications to and requests for approval from a Governmental Authority for the right to manufacture, import, store, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute a Product, including, without limitation, all filings filed with the FDA, and all authorizations issuing from a Governmental Authority based upon or as a result of such applications and requests, which are owned by the Parent or any Subsidiary, acquired by the Parent or any Subsidiary via assignment, purchase or otherwise or that the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) the Parent, (b) each Domestic Subsidiary of the Parent identified as a “Guarantor” on the signature pages hereto, (c) each other Person that joins as a Guarantor pursuant to Section 7.12, and (d) the successors and permitted assigns of the foregoing.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HHS” means the United States Department of Health and Human Services and any successor agency thereof.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all Funded Indebtedness;

(b)                                 the Swap Termination Value of any Swap Contract;

(c)                                  all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d)                                 all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“Indemnitee” has the meaning set forth in Section 11.04(b).

“Information” has the meaning set forth in Section 11.07.

“Interest Payment Date” means (a) the 15th day of each March, June, September and December; provided, that, if any such 15th day is not a Business Day, the applicable “Interest Payment Date” shall be the first Business Day following such 15th day; and (b) the Maturity Date.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2014, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“Internally Generated Cash” means cash of the Parent and its Subsidiaries not constituting (a) proceeds of the issuance of (or contributions in respect of) Equity Interests, (b) proceeds of the incurrence of Indebtedness, (c) proceeds of Dispositions and/or Permitted Transfers (other than Permitted Transfers of the type described in clause (a) of the definition thereof) or (d) proceeds of Extraordinary Receipts.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.  For the avoidance of doubt, it is understood and agreed that to the extent that in the ordinary course of business a Loan Party pays any bona fide trade payable on behalf of any other Loan Party or Subsidiary and such other Loan Party or Subsidiary reimburses such Loan Party in cash in the amount of such bona fide trade payable paid by such Loan Party within ninety (90) days of such payment by such Loan Party, such transaction shall not constitute an “Investment”.

“Investment Documents” means, collectively, the Loan Documents and the Warrants.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“IP Collateral” has the meaning set forth in Section 6.17(a).

“IP Rights” means, collectively, all Confidential Information, all Copyrights, all Copyright Licenses, all Domain Names, all Drug Applications, all Governmental Licenses, all Other Intellectual Property, all Other IP Agreements, all Patents, all Patent Licenses, all Proprietary Databases, all Proprietary Software, all Trademarks, all Trademark Licenses, all Trade Secrets, all Websites and all Website Agreements.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12 or by the Parent in connection with the Transaction.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns.

“Lending Office” means, as to any Lender, the office address of such Lender and, as appropriate, account of such Lender set forth on Schedule 11.02 or such other address or account as such Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Cure Amount” has the meaning set forth in Section 8.17(c).

“Liquidity Cure Right” has the meaning set forth in Section 8.17(c).

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

“Loan Documents” means this Agreement, each Note, each Joinder Agreement, any subordination agreement entered into by the Administrative Agent with respect to Indebtedness permitted by Section 8.03, each Collateral Document and any other agreement, instrument or document designated by its terms as a “Loan Document” (but specifically excluding the Warrants).

“Loan Notice” means a notice of a Borrowing of Loans pursuant to Section 2.02, which shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Market Withdrawal” means a Person’s removal or correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc., as that term is defined in 21 C.F.R. 7.3(j).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities (actual or contingent) or financial condition of the Parent and its Subsidiaries taken as a whole, (b) an impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document to which it is a party or a material impairment in the perfection, value or priority of the Administrative Agent’s security interests in the Collateral, (c) an impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contracts” has the meaning set forth in Section 6.24.

“Material IP Rights” means IP Rights that (a) are material to the operations, business, property, or financial condition of the Parent and its Subsidiaries or their licensee(s) or (b) the loss of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means February 27, 2020.

“Maximum Rate” has the meaning set forth in Section 11.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in the fee interest of any Loan Party in real property (other than Excluded Property).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipts, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property and (d) in the case of any Extraordinary Receipt, (i) reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments and (ii) insurance and condemnation proceeds that are applied to the repair or replacement of the applicable property within one (1) year after receipt thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipt.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Note” or “Notes” means the Term Notes, individually or collectively, as appropriate.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  For the avoidance of doubt, the term “Obligations” shall not include the obligations of the Parent under the Warrants.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Intellectual Property” means all worldwide intellectual property rights, industrial property rights, proprietary rights and common-law rights, whether registered or unregistered, which are not otherwise included in Confidential Information, Copyrights, Copyright Licenses, Domain Names, Governmental Licenses, Other IP Agreements, Patents, Patent Licenses, Trademarks and Trademark Licenses, Proprietary Databases, Proprietary Software, Websites, Website Agreements and Trade Secrets, including, without limitation, all rights to and under all new and useful algorithms, concepts, data (including all clinical data relating to a Product), databases, designs, discoveries, inventions, know-how, methods, processes, protocols, show-how, software (other than commercially available, off-the-shelf software that is not assignable in connection with a Change of Control), specifications for Products, techniques, technology, trade dress and all improvements thereof and thereto, which is owned by the Parent or any Subsidiary or which the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Other IP Agreements” means any agreement, whether written or oral, providing for the grant of any right under any Confidential Information, Governmental Licenses, Proprietary Database, Proprietary Software, Trade Secret and/or any other IP Rights, to the extent that the grant of any such right is not otherwise the subject of a Copyright License, Trademark License, Patent License or Website Agreement.

“Outstanding Amount” means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Parent” has the meaning set forth in the introductory paragraph hereto.

“Participant” has the meaning set forth in Section 11.06(d).

“Patent License” means any agreement, whether written or oral, providing for the grant of any right under any Patent.

“Patents” means all letters patent and patent applications in the United States and all other countries (and all letters patent that issue therefrom) and all reissues, reexaminations, extensions, renewals, divisions and continuations (including continuations-in-part and continuing prosecution applications) thereof, for the full term thereof, together with the right to claim the priority thereto, which are owned by the Parent or any Subsidiary or which the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Perfection Certificate” means that certain perfection certificate and collateral questionnaire, in form and substance reasonably satisfactory to Administrative Agent, executed by the Borrower as of the Closing Date.

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of Parent’s or any Subsidiary’s business or to comply with any applicable Laws, and those issued by state governments for the conduct of Parent’s or any Subsidiary’s business.

“Permitted Acquisitions” means Investments consisting of an Acquisition by any Loan Party, provided, that: (a) no Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Parent and its Subsidiaries were engaged in on the Transaction Closing Date (or any reasonable extensions or expansions thereof), (c) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (d) in the case of an Acquisition of the Equity Interests of another Person, the Board of Directors of such other Person shall have duly approved such Acquisition, (e) the Parent shall have delivered to the Administrative Agent pro forma financial statements for the Parent and its Subsidiaries after giving effect to such Acquisition for the twelve month period ending as of the most recent fiscal quarter in a form satisfactory to the Administrative Agent, (f) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, (g) the aggregate consideration (including cash and non-cash consideration, deferred purchase price and any Earn Out Obligations) paid by the Loan Parties for all such Acquisitions during the term of this Agreement shall not exceed $2,000,000 and (h) no Indebtedness (including without limitation deferred purchase price or Earn Out Obligations) shall have been incurred or assumed by any Loan Party or any Subsidiary in anticipation of, or in connection with, such Acquisition.

“Permitted Licenses” means, collectively, (a) licenses of over-the-counter software that is commercially available to the public, and (b) non-exclusive and exclusive licenses for the use of the intellectual property of the Parent or any of its Subsidiaries entered into in the ordinary course of business; provided, that, with respect to each such license described in clause (b), (i) no Event of Default has occurred or is continuing at the time of such license, (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any intellectual property and do not restrict the ability of the Parent or any of its Subsidiaries, as applicable, to pledge, grant a Lien on, or assign or otherwise transfer any intellectual property, (iii) in the case of any exclusive license, (A) the Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to the Administrative Agent and delivers to the Administrative Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (B) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States, and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to the Parent or any of its Subsidiaries are paid to a Deposit Account that is governed by a Deposit Account Control Agreement.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Transfers” has the meaning set forth in the definition of “Disposition”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pledge Agreement” means the pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Preferred Equity Interests” as applied to the Equity Interests of any Person, means Equity Interests of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

“Product” means any product advertised, developed, imported, manufactured, marketed, offered for sale, promoted, sold, tested used or otherwise distributed by the Parent or any Subsidiary in connection with or that embody, in whole or in part, the IP Rights, including those products set forth on Schedule 1.01 (as updated from time to time in accordance with the terms of this Agreement), provided, that, if the Borrower shall fail to comply with its obligations under this Agreement to give notice to Administrative Agent and update Schedule 1.01 prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition.

“Pro Forma Basis” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) (i) with respect to any Disposition, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Parent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Parent or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, Pro Forma Basis in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Parent.

“Proprietary Databases” means any material non-public proprietary database that is owned by the Parent or any Subsidiary or that the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Proprietary Software” means any proprietary software owned, licensed or otherwise used, other than any software that is generally commercially available, off-the-shelf and/or open source including, without limitation, the object code and source code forms of such software and all associated documentation, which is owned by the Parent or any Subsidiary or which the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Qualified Equity Interests” means any Equity Interest issued by the Parent so long as such Equity Interest, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) does not mature or become mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loan and all other Obligations that are accrued and payable), (b) is not redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) does not provide for scheduled or otherwise required payments of dividends in cash, and (d) is not and does not become convertible into or exchangeable for Indebtedness or any other Equity Interests other than solely for Qualified Equity Interests.

“Qualified Second Amendment Cure Proceeds” means those certain cash proceeds received by the Borrower from the issuance by the Borrower of those certain six percent (6.0%) unsecured convertible promissory notes prior to the Fourth Amendment Effective Date, in an aggregate amount not to exceed $3,867,000.

“Real Property Security Documents” means with respect to the fee interest of any Loan Party in any real property:

(a)                                 a fully executed and notarized Mortgage encumbering the fee interest of such Loan Party in such real property;

(b)                                 if requested by the Administrative Agent in its sole discretion, maps or plats of an as-built survey of the sites of such real property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors in 2016 with items 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 13, 14, 16, 17 and 19 on Table A thereof completed;

(c)                                  ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Administrative Agent with respect to such real property, assuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are requested by the Administrative Agent;

(d)                                 evidence as to (i) whether such real property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Parent and its Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Lenders;

(e)                                  if requested by the Administrative Agent in its sole discretion, an environmental assessment report, as to such real property, in form and substance and from professional firms acceptable to the Administrative Agent;

(f)                                   if requested by the Administrative Agent in its sole discretion, evidence reasonably satisfactory to the Administrative Agent that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks); and

(g)                                  if requested by the Administrative Agent in its sole discretion, an opinion of legal counsel to the Loan Party granting the Mortgage on such real property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent.

“Register” has the meaning set forth in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, sub-advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Aggregate Liquidity Level” means $8,000,000; provided, that, if, as of any date of determination, Annualized Consolidated Revenues for the two fiscal quarter period most recently ended prior to such date of determination were (a) greater than or equal to $80,000,000 but less than $85,000,000, the “Required Aggregate Liquidity Level” shall be $7,000,000, (b) greater than or equal to $85,000,000 but less than $90,000,000, the “Required Aggregate Liquidity Level” shall be $6,000,000, and (c) greater than or equal to $90,000,000, the “Required Aggregate Liquidity Level” shall be $5,000,000 (it being understood and agreed that the “Required Aggregate Liquidity Level” as of any date of determination shall be $8,000,000 unless and until the Borrower has received written notification from the Administrative Agent that the “Required Aggregate Liquidity Level” has been lowered by operation of the foregoing proviso).

“Required Domestic Liquidity Level” means $7,000,000; provided, that, if, as of any date of determination, Annualized Consolidated Revenues for the two fiscal quarter period most recently ended prior to such date of determination were (a) greater than or equal to $80,000,000 but less than $85,000,000, the “Required Domestic Liquidity Level” shall be $6,000,000, (b) greater than or equal to $85,000,000 but less than $90,000,000, the “Required Domestic Liquidity Level” shall be $5,000,000, and (c) greater than or equal to $90,000,000, the “Required Domestic Liquidity Level” shall be $4,000,000 (it being understood and agreed that the “Required Domestic Liquidity Level” as of any date of determination shall be $7,000,000 unless and until the Borrower has received written notification from the Administrative Agent that the “Required Domestic Liquidity Level” has been lowered by operation of the foregoing proviso).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of the Parent or any Subsidiary or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of the Parent or any Subsidiary or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by the Parent or any Subsidiary as such activities are being conducted by the Parent or such Subsidiary with respect to such Product at such time), and (b) issued by any Person from which the Parent or any Subsidiary has, as of the Transaction Closing Date, received an accreditation.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, controller, or director of legal services, of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Parent’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.

“Safety Notices” has the meaning set forth in Section 6.25.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Effective Date” means July 29, 2015.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Transaction” means any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, consolidation or otherwise, or any incurrence or repayment of Indebtedness.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Loan” has the meaning set forth in Section 2.01(a).

“Term Loan Commitment” means, as to each Lender, its obligation on the Closing Date to make its portion of the Term Loan to the Borrower pursuant to Section 2.01(a), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is FIFTY MILLION DOLLARS ($50,000,000).

“Term Note” has the meaning set forth in Section 2.08.

“Threshold Amount” means $2,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment of such Lender and the Outstanding Amount of all Loans of such Lender at such time.

“Trademark License” means any agreement, written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means all statutory and common-law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications to register in connection therewith, under the laws of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, for the full term and all renewals thereof, which are owned by the Parent or any Subsidiary or which the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Trade Secrets” means any data or information that is not commonly known by or available to the public, and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, and (c) are owned by the Parent or any Subsidiary or which the Parent or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Transaction” has the meaning set forth in the Fourth Amendment.

“Transaction Closing Date” has the meaning set forth in the Fourth Amendment.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Internal Revenue Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).

“United States” and “U.S.” mean the United States of America.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrants” means those certain common stock purchase warrants of the Parent purchased by the Lenders, substantially in the form of Exhibit B-2.  The Warrants shall have the rights set forth therein.

“Websites” means all websites that the Parent or any Subsidiary shall operate, manage or control through a Domain Name, whether on an exclusive basis or a nonexclusive basis, including, without limitations, all content, elements, data, information, materials, hypertext markup language (HTML), software and code, works of authorship, textual works, visual works, aural works, audiovisual works and functionality embodied in, published or available through each such website and all IP Rights in each of the foregoing.

“Website Agreements” means all agreements between the Parent and/or any Subsidiary and any other Person pursuant to which such Person provides any services relating to the hosting, design, operation, management or maintenance of any Website, including without limitation, all agreements with any Person providing website hosting, database management or maintenance or disaster recovery services to the Parent and/or any Subsidiary and all agreements with any domain name registrar, as all such agreements may be amended, supplemented or otherwise modified from time to time.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Parent directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Parent.

“Work” means any work or subject matter that is subject to protection pursuant to Title 17 of the United States Code.

1.02                        Other Interpretive Provisions.

With reference to this Agreement and each other Investment Document, unless otherwise specified herein or in such other Investment Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Investment Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions set forth herein or in any other Investment Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Investment Document, shall be construed to refer to such Investment Document in its entirety and not to any particular provision thereof, (iv) all references in an Investment Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Investment Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Investment Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Investment Document.

1.03                        Accounting Terms.

(a)                                 Generally.  Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided, however, that, calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Parent in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 Changes in GAAP.  The Parent will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly financial statement delivered in accordance with Section 7.01.  If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either the Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)                                  Pro Forma Calculations.  Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Debt to Revenues Ratio, Annualized Consolidated Revenues and Consolidated Revenues shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable two or four quarter period (as applicable) to which such calculation relates.

(d)                                 Consolidation of Variable Interest Rate Entities.  All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidated pursuant to FASB ASC 810 as if such variable interest entity was a Subsidiaries as defined herein.

1.04                        Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS

2.01                        Commitments and Warrants.

(a)                                 Term Loan. Subject to the terms and conditions set forth herein, each Lender made its portion of a term loan (the “Term Loan”) to the Borrower in Dollars on the Closing Date in an amount not exceeding such Lender’s Term Loan Commitment.  Amounts repaid on the Term Loan may not be reborrowed.

(b)                                 Treasury Regulations. The Borrower and the Lenders hereby acknowledge and agree that, for United States income tax purposes, for an aggregate purchase price of $50,000,000, on the Closing Date, (i) the Lenders made the Term Loan to the Borrower and (ii) the Borrower sold to, and the Lenders purchased from the Borrower, the Closing Date Warrants, in each case, in the respective amounts and purchase prices set forth opposite each Lender’s name on Schedule 2.01.  Furthermore, the Borrower and the Lenders hereby acknowledge and agree that (i) the issue price (within the meaning of Section 1273(b) of the Internal Revenue Code) of the Term Loan was determined pursuant to Section 1272-1275 of the Code and the Treasury Regulations thereunder and (ii) for United States federal income tax purposes, the issue price of the Closing Date Warrants within the meaning of Section 1273(b) of the Internal Revenue Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, was equal to $1,898,721.  The parties hereto agree to report all income tax matters with respect to the making of the Loans and the Closing Date Warrants consistent with the provisions of this Section 2.01(b) unless otherwise required due to a change in applicable Law.

2.02                        Borrowings.

The Borrowing of the Term Loan was made by the Borrower on the Closing Date upon the Borrower’s irrevocable notice to the Administrative Agent (in the form of a written Loan Notice).

2.03                        Prepayments.

(a)                                 Voluntary Prepayments. Subject to the payment of any prepayment premium as required under Section 2.03(d), the exit fee required under Section 2.06(b) and any other fees or amounts payable hereunder at such time, the Borrower may, upon notice from the Borrower to the Administrative Agent, voluntarily prepay the Term Loan, in whole or in part; provided, that, (i) such notice must be received not later than 11:00 a.m. (Eastern time) three (3) Business Days prior to the date of prepayment and (ii) any such prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment pursuant to this Section 2.03(a) shall be accompanied by (x) all accrued interest on the principal amount of the Term Loan prepaid, (y) the prepayment premium required under Section 2.03(d) and the exit fee required under Section 2.06(b) and (z) all fees, costs, expenses, indemnities and other amounts due and payable hereunder at the time of prepayment.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)                                 Mandatory Prepayments of Loans.

(i)                                     Dispositions and Involuntary Dispositions.  The Borrower shall promptly (and, in any event, within three (3) Business Days) prepay the Term Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions (other than, so long as no Default or Event of Default exists at the time prepayment would otherwise be required pursuant to this Section 2.03(b)(i), Net Cash Proceeds of Dispositions and Involuntary Dispositions during any fiscal year of the Parent not exceeding $300,000 in the aggregate) to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 180 days of the date of such Disposition or Involuntary Disposition.  Any prepayment pursuant to this clause (i) shall be applied as set forth in clause (iv) below.

(ii)                                  Extraordinary Receipts.  Promptly (and, in any event, within three (3) Business Days) upon the receipt by the Parent or any Subsidiary of the Net Cash Proceeds of any Extraordinary Receipt, the Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of such Net Cash Proceeds.  Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (iv) below.

(iii)                               Debt Issuance.  Promptly (and, in any event, within three (3) Business Days) upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of such Net Cash Proceeds.  Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (iv) below.

(iv)                              Application of Mandatory Prepayments.  All payments under clauses (i), (ii) and (iii) of this Section 2.03(b) shall be applied first to all fees (other than, for the avoidance of doubt, exit fees required by Section 2.06(b)), costs, expenses, indemnities and other amounts due and payable hereunder, then proportionately (based on the relation of such amounts to the total amount of the relevant payment under this Section 2.03(b)) to the payment or prepayment (as applicable) of the following amounts of the Term Loan: default interest, if any, prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b), accrued interest and principal.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with the respective Applicable Percentages.

(c)                                  Change of Control.  Upon the occurrence of a Change of Control, the Borrower shall, at the direction of the Required Lenders, and may, at its option upon three (3) Business Days’ prior written notice from the Borrower to the Administrative Agent, prepay the Outstanding Amount of the Term Loan together with all accrued and unpaid interest thereon plus the prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b) plus all other Obligations.  Each such direction or notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each prepayment under this Section 2.03(c) shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.  In connection with any prepayment pursuant to this Section 2.03(c), the Borrower shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with such prepayment.

(d)                                 Prepayment Premiums.  If all or any portion of the Term Loan is prepaid, or required to be prepaid, pursuant to this Section 2.03, Article IX or otherwise, then, in all cases, the Borrower shall pay to the Lenders, for their respective ratable accounts, on the date on which such prepayment is paid or required to be paid, in addition to the other Obligations so prepaid or required to be prepaid, a prepayment premium equal to: (i) with respect to any prepayment paid or required to be paid on or prior to the first anniversary of the Closing Date, 10.0% of the principal amount of the Term Loan prepaid or required to be prepaid, (ii) with respect to any prepayment paid or required to be paid after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 5.0% of the principal amount of the Term Loan prepaid or required to be prepaid, (iii) with respect to any prepayment paid or required to be paid after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 2.0% of the principal amount of the Term Loan prepaid or required to be prepaid and (iv) with respect to any prepayment paid or required to be prepaid thereafter, 0.0% of the principal amount of the Term Loan prepaid or required to be prepaid.

2.04                        Repayment of Loans.

The Borrower shall repay the outstanding principal amount of the Term Loan, together with all accrued and unpaid interest thereon and all other Obligations, on the Maturity Date.

2.05                        Interest.

(a)                                 Pre-Default Rate.  Subject to the provisions of subsection (b) below, the Term Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to ten and one half percent (10.5%) per annum.

(b)                                 Default Rate.  (i) Upon the occurrence of any Event of Default under Section 9.01(a) (without regard to any applicable grace periods) or Section 9.01(f), all outstanding Obligations hereunder shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  Upon the request of the Required Lenders to the Administrative Agent, while any Event of Default exists, the Borrower shall pay interest on all outstanding Obligations hereunder at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  The Administrative Agent shall give the Borrower written notice of any such request by the Required Lenders; provided, that, any failure by the Administrative Agent to provide such notice shall not relieve the Borrower of its obligation to pay interest at the Default Rate.

(iii)                               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand.

(c)                                  Paid-In-Kind Interest.  On each of the first four (4) Interest Payment Dates to occur after the Closing Date (the “PIK Period”), so long as no Default has occurred and is continuing as of such Interest Payment Date, a portion of the interest accruing on the Term Loan at the rate of seven percent (7%) per annum (the “Cash Pay Interest”) shall be due and payable in cash in arrears on each Interest Payment Date.  During the PIK Period, the portion of the interest accruing on the Term Loan in excess of the Cash Pay Interest (such portion, the “Paid-in-Kind Interest”) shall be due and payable on each such Interest Payment Date by adding such Paid-in-Kind Interest to the outstanding principal amount of the Term Loan on such Interest Payment Date.  Any and all such Paid-in-Kind Interest so added to the principal amount of the Term Loan thereafter shall constitute and increase the principal amount of the Term Loan for all purposes under this Agreement, including without limitation, for purposes of calculating any prepayment premium under Section 2.03(b) and any exit fee under Section 2.06(b) and shall bear interest in accordance with this Section 2.05.  Upon the occurrence and during the continuation of any Default during the PIK Period, and in any case following the PIK Period, all interest accruing on the Term Loan shall be due and payable in cash in arrears on each Interest Payment Date and at such other times as may be specified herein.

(d)                                 Interest Generally.  Interest on the Term Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.06                        Fees.

(a)                                 Funding Fee.  The Borrower shall pay to the Administrative Agent (for further distribution to the Lenders) a $500,000 funding fee on the Closing Date.  Such fee shall be fully earned when paid and shall be non-refundable for any reason whatsoever.  It is understood and agreed that Athyrium, the Administrative Agent and the Lenders reserve the right to allocate, in whole or in part, to their respective Affiliates, the fees payable to such Persons hereunder in such manner as Athyrium, the Administrative Agent, the Lenders and such Affiliates shall agree in their sole discretion.

(b)                                 Exit Fee.  Upon the prepayment or repayment of all or any portion of the Term Loan (or upon the date any such prepayment or repayment is required to be paid), whether pursuant to Section 2.03, Section 2.04 or Section 9.02, or otherwise, the Borrower shall pay to the Administrative Agent (for further distribution to the Lenders), for the respective ratable accounts of the Lenders, on the date on which such prepayment or repayment is paid or required to be paid, as the case may be, in addition to the other Obligations so prepaid, repaid or required to be prepaid or repaid, an exit fee in an amount equal to two percent (2%) of the principal amount of the Term Loan prepaid, repaid or required to be prepaid or repaid, as the case may be, on such date.

2.07                        Computation of Interest.

All computations of interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on the Term Loan for the day on which the Term Loan is made, and shall not accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid.

2.08                        Evidence of Debt.

The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business.  The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall be in the form of Exhibit B-1 (a “Term Note”).  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

2.09                        Payments Generally.

(a)                                 General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Subject to Section 9.03, all payments of principal, interest, prepayment premiums and fees on the Loans and all other Obligations payable by any Loan Party under the Loan Documents shall be due, without any presentment thereof, directly to the Lenders, at the respective Lending Offices of the Lenders; provided, that, if at the time of any such payment a Lender is a Defaulting Lender, such Defaulting Lender’s pro rata share of such payment shall be made directly to the Administrative Agent.  The Loan Parties will make such payments in Dollars, in immediately available funds not later than 2:00 p.m. on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Lenders may from time to time direct in writing.  All payments received by the Lenders after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(c)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.10                        Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans or prepayment premium or exit fee in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and prepayment premium or exit fees in connection therewith greater than its pro rata share thereof as provided herein, then the Lender shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and prepayment premium or exit fees in connection with their respective portions of the Loans and other amounts owing them; provided, that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section 2.10 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the

Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.11                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendment.  The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a

Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

TAXES

3.01                        Taxes.

(a)                                 All payments of principal and interest on the Loans and all other amounts payable hereunder shall, except as required by Law, be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent’s or any Lender’s net income or franchise taxes imposed by the jurisdiction under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Investment Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by a Loan Party hereunder is required in respect of any Taxes pursuant to any applicable Law, then such Loan Party will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to Administrative Agent an official receipt or other documentation reasonably satisfactory to Administrative Agent evidencing such payment to such authority, and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Administrative Agent or such Lender first made demand therefor.

(b)                                 If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other documentary evidence, the Borrower shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.

(c)                                  Each Lender or the Administrative Agent, as the case may be, that is a “U.S. person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent on or prior to the date such Person becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed copies of Internal Revenue Service Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax.  Each Lender that is organized under the laws of a jurisdiction other than the United States (each such Lender a “Foreign Lender”) shall execute and deliver to each of the Borrower and the Administrative Agent on or prior to the date that such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), one or more (as the Borrower or the Administrative Agent may reasonably request) duly completed and executed copies of United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by the Borrower or the Administrative Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Notwithstanding anything to the contrary in Sections 3.01(a) and 3.01(b), no Loan Party shall be required to pay additional amounts to any Lender pursuant to this Section 3.01 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in Law.

3.02                        Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01                        The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02                        Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)                                 at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c)                                  the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)                                 any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)                                  any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03                        Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the

Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04                        Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05                        Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.  The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06                        Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have terminated.

4.07                        Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE V

CONDITIONS PRECEDENT TO BORROWINGS

5.01                        Conditions of Initial Borrowing and Purchase of Closing Date Warrants.

This Agreement became effective upon and the obligation of each Lender to make its portion of the Term Loan that was advanced on the Closing Date hereunder and to purchase the Closing Date Warrants was subject to satisfaction of the following conditions precedent:

(a)                                 Investment Documents.  Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Investment Documents, each properly executed by a

Responsible Officer of the signing Loan Party and each other party to such Investment Documents, including, without limitation, the Closing Date Warrants duly executed and issued by the Borrower, in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

(b)                                 Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent.

(c)                                  Financial Statements; Due Diligence.  The Administrative Agent shall have received the Closing Date Audited Financial Statements, the Interim Financial Statements and such other reports, statements and due diligence items as the Administrative Agent or any Lender shall request.  The Lenders shall have completed their due diligence with respect to (i) regulatory review of FDA communications regarding Orbera approval, (ii) manufacturing transfer from Allergan to the Borrower and (iii) financial reviews of 2015 and 2016 expense assumptions.

(d)                                 No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2013 in the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole.

(e)                                  Litigation.  There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(f)                                   Organization Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)                                     copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party (or, in the case of the Borrower, by the vice president of finance and controller) to be true and correct as of the Closing Date;

(ii)                                  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Investment Documents to which such Loan Party is a party; and

(iii)                               such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(g)                                  Perfection and Priority of Liens.  Receipt by the Administrative Agent of the following:

(i)                                     searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)                                  UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii)                               all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto;

(iv)                              searches of ownership of, and Liens on, the IP Rights of each Loan Party in the appropriate governmental offices;

(v)                                 duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the IP Rights of the Loan Parties; and

(vi)                              in the case of any personal property Collateral located at a premises leased by a Loan Party, such Collateral Access Agreements as may be reasonably required by the Administrative Agent.

(h)                                 Real Property Collateral.  Receipt by the Administrative Agent of Real Property Security Documents with respect to the fee interest and/or leasehold interest of any Loan Party in each real property identified on Schedule 6.20(a).

(i)                                     Evidence of Insurance.  Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders.

(j)                                    Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying (i) that the conditions specified in Sections 5.01(d), (e), (k) and (m) and Sections 5.02(a) and (b) have been satisfied, (ii) that the Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis, (iii) that as of the Closing Date, the Borrower and its Subsidiaries have no Indebtedness for borrowed money, other than Indebtedness permitted by Section 8.03, (iv) that neither the Borrower nor any Subsidiary as of the Closing Date has outstanding any Equity Interests that are not Qualified Equity Interests or Preferred Equity Interests permitted by the Administrative Agent and (v) as true and complete an attached description of all intercompany Indebtedness of the Borrower and its Subsidiaries.

(k)                                 Existing Credit Agreements.  Receipt by the Administrative Agent of satisfactory evidence that the existing credit facilities of the Borrower have been terminated and all Liens in connection therewith have been released.

(l)                                     Preferred Equity Interests.  Receipt by the Administrative Agent of (i) the certificate of designation (or comparable instrument) and all documentation evidencing any and all Preferred Equity Interests of the Borrower and each Subsidiary, in each case certified by a Responsible Officer of the Borrower as true and complete, which shall, in each case, be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, (ii) evidence in form and substance reasonably satisfactory to the Administrative Agent and the Lenders that the holders of any Preferred Equity Interests of the Borrower and each Subsidiary required to consent to the transactions contemplated hereby shall have consented to the transactions contemplated hereby in accordance with the terms of the documentation governing such Preferred Equity Interests and (iii)(A) an amendment to the Borrower’s certificate of incorporation, certified by a Responsible Officer of the Borrower as true and complete, (1) amending the definition of “Credit Agreement” therein to be a reference to this Agreement (as amended, amended and restated or otherwise modified) and (2) providing that, without the prior written consent of the Administrative Agent and the Required Lenders, no holder of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock shall be entitled to redeem any Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or to exercise any of the rights set forth in Section 3 of the Borrower’s certificate of incorporation (or any substantively similar rights set forth elsewhere in the Borrower’s certificate of incorporation or any other document evidencing any of the Preferred Equity Interests of the Borrower permitted by the Administrative Agent) until the date that is ninety-one (91) days after the date that the Administrative Agent has provided notice to such holders that all Obligations have been paid in full and all Loan Documents have been terminated and (B) evidence in form and substance reasonably satisfactory to the Administrative Agent and the Lenders that the Requisite Holders (as defined in the Borrower’ certificate of incorporation (as in effect on the Closing Date)) have by affirmative vote approved actions to be taken by the Borrower and its Subsidiaries in connection with the Loan Documents and the transactions contemplated thereby, including, without limitation: (1) the amendment to the Borrower’s certificate of incorporation as contemplated by Section 5.01(l)(iii)(A) above, (2) the incurrence by the Borrower of the Indebtedness contemplated by this Agreement in an aggregate amount in excess of $100,000, (3) the guarantee by each Guarantor of the Obligations as contemplated by the Loan Documents and (4) as it relates to the Borrower and any of its Subsidiaries, the entering into and becoming bound by this Agreement, the other Loan Documents and any other agreement, document or instrument in connection herewith or therewith.

(m)                             Governmental and Third Party Approvals.  The Borrower and its Subsidiaries shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Investment Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or any of its Subsidiaries or such other transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect.

(n)                                 Corporate Structure and Capitalization.  The capital and ownership structure and the equity holder arrangements of the Borrower on the Closing Date, on a pro forma basis after giving effect to the transactions contemplated by the Investment Documents shall be reasonably satisfactory to the Lenders.

(o)                                 Letter of Direction.  Receipt by the Administrative Agent of a satisfactory letter of direction containing funds flow information, with respect to the proceeds of the Term Loan on the Closing Date.

(p)                                 Fees.  Receipt by Athyrium, the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date.

(q)                                 Attorney Costs; Due Diligence Expenses. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent and all due diligence expenses of the Athyrium and the Lenders, in each case, incurred to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent), it being understood and agreed that the Borrower’s obligations under this Section 5.01(q) shall not exceed $250,000.

(r)                                    Other.  Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries; such information may include, if requested by the Administrative Agent, asset appraisal reports and written audits of accounts receivable, inventory, payables, controls and systems.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02                        Conditions to all Borrowings.

The obligation of each Lender to honor any Loan Notice is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Investment Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)                                 No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)                                  The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01                        Existence, Qualification and Power.

Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Investment Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02                        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Investment Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate in any material respect any Law (including, without limitation, Regulation U or Regulation X issued by the FRB), except with respect to any conflict, breach, contravention or payment (but not creation of Liens) described in clause (b) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

6.03                        Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Investment Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.

6.04                        Binding Effect.

Each Investment Document has been duly executed and delivered by each Loan Party that is party thereto.  Each Investment Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

6.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The Closing Date Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(b)                                 The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(c)                                  From the date of the Closing Date Audited Financial Statements to and including the Closing Date, there has been no Disposition by any Loan Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of any Loan Party or any Subsidiary, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to any Loan Party or any Subsidiary, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d)                                 The financial statements delivered pursuant to Section 7.01(a), (b) and (c) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a), (b) and (c)) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries (or the Parent and its Subsidiaries, for any such financial statements delivered after the Transaction Closing Date) as of the dates thereof and for the periods covered thereby.

(e)                                  Since the date of the Closing Date Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06                        Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Investment Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07                        No Default.

(a)                                 Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b)                                 No Default has occurred and is continuing.

6.08                        Ownership of Property; Liens.

Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09                        Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)                                 Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)                                 None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)                                  Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)                                 Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)                                  No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.

(f)                                   There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10                        Insurance.

(a)                                 The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.  The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

(b)                                 The Parent and its Subsidiaries maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

6.11                        Taxes.

The Loan Parties and their Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person that is not a Loan Party.

6.12                        ERISA Compliance.

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)                                 There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the

Internal Revenue Code) is sixty percent (60%) or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date, (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

6.13                        Subsidiaries and Capitalization.

(a)                                 Set forth on Schedule 6.13(a) is a complete and accurate list as of the Transaction Closing Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.  The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and non-assessable.

(b)                                 Set forth on Schedule 6.13(b) is a complete and accurate table showing the authorized and issued capitalization of the Parent as of the Transaction Closing Date on a fully diluted basis.  All issued and outstanding Equity Interests of the Parent and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens and such Equity Interests were issued in compliance with all applicable Laws. As of the Transaction Closing Date, except as described on Schedule 6.13(b), there are no outstanding commitments or other obligations of the Parent or any Subsidiary to issue, and no rights of any Person to acquire, any shares of any Equity Interests of the Parent or any of its Subsidiaries.  Except as set forth on Schedule 6.13(b) and as contained in the Warrants, there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by equity holders or option holders of the Parent with respect to the issuance of the Warrants and all such rights have been effectively waived with regard to the issuance of the Warrants.  There are no agreements (voting or otherwise) among the Parent’s equity holders with respect to any other aspect of the Parent’s affairs, except as set forth on Schedule 6.13(b).  The Parent has no Equity Interests that are not Qualified Equity Interests.

6.14                        Margin Regulations; Investment Company Act.

(a)                                 The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Parent and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b)                                 None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15                        Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information (other than information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Investment Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to financial projections, estimates, budgets or other forward-looking information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Parent to be reasonable at the time such information was prepared (it being understood that such information is as to future events and is not to be viewed as facts, is subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent and its Subsidiaries, that no assurance can be given that any particular projection, estimate, budget or forecast will be realized and that actual results during the period or periods covered by any such projections, estimate, budgets or forecasts may differ significantly from the projected results and such differences may be material).

6.16                        Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17                        Intellectual Property; Licenses, Etc.

(a)                                 Schedule 6.17 sets forth a complete and accurate list of the following as of the Transaction Closing Date: (i) all Copyrights and all Trademarks of any Loan Party, that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Copyrights and Trademarks, (ii) all Patents of any Loan Party that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Patents, (iii) all Domain Names owned by any Loan Party or which any Loan Party is licensed, authorized or otherwise granted rights under or to, or owned by a Person on behalf of any Loan Party, in each case, that are material or reasonably necessary to the Loan Parties, their respective properties or the conduct or operation of their respective businesses (including the generation of future revenues), together with relevant identifying information with respect to such Domain Names, (iv) each Copyright License, each Patent License and each Trademark License of the Borrower or any Guarantor that is material or reasonably necessary to the Borrower or any Guarantor, their respective properties or the conduct or operation of their respective businesses (including the generation of future revenues), and (v) each other right or interest in the IP Rights (other than Trade Secrets) of any Loan Party that is material or reasonably necessary to the Borrower or any Guarantor, their respective properties or the conduct or operation of their respective businesses (including the generation of future revenues) the loss or breach of which could reasonably be expected to have a Material Adverse Effect (collectively, “IP Collateral”).

(b)                                 The IP Collateral is subsisting, valid, unexpired and enforceable, and has not been abandoned.  No claim known to the Parent or any Subsidiary has been made that the use or other exploitation by the Parent, any Subsidiary or any of their licensees of any of the IP Rights, including, without limitation, to advertise, display, import, manufacture, have manufactured, market, offer for sale, perform, prepare derivative works based upon, promote, reproduce, sell, use and/or otherwise distribute a Product, does or may infringe, violate or misappropriate the rights of any Person.  No holding, decision or judgment has been rendered by any Governmental Authority that would limit, invalidate, render unenforceable, cancel or question the validity of any Material IP Right and no action or proceeding is pending seeking to limit, invalidate, render unenforceable, cancel or question the validity of any Material IP Right that, in any case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the value of any IP Right.  The Parent and its Subsidiaries have, since taking title to the Material IP Rights, performed all acts and have paid all required annuities, fees, costs, expenses and taxes to maintain the Material IP Rights in full force and effect throughout the world, as applicable.  All applications for registration pertaining to the Material IP Rights of the Borrower and the Guarantors have been duly and properly filed, and all registrations or letters patent pertaining to the Material IP Rights have been duly and properly filed and issued.  The Parent and its Subsidiaries own, or are entitled to use by license or otherwise, all the Material IP Rights.  Neither the Parent nor any Subsidiary has made any assignment or agreement in conflict with the security interest in the IP Rights of the Borrower or any Guarantor hereunder and no license agreement with respect to any of the IP Collateral conflicts with the security interest granted to the Administrative Agent, on behalf of the Lenders, pursuant to the terms of the Collateral Documents.  To the extent any of the Material IP Rights were authored, developed, conceived or created, in whole or in part, for or on behalf of the Parent or any Subsidiary by any Person, then the Parent or such Subsidiary has entered into a written agreement with such Person in which such Person has assigned all right, title and interest in and to such Material IP Rights to the Parent or such Subsidiary.  To the Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Subsidiary or any licensee of the Parent or any Subsidiary violates, infringes or misappropriates any rights held by any other Person.  No claim or litigation regarding any of the IP Rights is pending or threatened.  As of the Transaction Closing Date, none of the Material IP Rights is subject to any license grant by the Parent or any Subsidiary or similar arrangement, except for (x) license grants between the Loan Parties and (y) those license grants disclosed on Schedule 6.17.

(c)                                  The Borrower owns all of the IP Rights in the Covered Products.  None of the IP Rights relating to the Covered Products are licensed from any other Person.

6.18                        Solvency.

The Loan Parties are Solvent on a consolidated basis.

6.19                        Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will be, upon the timely and proper filings, deliveries, notations and other actions contemplated in the Collateral Documents perfected security interests and Liens (to the extent that such security interests and Liens can be perfected by such filings, deliveries, notations and other actions), prior to all other Liens other than Permitted Liens.

6.20                        Business Locations.

Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Transaction Closing Date.  Set forth on Schedule 6.20(b) is the tax payer identification number and organizational identification number of each Loan Party as of the Transaction Closing Date.  The exact legal name and state of organization of (a) the Borrower is as set forth on the signature pages to the Fourth Amendment and (b) each Guarantor is (i) as set forth on the signature pages hereto, (ii) as set forth on the signature pages to the Joinder Agreement pursuant to which such Guarantor became a party hereto or (iii) as may be otherwise disclosed by the Loan Parties to the Administrative Agent in accordance with Section 8.12(c). Except as set forth on Schedule 6.20(c), no Loan Party has during the five years preceding the Transaction Closing Date (i) changed its legal name, (ii) changed its state of organization, or (iii) been party to a merger, consolidation or other change in structure.

6.21                        OFAC; Anti-Corruption Laws.

(a)                                 No Loan Party, nor any Subsidiary, nor any Person controlling any Loan Party or any Subsidiary, nor to the knowledge of any Loan Party or Subsidiary, any director, officer, employee, agent, Affiliate or representative thereof, is a Person or is owned or controlled by a Person (i) that appears on the Specially Designated Nationals and Blocked Persons List of OFAC, HMT’s Consolidated List of Financial Sanctions Targets, the Investment Ban List, or any similar list enforced by any other relevant authority; (ii) with which a transaction is prohibited by Executive Order 13224, the USA PATRIOT Act, the Trading with the Enemy Act or the foreign asset control regulations of the United States Treasury Department; (iii) that is organized under the laws of, or having a place of business or the majority of its business operations (measured by revenues) located in, a Designated Jurisdiction; or (iv) that is currently the subject or target of any Sanctions.

(b)                                 The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.22                        Limited Offering of Warrants.

(a)                                 The offer and sale of the Closing Date Warrants was not required to be registered pursuant to the provisions of Section 5 of the Securities Act or the registration or qualification provisions of the blue sky laws of any state.  Neither the Borrower nor any agent on the Borrower’s behalf, has solicited or will solicit any offers to sell all or any part of the Closing Date Warrants, to any Person so as to bring the sale of the Closing Date Warrants, by the Borrower within the registration provisions of the Securities Act or any state securities laws.

(b)                                 The offer and sale of the Warrants is not required to be registered pursuant to the provisions of Section 5 of the Securities Act or the registration or qualification provisions of the blue sky laws of any state.  Neither the Borrower nor any agent on the Borrower’s behalf, has solicited or will solicit any offers to sell all or any part of the Warrants, to any Person so as to bring the sale of the Warrants, by Borrower within the registration provisions of the Securities Act or any state securities laws.

6.23                        Issuance Taxes.

All taxes imposed on the Borrower in connection with the issuance, sale and delivery of the Closing Date Warrants and the Warrants have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by the Borrower.

6.24                        Material Contracts.

Except for the Organization Documents and the other agreements set forth on Schedule 6.24 (collectively with the Organization Documents, the “Material Contracts”), as of the Transaction Closing Date there are no (a) employment agreements covering the management of the Parent or any Subsidiary, (b) collective bargaining agreements or other labor agreements covering any employees of the Parent or any Subsidiary, (c) agreements for managerial, consulting or similar services to which the Parent or any Subsidiary is a party or by which it is bound, (d) agreements regarding the Parent or any Subsidiary, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, licenses of IP Rights or other lease or license agreements to which the Parent or any Subsidiary is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf’ products), (f) customer or supply agreements to which the Parent or any Subsidiary is a party, in each case with respect to the preceding clauses (a), (c), (d), (e) and (f) requiring payment of more than $100,000 in any year or (g) any other agreements or instruments to which the Parent or any Subsidiary is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 6.24 sets forth, with respect to each real estate lease agreement to which the Parent or any Subsidiary is a party as of the Transaction Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Investment Documents will not give rise to a right of termination in favor of any party to any Material Contract.

6.25                        Compliance of Products.

(a)                                 The Loan Parties represent and warrant:

(i)                                     that the Parent and its Subsidiaries have obtained all Required Permits, or have contracted with third parties holding Required Permits, necessary for compliance with all Laws and all such Required Permits are in full force and effect, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(ii)                                  that the Parent and its Subsidiaries have not received any communication from any Governmental Authority regarding, and there are no facts or circumstances that are likely to give rise to (A) any material adverse change in any Required Permit, or any failure to materially comply with any Laws or any term or requirement of any Required Permit or (B) any revocation, withdrawal, suspension, cancellation, material limitation, termination or material modification of any Required Permit;

(iii)                               that none of the officers, directors, employees, shareholders, agents, Affiliates of the Parent or any Subsidiary or, to Borrower’s knowledge after reasonable and diligent inquiry and investigation, any consultant involved in any Product application, has been convicted of any crime or engaged in any conduct for which debarment is authorized by 21 U.S.C. Section 335a;

(iv)                              that none of the officers, directors, employees, shareholders, agents, Affiliates of the Parent or any Subsidiary or, to Borrower’s knowledge after reasonable and diligent inquiry and investigation, any consultant has made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991);

(v)                                 that all applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Required Permit from the FDA or other Governmental Authority relating to the Parent or any Subsidiary, their business operations and Products, when submitted to the FDA or other Governmental Authority were true, complete and correct in all material respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Governmental Authority. The Required Permits issued by the FDA and other Governmental Authorities for the Parent’s and its Subsidiaries’ products are valid and supported by proper research, design, testing, analysis and disclosure;

(vi)                              that all preclinical and clinical trials in respect of the activities of the Parent and its Subsidiaries being conducted by or on behalf of the Parent and its Subsidiaries that have been submitted to any Governmental Authority, including the FDA and its counterparts worldwide, in connection with any Required Permit, are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls pursuant to applicable Laws;

(vii)                           that neither the Parent nor any Subsidiary has received any written notice that any Governmental Authority, including without limitation the FDA, the Office of the Inspector General of HHS or the United States Department of Justice has commenced or threatened to initiate any action against the Parent or a Subsidiary, any action to enjoin the Parent or a Subsidiary, its officers, directors, employees, shareholders or its agents and Affiliates, from conducting its business at any facility owned or used by it or for any material civil penalty, injunction, seizure or criminal action that could reasonably be expected to have a Material Adverse Effect;

(viii)                        that, except as set forth on Schedule 6.25, neither the Parent nor any Subsidiary has received from the FDA, at any time since January 1, 2008, a Warning Letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA, or any comparable correspondence from any state or local authority with regard to any Product or the manufacture, processing, packaging or holding thereof, or any comparable correspondence from any foreign counterpart of the FDA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof; and

(ix)                              that, except as set forth on Schedule 6.25, neither the Parent nor any Subsidiary (A) has engaged in any Recalls, field notifications, Market Withdrawals, warnings, “dear doctor” letters, investigator notices, safety alerts, “serious adverse event” reports or other notice of action relating to an alleged lack of safety or regulatory compliance of the Products issued by the Parent or any Subsidiary, any clinical investigator, and/or other third party (“Safety Notices”), (B) has knowledge of any material product complaints with respect to the Products which, if true, could reasonably be expected to have a Material Adverse Effect, and (C) has knowledge of any facts that would be reasonably likely to result in (1) a material Safety Notice with respect to the Products, (2) a material change in the labeling of any of the Products, or (3) a termination or suspension of developing and testing of any of the Products.

(b)                                 With respect to Products, the Loan Parties represent and warrant that:

(i)                                     all Products are listed on Schedule 1.01 and the Borrower has delivered to the Administrative Agent on or prior to the Closing Date copies of all Required Permits relating to such Products issued or outstanding as of the Closing Date; provided, that, if after the Closing Date, the Parent or any Subsidiary wishes to manufacture, sell, develop, test or market any new Product, the Borrower shall give prior written notice to the Administrative Agent of such intention (which shall include a brief description of such Product, plus copies of all Required Permits relating to such new Product and/or the Parent’s or such Subsidiary’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice) along with a copy of an updated Schedule 1.01; and provided, further, that, if the Parent and/or any Subsidiary shall at any time obtain any new or additional Required Permits from the FDA, or parallel state or local authorities, or foreign counterparts of the FDA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Administrative Agent, the Borrower shall promptly give written notice to Administrative Agent of such new or additional Required Permits, along with a copy thereof);

(ii)                                  each Product is not adulterated or misbranded within the meaning of the FDCA, except where a failure of a Product so to comply could not reasonably be expected to have a Material Adverse Effect;

(iii)                               each Product is not an article prohibited from introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA, except where such introduction of a prohibited Product could not reasonably be expected to have a Material Adverse Effect;

(iv)                              each Product has been and shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed in accordance with all applicable Permits and Laws, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)                                 each Product has been and shall be manufactured in accordance with customary manufacturing practices, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)                              without limiting the generality of Section 6.25(a)(i) and (ii) above, with respect to any Product being tested or manufactured by the Parent and its Subsidiaries, the Parent and its Subsidiaries have received, and such Product shall be the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of the Parent or such Subsidiary, and, to the Borrower’s knowledge, neither the Parent nor any Subsidiary has received any notice from any applicable Government Authority, specifically including the FDA, that such Government Authority is conducting an investigation or review of (A) the Parent and its Subsidiaries’ manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws or the Required Permits related to the manufacture of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing or manufacturing of such Product by the Parent and its Subsidiaries should cease;

(vii)                           without limiting the generality of Section 6.25(a)(i) and (ii) above, with respect to any Product marketed or sold by the Parent or any of its Subsidiaries, the Parent and its Subsidiaries shall have received, and such Product shall be the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by the Parent and its Subsidiaries, and, to the Borrower’s knowledge, neither the Parent nor any Subsidiary has received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace; and

(viii)                        neither the Parent nor any Subsidiary has experienced any significant failures in the manufacturing of any Product such that the amount of such Product successfully manufactured by the Parent or any of its Subsidiaries in accordance with all specifications thereof and the Required Payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.

6.26                        Labor Matters.

There are no existing or, to the Borrower’s knowledge, threatened, strikes, lockouts or other labor disputes involving the Parent or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of the Parent and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), the Loan Parties shall and shall cause each Subsidiary to:

7.01                        Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Parent (or, if earlier, when required to be filed with the SEC (after giving effect to any extension)), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to the Required Lenders (it being understood and agreed that each of PMB Helin Donovan, Grant Thornton, Deloitte, PricewaterhouseCoopers, Ernst & Young and KPMG is acceptable to the Required Lenders) to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for qualifications solely relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Parent’s independent certified public accountants);

(b)                                 as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, when required to be filed with the SEC (after giving effect to any extension)), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, Consolidated Revenues (including calculation of each clause of the definition thereof), and statement of cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)                                  as soon as available, and in any event within thirty (30) days after the end of each calendar month of the Parent (other than each calendar month ending March 31st, June 30th and September 30th), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such calendar month, and the related consolidated statements of income or operations, Consolidated Revenues (including calculation of each clause of the definition thereof), and cash flows for such calendar month (and for the fiscal quarter ended on such date) and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding calendar month of the previous fiscal year (and the corresponding fiscal quarter of the previous fiscal year) and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

7.02                        Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) (and, solely with respect to the last calendar month of any fiscal year of the Parent, the financial statements referred to in Section 7.01(c)), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent, certifying compliance with the covenants set forth in Sections 8.16 and 8.17;

(b)                                 as soon as practicable, and in any event not later than thirty (30) days after the commencement of each fiscal year of the Parent, beginning with the fiscal year commencing January 1, 2015, an annual business plan and budget of the Parent and its Subsidiaries containing, among other things, projections for each quarter of such fiscal year;

(c)                                  promptly after the same are available, copies of each annual report, proxy or other report or communication sent to the equityholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party may file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                                 concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Parent containing information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Extraordinary Receipts and Acquisitions that occurred during the period covered by such financial statements;

(e)                                  promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any Subsidiary, or any audit of any of them;

(f)                                   promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(g)                                  promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, (i) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof, (ii) copies of any material written correspondence or any other material written communication from the FDA or any other regulatory body and (iii) copies of any report of “Net Sales” (as defined in the Allergan DRA) reported to the Borrower by Allergan and its Affiliates pursuant to Section 6.4 of the Allergan DRA;

(h)                                 as soon as practicable, and in any event not later than the last Business Day of each month, copies of the most recent monthly statements for each Deposit Account and other bank account or securities account of the Borrower and each other Loan Party;

(i)                                     promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Investment Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(j)                                    concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Parent (i) listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (C) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (D) such supplements to Schedule 6.17 as are necessary to cause such schedule to be true and complete as of the date of such certificate and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.

Documents required to be delivered pursuant to Section 7.01(a), (b) or (c) or Section 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Loan Party hereby acknowledges that from time to time the Administrative Agent or a Lender may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing (“MNPI”), and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Upon request of the Administrative Agent, the Borrower hereby agrees that (A) it will prepare a version of the Borrower Materials not containing MNPI, and (B) it will identify such Borrower Materials by marking such Borrower Materials “PUBLIC”.  By marking the Borrower Materials “PUBLIC”, each Loan Party shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) for purposes of United States federal and state securities laws.

7.03                        Notices.

(a)                                 Promptly (and in any event, within two Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.

(b)                                 Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

(d)                                 Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Parent or any Subsidiary.

(e)                                  Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of the occurrence of the Allergan Transfer Date.

(f)                                   Promptly (and in any event, within three Business Days) notify the Administrative Agent and each Lender of (i) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any other Loan Party or to which any of the properties of any thereof is subject which could reasonably be expected to result in losses and/or expenses in excess of $1,000,000, (ii) any final judgment or order for the payment of money against any Loan Party or any Subsidiary in an aggregate amount exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), (iii) any material change or development in any matter described on Schedule 6.25 and (iv) the occurrence of any event or circumstance that would constitute an Event of Default under Sections 9.01(e) or 9.01(i), assuming for purposes of this Section 7.03(e) that the “Threshold Amount” as used in such Sections equals $1,000,000.

Each notice pursuant to this Section 7.03(a) through (f) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Investment Document that have been breached.

7.04                        Payment of Obligations.

Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens), and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05                        Preservation of Existence, Etc.

(a)                                 Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or Section 8.05.

(b)                                 Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)                                 Preserve or renew all of its registered IP Rights or IP Rights in respect of which an application for registration has been filed or recorded with the United States Copyright Office or the United States Patent and Trademark Office, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

7.06                        Maintenance of Properties.

(a)                                 Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b)                                 Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07                        Maintenance of Insurance.

(a)                                 Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)                                 Without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

(c)                                  Cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be adversely altered or canceled.

7.08                        Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09                        Books and Records.

(a)                                 Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)                                 Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

7.10                        Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be desired, upon reasonable advance notice to the Borrower; provided, however, so long as no Event of Default exists, only the Administrative Agent shall exercise rights under this Section 7.10 and the Borrower shall only be required to reimburse the Administrative Agent (but not any Lender) for two such visits and inspections in any fiscal year; provided, further, however, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11                        Use of Proceeds.

Use the proceeds of the Loans (a) to refinance existing Indebtedness of the Borrower and its Subsidiaries and (b) for other general corporate purposes, provided, that, in no event shall the proceeds of the Loans be used in contravention of any Law or of any Investment Document.

7.12                        Additional Subsidiaries.

Within thirty (30) days after the acquisition or formation of any Subsidiary:

(a)                                 notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b)                                 if such Subsidiary is a Domestic Subsidiary (other than a Foreign Subsidiary Holding Company), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other customary documents as the Administrative Agent shall reasonably request for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13                        ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

7.14                        Pledged Assets.

(a)                                 Equity Interests.  Cause (i) 100% of the issued and outstanding Equity Interests of each directly owned Domestic Subsidiary (other than any Foreign Subsidiary Holding Company) of a Loan Party and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or such Foreign Subsidiary Holding Company, as the case may be, as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s or such Foreign Subsidiary Holding Company’s, as the case may be, United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and each Foreign Subsidiary Holding Company, in each case, directly owned by a Loan Party, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance satisfactory to the Administrative Agent.

(b)                                 Other Property.  Cause all property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall request (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Real Property Security Documents, and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.15                        Compliance with Material Contracts.

Comply in all material respects with each Material Contract of such Person.

7.16                        Deposit Accounts.

(a)                                 Within thirty (30) days after the acquisition or establishment of any Deposit Account by any Loan Party, the Borrower shall provide written notice thereof to the Administrative Agent.

(b)                                 Subject to Section 7.20(c), cause all Deposit Accounts (other than Excluded Deposit Accounts) of the Loan Parties at all times to be subject to Deposit Account Control Agreements, in each case in form and substance satisfactory to the Administrative Agent (it being understood that the Loan Parties shall have sixty (60) days to comply with this Section 7.16(b) solely with respect to any Deposit Account acquired or established after the Closing Date (such period to be measured from the date of acquisition or establishment)).

(c)                                  Subject to Section 7.20(c), maintain all of the cash, Cash Equivalents and other funds of the Loan Parties in (i) Deposit Accounts which are subject to a Deposit Account Control Agreement or (ii) Excluded Deposit Accounts.

7.17                        Products and Required Permits.

(a)                                 Without limiting the generality of Section 7.08, in connection with the development, testing, manufacture, marketing or sale of each and any Product by the Parent or any Subsidiary, the Parent or such Subsidiary shall comply in all material respects with all Required Permits at all times issued by any Government Authority, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by the Parent or such Subsidiary.

(b)                                 Without limiting the generality of Section 7.17(a) above, Borrower shall immediately and in any event within three (3) Business Days give written notice to Administrative Agent upon Borrower’s becoming aware that any of the representations and warranties set forth in Section 6.25 with respect to any Product have become incorrect in any material respect (provided, that, for the avoidance of doubt, the giving of such notice shall not cure or result in the automatic waiver of any Default or Event of Default that may have resulted from such breach of such representation or warranty).

7.18                        Consent of Licensors.

Promptly after entering into or becoming bound by any license or agreement (other than over-the-counter software that is commercially available to the public), the failure, breach or termination of which could reasonably be expected to have a Material Adverse Effect, the Loan Parties shall (a) provide written notice to the Administrative Agent of the material terms of such license or agreement with a description of its likely impact on the Loan Parties’ business or financial condition and (b) in good faith take such commercially reasonable actions as the Administrative Agent may request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) the applicable Loan Party’s interest in such licenses or contract rights to be deemed Collateral and for the Administrative Agent to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future and (ii) the Administrative Agent to have the ability in the event of a liquidation of any of the Collateral to dispose of such Collateral in accordance with the Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents; provided, that, the failure to obtain any such consent or waiver shall not constitute a Default.

7.19                        Anti-Corruption Laws.

Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

7.20                        Post-Closing Obligations.

(a)                                 [Reserved].

(b)                                 Deliver to the Administrative Agent, not later than ninety (90) days after the Closing Date, each of the Collateral Access Agreements, bailee waivers and other similar items described on Schedule 7.20, in each case in form and substance satisfactory to the Administrative Agent.

(c)                                  Deliver to the Administrative Agent, not later than ninety (90) days after the Closing Date, fully executed Deposit Account Control Agreements for all Deposit Accounts set forth on Schedule 7.20, in each case in form and substance satisfactory to the Administrative Agent.

(d)                                 Deliver to the Administrative Agent, not later than ninety (90) days after the Closing Date, evidence that the Borrower has paid to the Comptroller of Public Accounts, State of Texas, that certain $59,638.30 in limited sales, excise and use taxes owing as of the Closing Date.

(e)                                  Deliver to the Administrative Agent, not later than ninety (90) days after the Closing Date, copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders, in each case in form and substance satisfactory to the Administrative Agent.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01                        Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the Closing Date and listed on Schedule 8.01;

(c)                                  Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided, that, such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)                                  (i)  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) deposits or pledges in respect of letters of credit, bank guarantees or similar instruments that have been posted in the ordinary course of business of the Parent or any Subsidiary to support payment of any of the items set forth in clause (i) of this Section 8.01(e), in each case, for so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(f)                                   (i) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, indemnity and performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) deposits or pledges in respect of letters of credit, bank guarantees or similar instruments that have been posted in the ordinary course of business of the Parent or any Subsidiary to support payment of any of the items set forth in clause (i) of this Section 8.01(f), in each case, for so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(g)                                  easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)                                     Liens securing Indebtedness permitted under Section 8.03(e); provided, that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(j)                                    licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries;

(k)                                 any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)                                     normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m)                             Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(n)                                 Liens of sellers of goods to the Parent and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o)                                 Liens securing Indebtedness permitted under Section 8.03(f); provided, that, such Liens do not encumber any property other than the right to cancel any insurance financed by such Indebtedness and the insurance premiums financed with such Indebtedness;

(p)                                 Liens in favor of customs and revenue authorities arising as a matter of law, in the ordinary course of the Borrower’s business, to secure payment of customs duties in connection with the importation of goods;

(q)                                 Liens consisting of Permitted Licenses;

(r)                                    Liens consisting of customary rights and restrictions contained in agreements relating to sales, transfers, licenses, leases or other dispositions permitted by Section 8.05, pending completing thereof, or, in the case of a license, during the term thereof, and any option or other agreement to sell, transfer, license, lease or dispose of any asset in a transaction permitted by Section 8.05;

(s)                                   Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations (excluding debt for borrowed money) in an aggregate principal amount not to exceed $25,000 at any one time outstanding; and

(t)                                    Liens on cash collateral of the Parent and its Subsidiaries securing Indebtedness permitted by Section 8.03(n).

8.02                        Investments.

Make any Investments, except:

(a)                                 Investments held by the Parent or such Subsidiary in the form of cash or Cash Equivalents;

(b)                                 Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c)                                  Investments in any Person that is a Loan Party prior to giving effect to such Investment;

(d)                                 Investments by any Subsidiary of the Parent that is not a Loan Party in any other Subsidiary of the Parent that is not a Loan Party;

(e)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)                                   Guarantees permitted by Section 8.03(b), Section 8.03(g) or Section 8.03(l);

(g)                                  Permitted Acquisitions;

(h)                                 loans and advances to employees not to exceed $250,000 at any time outstanding;

(i)                                     so long as no Default or Event of Default has occurred and is continuing, Investments by the Loan Parties in Subsidiaries that are not Loan Parties (it being understood that an equity contribution made by a Person in a Subsidiary that is concurrently made by such Subsidiary to its Subsidiary shall be deemed a single Investment in the applicable amount for purposes of this clause) in an aggregate amount not to exceed $5,000,000 during the term of this Agreement;

(j)                                    Investments consisting of promissory notes issued to the Parent by officers, directors and employees which are used by such Persons to simultaneously purchase Equity Interests of the Parent;

(k)                                 deposits, prepayments and other credits to suppliers and deposits in connection with lease obligations, taxes, insurance and similar items, in each case made in the ordinary course of business and securing contractual obligations of a Loan Party, in each case to the extent constituting a Permitted Lien;

(l)                                     Investments consisting of obligations of the Parent or any Subsidiary under Swap Contracts permitted under Section 8.03(d) that are incurred for non-speculative purposes in the ordinary course of business;

(m)                             Investments (including debt obligations) received in connection with any insolvency proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(n)                                 Investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, each as entered into in the ordinary course of business; and

(o)                                 other Investments not exceeding $1,000,000 in the aggregate at any one time outstanding.

8.03                        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness of the Parent and its Subsidiaries existing on the Closing Date and described on Schedule 8.03 and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the principal amount of such Indebtedness is not increased, (ii) neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, (iii) such Indebtedness, if subordinated to the Obligations, remains so subordinated to the Obligations on terms no less favorable to the Lenders and (iv) the original obligors in respect of such Indebtedness remain the only obligors thereon;

(c)                                  intercompany Indebtedness permitted under Section 8.02;

(d)                                 obligations (contingent or otherwise) of the Parent or any Subsidiary existing or arising under any Swap Contract, provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)                                  purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Parent or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided, that, (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $500,000 at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)                                   Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(g)                                  Guarantees with respect to Indebtedness of any Loan Party permitted under this Section 8.03; provided, that, if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(h)                                 Indebtedness in respect of any agreement providing for treasury, depositary, purchasing card or cash management services, bank card products or services provided in connection therewith, including in connection with any automated clearing house transfers of funds or any similar transactions, netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business, in an aggregate amount outstanding not to exceed $1,000,000 at any time;

(i)                                     Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(j)                                    [Reserved];

(k)                                 [Reserved];

(l)                                     Indebtedness in respect of (i) surety and appeal bonds, performance bonds, bid bonds, completion guarantees and similar obligations entered into in the ordinary course of business and (ii) customary indemnification obligations to purchasers in connection with Dispositions permitted by Section 8.05;

(m)                             (i) unsecured Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary prior to giving to any merger or consolidation with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by the Parent or any Subsidiary in connection with an acquisition of assets by the Parent or any Subsidiary in a Permitted Acquisition; provided, that, (x) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, (y) neither the Parent nor any Subsidiary shall Guarantee such Indebtedness and (z) such Indebtedness shall be unsecured; and (ii) any unsecured extensions, renewals or replacements of any such unsecured Indebtedness described in the foregoing clause (i), to the extent that (w) the principal amount of such Indebtedness is not increased, (x) neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, (y) such Indebtedness, if subordinated to the Obligations, remains so subordinated to the Obligations on terms no less favorable to the Lenders and (z) the original obligors in respect of such Indebtedness remain the only obligors thereon;

(n)                                 Indebtedness constituting reimbursement obligations in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Parent or any Subsidiary, in an aggregate amount for all such Indebtedness not to exceed $1,000,000 at any one time outstanding;

(o)                                 Indebtedness of any Foreign Subsidiary which is unsecured or secured only by such Foreign Subsidiary’s accounts receivable and inventory, in an aggregate amount for all such Indebtedness not to exceed $5,000,000 at any one time outstanding; provided, that, such Indebtedness shall only be used for working capital purposes; and

(p)                                 other unsecured Indebtedness in an aggregate amount not to exceed $2,500,000 at any one time outstanding.

8.04                        Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Parent may merge or consolidate with any of its Subsidiaries (other than the Borrower), provided, that, the Parent shall be the continuing or surviving corporation, (b) the Borrower may merge or consolidate with any of its Subsidiaries, provided, that, the Borrower shall be the continuing or surviving corporation, (c) any Loan Party (other than the Borrower or the Parent) may merge or consolidate with any other Loan Party (other than the Borrower or the Parent), (d) any Foreign Subsidiary or Foreign Subsidiary Holding Company may be merged or consolidated with or into any Loan Party, provided, that, such Loan Party shall be the continuing or surviving corporation, (e) any Foreign Subsidiary or Foreign Subsidiary Holding Company may be merged or consolidated with or into any other Foreign Subsidiary or Foreign Subsidiary Holding Company, (f) any Subsidiary that is not a Loan Party may dissolve, liquidate or wind up its affairs at any time provided that all of the assets and business of such Subsidiary are transferred to the Borrower or another Subsidiary prior to or concurrently with such dissolution, liquidation or winding up and such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect and (g) the Transaction shall be permitted pursuant to this Section 8.04.

8.05                        Dispositions.

Make any Disposition (which, for the avoidance of doubt, shall not include any Permitted Transfer) unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (b) no Default or Event of Default has occurred and is continuing both immediately prior to and after giving effect to such Disposition, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (d) such transaction does not involve a sale or other disposition of receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05 and (e) either (i) such Disposition is a Permitted License or (ii) the aggregate net book value of all of the assets sold or otherwise disposed of in such Disposition together with the aggregate net book value of all assets sold or otherwise disposed of by the Parent and its Subsidiaries in all such transactions (other than Permitted Licenses) occurring during the term of this Agreement does not exceed $1,000,000.

8.06                        Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                                 each Subsidiary may make Restricted Payments to any Loan Party;

(b)                                 the Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Equity Interests of such Person;

(c)                                  so long as no Event of Default exists or would result therefrom, the Parent may redeem Equity Interests of the Parent held by employees, officers, consultants, or directors of the Parent or any of its Subsidiaries upon the death or separation from employment thereof, in an amount not to exceed $1,000,000 in the aggregate in any fiscal year of the Parent for all such employees, officers, consultants or directors;

(d)                                 the Parent may repurchase Equity Interests of the Parent held by current or former employees, officers, consultants, or directors pursuant to stock repurchase agreements or stock purchase plans by the cancellation of Indebtedness owed by such former employees, officers, consultants, or directors to the Parent; and

(e)                                  the Parent may convert any of its convertible securities (including warrants) into other securities constituting Qualified Equity Interests pursuant to the terms of such convertible securities.

8.07                        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the Transaction Closing Date or any business reasonably related, incidental or complimentary thereto or reasonably extensions thereof.

8.08                        Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business, (e) employment arrangements with executive officers approved by the Parent’s Board of Directors and entered into in the ordinary course of business, (f) equity financings of the Parent that are permitted by the terms of this Agreement, (g) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Parent and its Subsidiaries based on the advice of external tax counsel and that comply with the arms’ length principles of Section 482 of the Internal Revenue Code and the regulations promulgated thereunder, to the extent such transactions are otherwise permitted under this Agreement and (h) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09                        Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale or (5) customary provisions regarding confidentiality or restricting assignments, pledges or transfers of any agreement entered into in the ordinary course of business, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10                        Use of Proceeds.

Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11                        Prepayment of Other Indebtedness, Etc.; Payment of Management Fees.

(a)                                 Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than Indebtedness arising under the Loan Documents); provided, that, this clause (a) shall not apply to any conversion of Indebtedness into Qualified Equity Interests.

(b)                                 Make (or give any notice with respect thereto) any payment of management fees or similar fees to any holder of its Equity Interests or any Affiliate thereof (it being understood that the Parent may pay reasonable ordinary and customary directors’ fees to the members of the Parent’s Board of Directors (it being understood that the payment of $150,000 per year to the Chairman of the Parent’s Board of Directors is permitted hereunder)).

8.12                        Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Certain Amendments.

(a)                                 Amend, modify or change its Organization Documents or the Allergan DRA, in each case, in a manner materially adverse to the Lenders.

(b)                                 Change its fiscal year.

(c)                                  Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of organization or form of organization.

8.13                        Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than any Loan Party or any Wholly-Owned Subsidiary of the Parent) to own any Equity Interests of any Subsidiary of any Loan Party, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests of Foreign Subsidiaries, (b) permit any Loan Party or any Subsidiary to issue or have outstanding any shares of Preferred Equity Interests (other than Qualified Equity Interests) or (c) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Permitted Liens.

8.14                        Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

8.15                        Sanctions; Anti-Corruption Laws.

(a)                                 Directly or indirectly, use the proceeds of the Term Loan, or lend, contribute or otherwise make available such proceeds of the Term Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions.

(b)                                 Directly or indirectly, use the proceeds of the Term Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

8.16                        Financial Covenants.

(a)                                 Minimum Consolidated Revenues.  Permit Consolidated Revenues, for any fiscal quarter of the Parent (or, with respect to any fiscal quarter ending prior to the Transaction Closing Date, the Borrower), to be less than (i) $20,000,000, for any fiscal quarter ending during the period from the Closing Date through and including June 30, 2015, (ii) $17,000,000, for any fiscal quarter ending during the period from July 1, 2015 through and including December 31, 2015, (iii) $15,300,000, for the fiscal quarter ending March 31, 2016, (iv) $17,200,000, for the fiscal quarter ending June 30, 2016, (v) $15,700,000 for the fiscal quarter ending September 30, 2016, (vi) $16,000,000, for any fiscal quarter ending during the period from October 1, 2016 through and including June 30, 2017, (vii) $18,000,000, for any fiscal quarter ending during the period from July 1, 2017 through and including December 31, 2017, (viii) $19,000,000, for any fiscal quarter ending during the period from January 1, 2018 through and including June 30, 2018, (ix) $20,000,000, for any fiscal quarter ending during the period from July 1, 2018 through and including December 31, 2018, (x) $22,000,000, for any fiscal quarter ending during the period from January 1, 2019 through and including June 30, 2019, and (xi) $25,000,000, for any fiscal quarter ending thereafter.

(b)                                 Consolidated Debt to Revenues Ratio.  Permit the Consolidated Debt to Revenues Ratio as of the end of any fiscal quarter of the Parent (or, with respect to any fiscal quarter ending prior to the Transaction Closing Date, the Borrower) to be greater than (i) 0.60 to 1.0, for any fiscal quarter ending during the period from the Closing Date to and including June 30, 2015, (ii) 0.76 to 1.0, for any fiscal quarter ending during the period from July 1, 2015 to and including June 30, 2016, (iii) 0.80 to 1.0, for the fiscal quarter ending September 30, 2016, (iv) 0.80 to 1.0, for the fiscal quarter ending December 31, 2016, (v) 0.60 to 1.0, for any fiscal quarter ending during the period from January 1, 2017 through and including June 30, 2017, (vi) 0.575 to 1.0, for any fiscal quarter ending during the period from July 1, 2017 through and including December 31, 2017, (vii) 0.550 to 1.0, for any fiscal quarter ending during the period from January 1, 2018 through and including June 30, 2018, (viii) 0.50 to 1.0, for any fiscal quarter ending during the period from July 1, 2018 through and including December 31, 2018, (ix) 0.475 to 1.0, for any fiscal quarter ending during the period from January 1, 2019 through and including June 30, 2019, and (x) 0.40 to 1.0, for any fiscal quarter ending thereafter.

(c)                                  Right to Cure. Notwithstanding anything to the contrary contained in Section 8.16(a) or (b), in the event that the Loan Parties would otherwise be in default of the financial covenants set forth in Sections 8.16(a) or (b) for any period, not earlier than the fifteenth (15th) Business Day prior to the due date for delivery of the financial statements for such period pursuant to Section 7.01(b) or, with respect to the fourth fiscal quarter of a fiscal year, Section 7.01(c), but on or before the fifteenth (15th) Business Day subsequent to such due date, the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) shall have the right to (x) issue Qualified Equity Interests for cash, or (y) use Qualified Second Amendment Cure Proceeds, in each case, in an aggregate amount not to exceed the amount necessary to cure the relevant failure to comply with all the applicable financial covenants contained in Sections 8.16(a) or (b) (collectively, the “Cure Right”), and upon the receipt by the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) of such cash (together with any Qualified Second Amendment Cure Proceeds to be used as an exercise of a Cure Right, the “Cure Amount”) or the designation by the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) of such Qualified Second Amendment Cure Proceeds in accordance with Section 8.16(c)(v), such financial covenants shall be recalculated giving effect to the following: (i) Consolidated Revenues for the fiscal quarter ending at the end of such period shall be increased by the Cure Amount, and such increase shall be effective for all periods that include such fiscal quarter (it being understood and agreed that no calculation of “Annualized Consolidated Revenues” shall multiply any Cure Amount by 2 (i.e., if the Cure Amount is $1,000,000, such $1,000,000 shall not be increased to $2,000,000 by operation of clause (b) of the definition thereof)), and (ii) if, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of the financial covenants set forth in Sections 8.16(a) and (b), the Loan Parties shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default thereof which had occurred shall be deemed cured as of such date for all purposes of this Agreement; provided, that:

(i)                                     to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the Consolidated Debt to Revenues Ratio for the period with respect to which such Compliance Certificate applies or any other Compliance Certificate including such period;

(ii)                                  the Cure Amount shall be disregarded for all calculations under this Agreement other than compliance with Sections 8.16(a) or (b), as applicable;

(iii)                               (A) the Cure Right may not be exercised with respect to two (2) consecutive fiscal quarters, (B) the Cure Right shall be exercised no more than three (3) times in total following the Second Amendment Effective Date and (C) the Cure Amount for any applicable period shall be no greater than an amount equal to the lesser of (x) the aggregate amount necessary to cure all Events of Default arising in respect of Section 8.16(a) or (b) for such applicable period and (y) $2,500,000;

(iv)                              as a condition to the Parent’s (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower’s) exercise of any Cure Right (excluding any Cure Right exercised by the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) solely with Qualified Second Amendment Cure Proceeds), the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) shall in connection therewith issue additional Qualified Equity Interests such that the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) receives additional cash proceeds in connection with the exercise of such Cure Right (in excess of the Cure Amount received by the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) in connection with such exercise of a Cure Right) equal to fifty percent (50%) of the applicable Cure Amount; and

(v)                                 upon the issuance by the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) of any Qualified Equity Interests in connection with the exercise of a Cure Right or the decision by the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) to use Qualified Second Amendment Cure Proceeds in connection with the exercise of a Cure Right, the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) shall promptly (and, in any event, within three (3) Business Days) provide the Administrative Agent with a certificate (in form and detail satisfactory to the Administrative Agent) of a Responsible Officer of the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) setting forth (x) in the case of an issuance of Qualified Equity Interests, the amount of proceeds received by the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) from such issuance and designating the portion thereof that is to be classified as a “Cure Amount” for the applicable period and (y) in the case of Qualified Second Amendment Cure Proceeds, the amount of such Qualified Second Amendment Cure Proceeds that are to be classified as a “Cure Amount” for the applicable period.

During such fifteen (15) Business Day period subsequent to the delivery of financial statements described above in this Section 8.16(c), to the extent that (i) no Event of Default exists (other than in respect of Section 8.16) at such time and (ii) the Administrative Agent has received written notice from the Parent (or, with respect to any period ended prior to the Transaction Closing Date, the Borrower) that it intends to exercise a Cure Right with respect to the Event(s) of Default under Section 8.16 existing at such time, the Administrative Agent and the Lenders shall not be permitted to (x) accelerate the Obligations or (y) exercise remedies under the Loan

Documents (including against the Collateral), in each case, solely as a result of such Event(s) of Default under Section 8.16, until the end of such fifteen (15) Business Day period.

8.17                        Liquidity.

(a)                                 Required Domestic Liquidity.  Permit cash and Cash Equivalents of the Loan Parties at any date of determination to be less than the Required Domestic Liquidity Level.

(b)                                 Required Aggregate Liquidity.  Permit cash and Cash Equivalents of the Parent and its Subsidiaries at any date of determination to be less than the Required Aggregate Liquidity Level.

(c)                                  Right to Cure. Notwithstanding anything to the contrary contained in Section 8.17(a) or (b), in the event that the Loan Parties would otherwise be in default of the covenants set forth in Sections 8.17(a) or (b) on any date of determination, on or before the sixtieth (60th) day subsequent to such date of determination, the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) shall have the right to (x) issue Qualified Equity Interests for cash or (y) use Internally Generated Cash, in each case, in an aggregate amount not to exceed the lesser of (A) the amount necessary to cure the relevant failure to comply with all the applicable covenants contained in Sections 8.17(a) or (b) and (B) (I) in the case of the covenant set forth in Section 8.17(a), the total of (X) the Required Domestic Liquidity Level as of such date of determination minus (Y) $4,000,000 or (II) in the case of the covenant set forth in Section 8.17(b), the total of (X) the Required Aggregate Liquidity Level as of such date of determination minus (Y) $5,000,000 (collectively, the “Liquidity Cure Right”), and upon the receipt by the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) of such cash (the “Liquidity Cure Amount”), such covenants shall be recalculated giving effect to the following: (i) cash and Cash Equivalents of the Loan Parties and/or cash and Cash Equivalents of the Parent and its Subsidiaries (as applicable) (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower and its Subsidiaries) as of the applicable date of determination (and as of each date occurring after such date of determination but on or prior to receipt by the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) of the Liquidity Cure Amount) shall be increased by the Liquidity Cure Amount and (ii) if, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of the covenants set forth in Sections 8.17(a) and (b), the Loan Parties shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default thereof which had occurred shall be deemed cured as of such date for all purposes of this Agreement; provided, that, (i) the Liquidity Cure Right shall be exercised no more than three (3) times during the term of this Agreement and (ii) upon the issuance by the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) of any Qualified Equity Interests in connection with the exercise of a Liquidity Cure Right or the decision by the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) to use Internally Generated Cash in connection with the exercise of a Liquidity Cure Right, the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) shall promptly (and, in any event, within three (3) Business Days) provide the Administrative Agent with a certificate (in form and detail satisfactory to the Administrative Agent) of a Responsible Officer of the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) setting forth (x) in the case of an issuance of Qualified Equity Interests, the amount of proceeds received by the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) from such issuance and designating the portion thereof that is to be classified as a

“Liquidity Cure Amount” as of the applicable date of determination and (y) in the case of Internally Generated Cash, the amount of such Internally Generated Cash that are to be classified as a “Liquidity Cure Amount” as of the applicable date of determination.

During such sixty (60) day period described above in this Section 8.17(c), to the extent that (i) no Event of Default exists (other than in respect of Section 8.17) at such time and (ii) the Administrative Agent has received written notice from the Parent (or, with respect to any date occurring prior to the Transaction Closing Date, the Borrower) that it intends to exercise a Liquidity Cure Right with respect to the Event(s) of Default under Section 8.17 existing at such time, the Administrative Agent and the Lenders shall not be permitted to (x) accelerate the Obligations or (y) exercise remedies under the Loan Documents (including against the Collateral), in each case, solely as a result of such Event(s) of Default under Section 8.17, until the end of such sixty (60) day period.

8.18                        Limitations on the Parent.

Permit the Parent to (a)(i) hold any Equity Interests other than the Equity Interests of the Borrower, or (ii) own any other material assets (excluding Equity Interests) other than (A) minute books and corporate books and records of the Parent, (B) cash and Cash Equivalents, (C) assets under any stock incentive plans (including related agreements), loan stock purchase programs or incentive compensation plans, (D) pre-paid assets (e.g. deferred financing costs) and (E) deferred tax assets; (b) have any material liabilities in respect of borrowed money; or (c) engage in any activities or business other than (i) owning the Equity Interests of the Borrower and activities incidental or related thereto, (ii) issuing the Warrants and performing any obligations and any other activities incidental or related thereto, (iii) maintaining its legal existence, (iv) participating in other administrative matters as a member of the consolidated group of the Parent and its Subsidiaries, (v) paying any applicable taxes as required by Law and making filings as required by Law in connection therewith and (vi) performing any obligations under the Investment Documents and any other activities incidental or related thereto; provided, that, this Section 8.18 shall not prohibit the Parent from holding such assets and liabilities as it holds, and engaging in such other activities that it engages in, as of the Transaction Closing Date.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01                        Events of Default.

Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Investment Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.10, 7.11, 7.12, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19 or 7.20 or Article VIII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Investment Document on its part to be performed or observed and such failure continues for thirty days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Investment Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Parent or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                    Invalidity of Investment Documents.  Any Investment Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Investment Document; or any Loan Party denies that it has any or further liability or obligation under any Investment Document, or purports to revoke, terminate or rescind any Investment Document; or

(k)                                 Material Adverse Effect.  There occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect; or

(l)                                     Change of Control.  There occurs any Change of Control; or

(m)                             Invalidity of Subordination Provisions.  Any subordination provision in any document or instrument governing Indebtedness that is purported to be subordinated to the Obligations or any subordination provision in any subordination agreement that relates to any Indebtedness that is to be subordinated to the Obligations, or any subordination provision in any guaranty by any Loan Party of any such Indebtedness, shall cease to be in full force and effect, or any Person (including the holder of any such Indebtedness) shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(n)                                 Injunction.  Any court order enjoins, restrains, or prevents any Loan Party from conducting any material part of its business.

9.02                        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)                                  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

If the Obligations are accelerated for any reason, the prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b) will also be due and payable as though such Obligations were voluntarily prepaid and any discount on the Term Loan shall be deemed earned in full and, in each case, shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.  Any prepayment premium required by Section 2.03(d) and any exit fee required by Section 2.06(b) payable pursuant to the preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Borrower agrees that it is reasonable under the circumstances currently existing.  The prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b) shall also be payable and any discount on the Term Loan shall be deemed earned in full, in each case, in the event that the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM, EXIT FEE AND ANY DISCOUNT ON THE TERM LOAN IN CONNECTION WITH ANY SUCH ACCELERATION.  The Borrower expressly agrees that (i) the prepayment premium required by Section 2.03(d), the exit fee required by Section 2.06(b) and any discount on the Term Loan provided for herein is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the prepayment premium required by Section 2.03(d), the exit fee required by Section 2.06(b) and any discount on the Term Loan shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the prepayment premium required by Section 2.03(d), the exit fee required by Section 2.06(b) and any discount on the Term Loan, and (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Borrower expressly acknowledges that its agreement to pay the prepayment premium required by Section 2.03(d), the exit fee required by Section 2.06(b) and any discount on the Term Loan to the Lenders as herein described is a material inducement to the Lenders to make the Term Loan hereunder.

9.03                        Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Investment Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on and prepayment premium and exit fees with respect to the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE X

ADMINISTRATIVE AGENT

10.01                 Appointment and Authority.

(a)                                 Each of the Lenders hereby irrevocably appoints Athyrium Opportunities II Acquisition LP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02                 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03                 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.01 and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04                 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05                 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06                 Resignation of Administrative Agent.

The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower (so long as no Event of Default has occurred and is continuing; such approval not to be unreasonably withheld), to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Event of Default has occurred and is continuing) by the Borrower or have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower (so long as no Default or Event of Default has occurred and is continuing).  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.  If no successor has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.07                 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08                 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.09                 Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                 to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b)                                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE XI

MISCELLANEOUS

11.01                 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that:

(a)                                 no such amendment, waiver or consent shall:

(i)                                     extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, prepayment premiums, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)                               reduce the principal of, the rate of interest specified herein on or the prepayment premium specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)                              change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(v)                                 except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(vi)                              release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); and

(b)                                 unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that, notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02                 Notices and Other Communications; Facsimile Copies.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                                  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number of its Lending Office (whether specified on Schedule 11.02 or separately specified to the Borrower and the Administrative Agent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Change of Address, Etc.  Each of the Borrower, the Lenders and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)                                 Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic

Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party; provided, that, such indemnity shall not, as to any Person be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Investment Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Investment Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Investment Document, the authority to enforce rights and remedies hereunder and under the other Investment Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Lenders; provided, however, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.10), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04                 Expenses; Indemnity; and Damage Waiver.

(a)                                 Costs and Expenses.  The Loan Parties shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Investment Documents (subject to Section 5.01(q)) and (B) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the administration of this Agreement and the other Investment Documents and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Investment Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonably fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Investment Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Investment Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.09(b).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Investment Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Investment Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section and the indemnity provisions of Section 11.02(d) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement and the other Investment Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Investment Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

1.                                      in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

2.                                      in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

1.                                      the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

2.                                      the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent such information, including notice information, as the Administrative Agent shall reasonably require.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to the Parent, the Borrower or any of the Parent’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person.

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.02 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the

Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Parent, the Borrower or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01 (subject to the requirements and limitations therein (it being understood that the documentation required under Section 3.01(c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the fullest extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.10 as though it were a Lender.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07                 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) as may be reasonably necessary in connection with the exercise of any remedies hereunder or under any other Investment Document or any action or proceeding relating to this Agreement or any other Investment Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the members of its investment committee (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary, provided, that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.08                 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

11.09                 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Investment Document, the interest paid or agreed to be paid under the Investment Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Investment Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Investment Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect as long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12                 Severability.

If any provision of this Agreement or the other Investment Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Investment Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13                 Replacement of Lenders.

If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a)                                 such Lender shall have received payment of an amount equal to one hundred percent (100%) of (x) the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents (other than prepayment premium and exit fees) from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts) and (y) the prepayment premium required by Section 2.03(d) and the exit fee required by Section 2.06(b), in each case, from the Borrower, as if such assignment was a prepayment of one hundred percent (100%) of the outstanding principal amount of such assignor’s Loans on the effective date of such assignment; and

(b)                                 such assignment does not conflict with applicable Laws; and

(c)                                  in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided, that, the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s outstanding Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (EXCEPT, AS TO ANY OTHER INVESTMENT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED

UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT (EXCEPT, AS TO ANY OTHER INVESTMENT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK AND ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF LOCATED IN NEW YORK COUNTY, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER INVESTMENT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15                 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16                 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17                 USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18                 No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Investment Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, Athyrium, and the Lenders are arm’s-length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and the Administrative Agent, Athyrium and the Lenders on the other hand, (ii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Investment Documents; (b)(i) the Administrative Agent, Athyrium and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Loan Party or any of its Affiliates or any other Person and (ii) neither the Administrative Agent nor any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Investment Documents; and (c) the Administrative Agent, Athyrium and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and neither the Administrative Agent, Athyrium nor any Lender has any obligation to disclose any of such interests to the Loan Parties or their Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases, any claims that it may have against the Administrative Agent, Athyrium or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19                 Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice of communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

[SIGNATURE PAGES FOLLOW]

EXHIBIT B-2

FORM OF WARRANT

[See attached]

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM (SUBJECT TO SECTION 8, SUPPORTED BY AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS).

APOLLO ENDOSURGERY, INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: [ ], 2016	Certificate No. W-1

THIS IS TO CERTIFY that ATHYRIUM OPPORTUNITIES II ACQUISITION LP, a Delaware limited partnership, and its transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from APOLLO ENDOSURGERY, INC., a Delaware corporation (the “Company”), at the price of $1.2223 per share (the “Exercise Price”), at any time after the date hereof (the “Commencement Date”) and expiring on February 27, 2022 (the “Expiration Date”), 2,850,000 shares of the fully paid and non-assessable Common Stock of the Company (as such number may be adjusted as provided herein). This Common Stock Purchase Warrant (this “Warrant”) is issued under and pursuant to that certain Credit Agreement by and among the Company, as “Parent” and a guarantor, Apollo Endosurgery US, Inc. (f/k/a Apollo Endosurgery, Inc.) (“Apollo US”), as borrower, Athyrium Opportunities II Acquisition LP, as administrative agent, the guarantors party thereto, and the other lenders from time to time party thereto dated as of February 27, 2015 (as amended, modified, restated, refinanced, replaced or supplemented from time to time, including on the date hereof, the “Credit Agreement”).  This Warrant is issued in replacement of that certain Common Stock Purchase Warrant, Certificate No. W-1, dated as of February 17, 2015, issued by Apollo US in favor of Holder.

Capitalized terms used herein shall have the meanings ascribed to such terms in Section 11 hereof unless otherwise defined herein.

SECTION 1.                         The Warrant; Transfer and Exchange.

(a)                                 The Warrant.  This Warrant, and the rights and privileges of the Holder hereunder, may be exercised by the Holder in whole or in part as provided herein; shall survive any termination of the Credit Agreement or exercise of this Warrant (as set forth in Section 12 of this Warrant); and, as more fully set forth in Sections 1(b) and 8 hereof, may be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Credit Agreement.

(b)                                 Transfer and Exchanges.  The Company shall initially record this Warrant on a register to be maintained by the Company or its transfer agent with its other stock books and subject to Section 8 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when the Holder delivers notice of transfer in accordance with the terms hereof, accompanied by appropriate instructions, and, subject to Section 3, further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof, if any.  Upon any such transfer, if requested by the Holder, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2.                         Exercise.

(a)                                 Right to Exercise. At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Exercise”), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise.  The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price.  If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b)                                 Payment of the Aggregate Exercise Price.  Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof.  In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c), the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c)                                  Cashless Exercise.  The Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a “Cashless Exercise”, in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable.  In such event, the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of shares of Common Stock to be issued to the Holder;

Y =

the number of shares of Common Stock with respect to which this Warrant is being exercised (inclusive of the shares of Common Stock surrendered to the Company in payment of the Aggregate Exercise Price);

A =	the Fair Market Value Per Share; and

B =	the Exercise Price.

(d)                                 Issuance of Common Stock.  Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered.  Within ten calendar days after such surrender of this Warrant, delivery of the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Company shall issue and cause its transfer agent to deliver to, or upon the written order

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of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 2(c) for a cashless exercise.

(e)                                  Fractional Shares.  The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant.  If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share on the date of exercise.

(f)                                   Partial Exercise.  In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof which has not expired.

SECTION 3.                         Payment of Taxes.  The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities issued or delivered upon exercise of this Warrant in a name other than that of the Holder in respect of which such shares or securities are issued.

SECTION 4.                         Replacement Warrant.  In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of an indemnification agreement by the Holder reasonably satisfactory to the Company.

SECTION 5.                         [Reserved].

SECTION 6.                         Adjustments to Warrant.

Under certain conditions, this Warrant is subject to adjustment as set forth in this Section 6.

(a)                                 Adjustments.  The Aggregate Number and the Exercise Price after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number and the Exercise Price hereunder.

(i)                                     Stock Dividends, Subdivisions and Combinations.  In case at any time or from time to time the Company shall:

(A)                               issue to the holders of its shares of Common Stock a dividend paid in, or other distribution of, shares of Common Stock (a “Stock Dividend”);

(B)                               subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including without limitation by means of a stock split (a “Stock Subdivision”); or

(C)                               combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”);

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination, and the Exercise Price in effect immediately prior thereto shall be proportionately adjusted.  In the event the Company shall declare or pay, without consideration, any dividend on the shares of Common Stock paid in any right to acquire shares of Common Stock for no consideration, then

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the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire shares of Common Stock. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(ii)                                  Other Distributions.  In case at any time or from time to time the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive any dividend or other distribution not provided for in Section 6(a)(i) above (collectively, a “Distribution”) of:

(A)                               cash;

(B)                               any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock of the Company (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash); or

(C)                               any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock of the Company (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever;

then the Holder shall be entitled to elect by written notice to the Company to receive upon the exercise of this Warrant at any time on or after the taking of such record in accordance with the terms hereof, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had exercised this Warrant immediately prior to such Distribution and (y) had received the Distribution in respect of the shares of Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such shares of Common Stock.

A reclassification of the shares of Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its shares of Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a)(i) hereof.

(iii)                               [Reserved].

(iv)                              [Reserved].

(v)                                 [Reserved].

(vi)                              [Reserved].

(vii)                           Miscellaneous.  The following provisions shall be applicable to the making of adjustments of the Aggregate Number and Exercise Price provided above in this Section 6(a):

(A)                               To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (1) are issued solely for cash

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consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price or (3) are sold to underwriters or dealers for public offering, the net consideration (after giving effect to underwriting discounts or sales commissions) received by the Company shall be deemed to be the consideration received by the Company therefor, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends.  To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration (plus, if applicable, the amount of such cash) at the time of such issuance, determined in the manner set forth in Section 6(d)(ii).

The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be equal to (x) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus (y) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (z) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(B)                               The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number or Exercise Price that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 6(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one share to or from the Aggregate Number or $0.01 to or from the Exercise Price, as applicable, immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(a) and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(C)                               In computing adjustments under this Section 6(a), fractional interests in Common Stock shall be taken into account rounded down to the nearest one-thousandth of a share.

(D)                               If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b)                                 [Reserved].

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(c)                                  Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action of the type contemplated in Section 6(a) hereof but not expressly provided for by such provisions, then, unless in the opinion of the Company’s board of directors such action will not have an adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the board of directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the board of directors of the Company may in good faith determine to be equitable in the circumstances.

(d)                                 Notices.

(i)                                     Notice of Proposed Actions.  In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, rights to acquire Convertible Securities or Capital Stock of the Company or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any Change of Control, (F) to effect the liquidation, dissolution or winding up of the Company, or (G) to effect any other action which would require an adjustment under this Section 6, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the proposed date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the proposed date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the proposed date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number and/or Exercise Price after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 30 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 30 days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

(ii)                                  Adjustment Notice.  Whenever the Aggregate Number and Exercise Price is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare and deliver to the Holder a certificate signed by a Responsible Officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The certificate shall set forth, if applicable, a description of the basis on which the board of directors in good faith determined, as applicable, the Fair Market Value Per Share, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment hereof, the new Aggregate Number and Exercise Price and, if applicable, any new securities or property to which the Holder is entitled.  Any determination of fair market value of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property shall be determined in good faith by the board of directors and be based upon an arm’s length sale, with such sale being between a willing buyer and a willing seller.

(e)                                  Treatment of Warrant upon a Change of Control.  In the event of a Change of Control, if this Warrant is outstanding immediately prior to such Change of Control then, at the option of the Holder, notice of which option elected by the Holder must be provided to the Company at least fifteen (15) days prior to the consummation of the Change of Control, (A) Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior

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to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (less the aggregate applicable Exercise Price plus the distributions that the Holder is entitled to receive pursuant to Section 6 (if any)) or (B) the Company shall request that (I) the acquirer of the Company, (II) the successor or surviving entity or (III) the parent entity of the acquirer of the Company, in each case in connection with a Change of Control (each, the “Acquirer”) assume this Warrant in connection therewith.  In the event of a Change of Control as set forth in Section 6(e)(A), the Company shall promptly, but no later than three (3) Business Days after the consummation of the applicable Change of Control, pay or deliver to the Holder the securities, cash or property contemplated in Section 6(e)(A). The Company shall not affect any such Change of Control unless prior to or simultaneously with the consummation thereof, the Acquirer shall either (i) deliver to the Holder, such securities, cash or other property as, in accordance with the provisions set forth in Section 6(e)(A), the Holder may be entitled to purchase or (ii) shall agree to assume the Warrant as set forth in Section 6(e)(B).  If the Acquirer assumes this Warrant as set forth in Section 6(e)(B), then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Change of Control and subsequent closing.

SECTION 7.                         No Dilution or Impairment.  The Company will not, by amendment of its Certificate of Incorporation, bylaws, or the terms of any class or series of its Capital Stock, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against impairment pursuant to this Warrant.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary, neither the Company nor any of its Subsidiaries (as applicable) will (a) increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) fail to take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, or (c) waive, or permit the waiver of, any right of the Holder as a holder of this Warrant under the Certificate of Incorporation or bylaws (or the terms of any class or series of its Capital Stock) without the prior written consent of the Holder.

SECTION 8.                         Transfers of the Warrant Securities.

(a)                                 Subject to compliance with applicable federal and state securities laws and the restrictions set forth in this Section 8, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part (including, without limitation, to (i) an Affiliate of the Holder or (ii) an assignee of Holder’s rights and obligations under the Credit Agreement), and, upon the reasonable request of the Holder, the Company agrees that it shall use commercially reasonable efforts to promptly assist the Holder in making any such transfer in compliance with any applicable federal and state securities laws.  This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act.  This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and in the Credit Agreement and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and does hereby make the representations and warranties set forth in Section 14 hereof to the Company as of the date such transferee becomes a Holder of this Warrant.  The Company shall not require the Holder to provide an opinion of counsel if the transfer is to an Affiliate of the Holder; provided, that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act, the Holder provides the Company’s transfer agent with such documentation with respect thereto as may be reasonably requested, and such transferee complies in all respects with the transfer procedures set forth in this Section 8, as applicable.

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(b)                                 Registration Rights.  The Company agrees that it shall notify the Holder in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company) that would be filed before the date that is six (6) months from the Commencement Date (the “Registration Period”), and will afford such Holder an opportunity to include in such registration statement all or part of the Warrant Securities. If the Holder desires to include in any such registration statement all or any part of the Warrant Securities held by it Holder shall, within seven (7) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Warrant Securities by the Holder. If the Holder decides not to include all of its Warrant Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Warrant Securities in any subsequent registration statement or registration statements as may be filed by the Company within the Registration Period with respect to offerings of its securities, all upon the terms and conditions set forth herein.

SECTION 9.                         Covenants. The Company hereby covenants to the Holder that so long as Holder holds this Warrant or any Warrant Shares:

(a)                                 Affirmative Actions to Permit Exercise and Realization of Benefits.  If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 6 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, take such actions as are necessary on it’s behalf to secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

(b)                                 No Effect Upon Lending Relationship.  Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder.  Without limiting the generality of the foregoing, the Holder, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the applicable Loan Documents or by commercial law applicable to creditors generally.

(c)                                  Listing of the Warrant Shares.  To the extent applicable, the Company shall promptly secure the listing of the Warrant Shares on the Principal Market after such time as the Warrant Shares are exercised hereunder, and provide to the Holder evidence of such listing.

(d)                                 Costs and Expenses.  The Company agrees to pay upon demand (including, without limitation, reasonable attorneys’ fees and expenses) all reasonable out-of-pocket costs and expenses of the Holder in connection with the preparation, negotiation, execution and delivery of any amendment, modification or waiver of this Warrant or consent with respect hereto.

(e)                                  Regulatory Requirements and Restrictions.  In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares of Capital Stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the

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benefits intended under this Warrant, the Company shall, and shall use its commercially reasonable efforts to have its stockholders take such action as the Holder and the Company shall jointly agree in good faith to be necessary to permit the Holder to comply with such Regulatory Requirement.

(f)                                   Validly Issued Shares.  The Company covenants that all shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 6 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than security interests, encumbrances and claims to which the Holder is subject prior to or upon the issuance of this Warrant, restrictions under applicable federal and/or state securities laws and other transfer restrictions described herein).

(g)                                  Compliance with Rule 144.  The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Holder owns any Warrant Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144 such information as is required for the Holder to sell Warrant Securities under Rule 144. So long as the Warrant Securities are not registered under an effective registration statement, the Company further covenants that it will take such further action as the Holder may reasonably request and is within the Company’s control, all to the extent required from time to time to enable the Holder to sell such Warrant Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(h)                                 Reservation of Shares.  The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of this Warrant.

(i)                                     Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of this Warrant in a manner that would require the registration under the Securities Act of the sale of this Warrant to the Holder.

SECTION 10.                              Events of Non-Compliance and Remedies.

(a)                                 Events of Non-Compliance.  If either party fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within 10 days upon (A) the receipt of a written notice from the non-breaching party specifying what failure has occurred, or requesting that a specified failure be remedied or (B) the chief executive officer, treasurer or president of the breaching party becoming aware of such failure (an “Event of Non-Compliance”), the non-breaching party shall be entitled to the remedies set forth in subsection (b) hereof.

(b)                                 Remedies.  On the occurrence of an Event of Non-Compliance, in addition to any remedies the non-breaching party may have under applicable law, the non-breaching party may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the parties hereby acknowledging that an action for money damages may not be adequate to protect the interests of the non-breaching party hereunder.

SECTION 11.                              Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.  Capitalized terms not appearing below and not otherwise defined herein shall

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have the meaning ascribed to them in the Credit Agreement.

“Acquirer” has the meaning set forth in Section 6(e).

“Aggregate Exercise Price” has the meaning set forth in Section 2(a).

“Aggregate Number” means, as of any date of determination, the number of shares of Common Stock which may be purchased pursuant to this Warrant (determined by giving effect to any adjustment hereunder or prior exercise hereof). For the avoidance of doubt, the Aggregate Number as of the Commencement Date is 2,850,000 shares of Common Stock.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, dated as of [  ], 2016 as the same may further be amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with its terms.

“Change of Control” means the occurrence of any of the following events: (a) a “Change of Control” (as defined in the Credit Agreement) or (b) a merger, consolidation, share exchange, liquidation, recapitalization or reclassification of the Common Stock in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities of the Company or Capital Stock of the Company or other securities of another corporation or interests in a non-corporate entity or other property (including cash or cash equivalents) or any combination of the foregoing or (c) a sale, lease or other disposition of all or substantially all of the Company’s assets.

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Stock” includes (a) the Common Stock of the Company, par value $0.0001 per share, as described in the Certificate of Incorporation (as in effect on the date hereof), (b) any other class of Capital Stock of the Company hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (c) any other Capital Stock of the Company into which such Common Stock is reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to, any preferred stock, options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock or any stock or securities convertible into or exchangeable for Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Credit Agreement” has the meaning set forth in the Preamble.

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“Distribution” has the meaning set forth in Section 6(a)(ii).

“Event of Non-Compliance” has the meaning set forth in Section 10(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in each case as amended from time to time, or any successor thereto.

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Preamble.

“Fair Market Value Per Share” means, (a) the closing price of a share of the Company’s Common Stock as reported on the Company’s Principal Market for the trading day immediately before the applicable date and (b) in connection with any determination of “Fair Market Value Per Share” in connection with a Change of Control, then the Fair Market Value Per Share shall be the value per share of Common Stock to be realized in such pending transaction or, if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company’s board of directors.

“Holder” has the meaning set forth in the Preamble.

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Outstanding Common Stock” of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon the exercise of this Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities (but excluding any unvested options and securities not then exercisable for or convertible into Common Stock).

“Principal Market” means a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, including but not limited to, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, New York Stock Exchange, Inc., the American Stock Exchange, the OTC Bulletin Board or and any successor exchanges thereto, whichever is at the time the principal trading exchange or market for the Company’s Common Stock.

“Principal Office” means the Company’s principal office as set forth in Section 18 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Regulatory Requirement” has the meaning set forth in Section 9(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, in each case as amended from time to time, or any successor thereto.

“Stock Combination” has the meaning set forth in Section 6(a)(i)(C).

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“Stock Dividend” has the meaning set forth in Section 6(a)(i)(A).

“Stock Subdivision” has the meaning set forth in Section 6(a)(i)(B).

“Warrant” has the meaning set forth in the Preamble.

“Warrant Securities” means this Warrant and the Warrant Shares, collectively.

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s Capital Stock.

SECTION 12.                              Survival of Provisions.  Upon the full exercise by the Holder of its rights to purchase Common Stock under this Warrant, all of the provisions of this Warrant shall terminate (other than the provisions of Sections 8 through 24 of this Warrant shall survive such exercise until the earlier of (i) the Expiration Date and (ii) such time as the rights of the Holder to have the Company redeem all Warrant Securities held by the Holder have been fully exercised in accordance with the terms hereof).

SECTION 13.                              Delays, Omissions and Indulgences.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 14.                              Representations and Warranties of the Holder.

The Holder represents and warrants to the Company as follows:

(a)                                 Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder are being acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act.  The Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the shares of common stock.

(b)                                 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

(c)                                  Investment Experience.  The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of the Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and

12

duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)                                 Accredited Investor Status.  The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e)                                  The Act.  The Holder understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder understands that this Warrant and the Warrant Shares issued upon any exercise hereof are “restricted securities” under the applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.  The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.  The Holder acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(f)                                   No Voting Rights.  The Holder, as a holder of this Warrant, will not have any voting rights as a stockholder of the Company until the exercise of this Warrant.

(g)                                  Restrictive Securities Legend.  The certificate(s) representing the Warrant Shares shall bear the restrictive legends set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

SECTION 15.                              Representations and Warranties by the Company.

The Company represents and warrants to the Holder as follows:

(a)                                 The Company has all requisite power and authority to execute, deliver and perform its obligations under this Warrant.  The execution, delivery and performance by the Company of this Warrant has been duly authorized by all necessary corporate action, and does not (i) contravene the terms of the Company’ s certificate of incorporation or bylaws, (ii) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any contractual obligation to which the Company is a party, (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company is subject, or (z) violate in any material respect any Law.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Warrant other than those that have already been obtained and are in full force and effect. This Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general principles of equity.

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(b)                                 To the extent required by applicable law, the Company has complied in all material respects with its obligations under the Securities Act and the Exchange Act to file reports with the SEC and such reports, if any, are accurate and complete in all material respects.

(c)                                  The offer and sale by the Company of this Warrant are not required to be registered pursuant to the provisions of Section 5 of the Securities Act or the registration or qualification provisions of the blue sky laws of any state.  Neither the Company nor any agent on the Company’s behalf has solicited or will solicit any offers to sell all or any part of this Warrant to any Person so as to bring the sale of this Warrant by the Company within the registration provisions of the Securities Act or any state securities laws.  All taxes imposed on the Company in connection with the issuance, sale and delivery of this Warrant have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by the Company.

SECTION 16.                              Rights of Transferees.  Subject to Section 8 hereof, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and the Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 17.                              Captions.  The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 18.                              Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

(a)                                 if to the Company:

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Hwy

Bldg. 1, Suite 300

Austin, TX 78746

Attention: Todd Newton

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention:  Mark B. Weeks

(b)                                 if to the Holder:

Richard T. Pines

Athyrium Capital Management, LP

530 Fifth Avenue, Floor 25

New York, NY 10036

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With a copy to:

Andrew Hyman

Athyrium Capital Management, LP

530 Fifth Avenue, Floor 25

New York, NY 10036

with a copy to:

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, NC 28202

Attention: Tripp Monroe

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied or emailed.

SECTION 19.                              Successors and Assigns.  This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

SECTION 20.                              Amendments.  Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action.

SECTION 21.                              Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 22.                              Governing Law.  This Warrant is to be construed and enforced in accordance with and governed by the laws of the State of New York and without regard to the principles of conflicts of law of such state.

SECTION 23.                              Entire Agreement.  This Warrant, the Credit Agreement, the other Investment Documents and each of the documents referenced therein are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 24.                              Rules of Construction.  Unless the context otherwise requires “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

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[Remainder of Page Intentionally Omitted.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by a duly authorized officer as of the date of issuance set forth above.

APOLLO ENDOSURGERY, INC.

By:
Name:	Todd Newton
Title:	Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

To:                             Apollo Endosurgery, Inc.

1.                                      The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to          shares of Common Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.                                      The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

☐  Exercise for Cash

☐  Cashless Exercise

3.                                      Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.                                      If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

EXHIBIT C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) dated as of           , 20   is by and between           , a            (the “New Guarantor”), and Athyrium Opportunities II Acquisition LP, in its capacity as Administrative Agent under that certain Credit Agreement dated as of February 27, 2015 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Apollo Endosurgery US, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto, and Athyrium Opportunities II Acquisition LP, as Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

[The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Guarantor to become a “Guarantor” thereunder.][The New Guarantor is required to become a “Guarantor” under the Credit Agreement pursuant to the terms of that certain Fourth Amendment to Credit Agreement, dated as of September [  ], 2016, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.]1  Accordingly, the New Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the holders of the Obligations:

1.                                      The New Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Guarantor will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Guarantor hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.                                      The New Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Guarantor will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement.  The New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this paragraph 2, the New Guarantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Guarantor in and to the Collateral (as defined in the Security Agreement) of the New Guarantor to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).

3.                                      The New Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Guarantor will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it

1  Note to Form: With respect to joinder of Lpath, Inc., insert second bracketed language. Otherwise, insert first bracketed language.

had executed the Pledge Agreement.  The New Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting the generality of the foregoing terms of this paragraph 3, the New Guarantor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Pledge Agreement), a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Guarantor in and to the Equity Interests identified on Schedule 6 hereto and all other Pledged Collateral (as defined in the Pledge Agreement) of the New Guarantor to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).

4.                                      The New Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 The New Guarantor’s exact legal name and state of organization are as set forth on the signature pages hereto.

(b)                                 The New Guarantor’s taxpayer identification number and organization number are set forth on Schedule 1 hereto.

(c)                                  Other than as set forth on Schedule 2 hereto, the New Guarantor has not changed its legal name, changed its state of organization, been party to a merger, consolidation or other change in structure or used any tradename in the five years preceding the date hereof.

(d)                                 Schedule 3 hereto sets forth a complete and accurate list of the following as of the date hereof: (i) all Copyrights and all Trademarks of the New Guarantor that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Copyrights and Trademarks, (ii) all Patents of the New Guarantor that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Patents, (iii) all Domain Names owned by New Guarantor or which the New Guarantor is licensed, authorized or otherwise granted rights under or to, or owned by a Person on behalf of the New Guarantor, in each case, that are material or reasonably necessary to the New Guarantor, its properties or the conduct or operation of its businesses (including the generation of future revenues), together with relevant identifying information with respect to such Domain Names, (iv) each Copyright License, each Patent License and each Trademark License of the New Guarantor that is material or reasonably necessary to the New Guarantor, its respective properties or the conduct or operation of its businesses (including the generation of future revenues), and (v) each other right or interest in the IP Rights (other than Trade Secrets) of the New Guarantor that is material or reasonably necessary to the New Guarantor, its properties or the conduct or operation of its businesses (including the generation of future revenues) the loss or breach of which could reasonably be expected to have a Material Adverse Effect.  As of the date hereof, none of the IP Collateral of the New Guarantor set forth in Schedule 3 hereto is subject to any license grant by the New Guarantor or similar arrangement, except license grants between the Loan Parties or as set forth on Schedule 3 hereto.

(e)                                  Schedule 4 hereto includes all Commercial Tort Claims (as defined in the Security Agreement) before any Governmental Authority by or in favor of the New Guarantor.

(f)                                   Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Guarantor as of the date hereof, together with a designation as to whether such property is owned or leased.

(g)                                  Schedule 6 hereto is a complete and accurate list as of the date hereof of each Subsidiary of the New Guarantor, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) the certificate number(s) of the certificates evidencing such Equity Interests and number and percentage of outstanding shares of each class owned (directly or indirectly) by the New Guarantor of such Equity Interests and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

(h)                                 Schedule 7 hereto is a true and complete table showing the authorized and issued capitalization of the New Guarantor on the date hereof on a fully diluted basis.  All issued and outstanding Equity Interests of the New Guarantor and each of its Subsidiaries is duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens and such Equity Interests were issued in compliance with all applicable Laws. As of the date hereof, except as described on Schedule 7, there are no outstanding commitments or other obligations of the New Guarantor or any Subsidiary thereof to issue, and no rights of any Person to acquire, any shares of any Equity Interests of the New Guarantor or any of its Subsidiaries.

(i)                                     Schedule 8 hereto is a complete and accurate list as of the date hereof of (i) employment agreements covering the management of the New Guarantor, (ii) collective bargaining agreements or other labor agreements covering any employees of the New Guarantor, (iii) agreements for managerial, consulting or similar services to which the New Guarantor is a party or by which it is bound, (iv) agreements regarding the New Guarantor, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (v) real estate leases, licenses of IP Rights or other lease or license agreements to which the New Guarantor is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf’ products), (vi) customer or supply agreements to which the New Guarantor is a party, in each case with respect to the preceding clauses (i), (iii), (iv), (v) and (vi) requiring payment of more than $100,000 in any year or (vii) any other agreements or instruments to which the New Guarantor is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 8 sets forth, with respect to each real estate lease agreement to which the New Guarantor is a party as of the date hereof, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental).

(j)                                    As of the date hereof, the New Guarantor does not hold any Instruments (as defined in the Security Agreement), Documents (as defined in the Security Agreement) or Tangible Chattel Paper (as defined in the Security Agreement) required to be pledged and delivered to the Administrative Agent pursuant to the Security Agreement other than as set forth on Schedule 9 hereto.

(k)                                 The New Guarantor does not have any material contracts, agreements or licenses which are non-assignable by their terms (other than those certain licenses set forth in Schedule 10 attached hereto), or as a matter of law, or which prevent the granting of a security interest therein.

(l)                                     Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement and the Collateral Documents (to the extent required under the Collateral Documents) and (iv) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of the New Guarantor), is required for (A) the grant by the New Guarantor of the security interest in the collateral granted pursuant to this Agreement and the Collateral Documents or for the execution, delivery or performance of this Agreement by the New Guarantor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under the Collateral Documents) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) other than with respect to the licenses set forth on Schedule 10 attached hereto, the exercise by the Administrative Agent or the holders of the Obligations of the rights and remedies provided for in the Collateral Documents.

5.                                      The address of the New Guarantor for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Guarantor may from time to time notify the Administrative Agent in writing.

6.                                      The New Guarantor hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Guarantor under Article IV of the Credit Agreement upon the execution of this Agreement by the New Guarantor.

7.                                      This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.                                      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Guarantor has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the holders of the Obligations, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Acknowledged and accepted:

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,

a Delaware limited partnership,

as Administrative Agent

By:	ATHYRIUM OPPORTUNITIES ASSOCIATES II LP, its General Partner

	By:	ATHYRIUM GP HOLDINGS LLC, its General Partner

By:
Name:
Title:

Schedule 1

Taxpayer Identification Number; Organization Number

Schedule 2

Changes in Legal Name or State of Organization;

Mergers, Consolidations and other Changes in Structure; Tradenames

Schedule 3

IP Rights

Schedule 4

Commercial Tort Claims

Schedule 5

Locations of Real Property

Schedule 6

Subsidiaries

Schedule 7

Capitalization

Schedule 8

Material Contracts

Schedule 9

Instruments; Documents; Tangible Chattel Paper

Schedule 10

Licenses

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:           , 20

To:                             Athyrium Opportunities II Acquisition LP, as Administrative Agent

Re:                             Credit Agreement dated as of February 27, 2015 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Apollo Endosurgery US, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Athyrium Opportunities II Acquisition LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Date:

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he][she] is the                 of Apollo Endosurgery, Inc., a Delaware corporation (the “Parent”), and that, in [his][her] capacity as such, [he][she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.                                  Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such Section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.                                  Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Parent ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

[Use following paragraph 1 for financial statements delivered for the last calendar month of any fiscal year:]

[1.                                  Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(c) of the Credit Agreement for the calendar month of the Parent ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.                                      The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Parent during the accounting period covered by the attached financial statements.

3.                                      A review of the activities of the Parent during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and its Subsidiaries performed and observed all of its obligations under the Investment Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Parent and its Subsidiaries performed and observed each covenant and condition of the Investment Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The financial covenant analyses and calculation of Consolidated Revenues, Consolidated Debt to Revenues Ratio and Liquidity set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[5.                                  Attached hereto as Schedule 3 is a supplement setting forth information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Extraordinary Receipts and Acquisitions that occurred during the period covered by the financial statements attached hereto as Schedule 1.]2

[6.                                  Attached hereto as Schedule 4 is (i) a list of (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since [the Closing Date] [the date of the prior Compliance Certificate], (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since [the Closing Date] [the date of the prior Compliance Certificate], (C) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party since [the Closing Date] [the date of the prior Compliance Certificate] and (D) such supplements to Schedule 6.17 as are necessary to cause such schedule to be true and complete as of the date of such certificate and (ii) the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by the financial statements attached hereto as Schedule 1.]3

2  To be included for Compliance Certificate delivered in connection with financial statements pursuant to Section 7.01(a) or (b).

3  To be included for Compliance Certificate delivered in connection with financial statements pursuant to Section 7.01(a) or (b).

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth above.

APOLLO ENDOSURGERY, INC.,
a Delaware corporation

By:
Name:
Title:

Schedule 1

Schedule 2

1. Minimum Consolidated Revenues.

A. Consolidated Revenues:

i. net product sales for the Parent and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP[4]:	$

ii.                                       prior to the occurrence of the Allergan Transfer Date, “Net Sales” (as defined in the Allergan DRA) for such period for the Lap-Band Product and the Orbera Product for any territories where Allergan at such time has the obligation (pursuant to the Allergan DRA) to sell or distribute (whether directly or through a third party) the Lap-Band Product or the Orbera Product, as applicable, as reported to the Parent by Allergan and its Affiliates pursuant to Section 6.4 of the Allergan DRA:

$

iii. [(A)(i) + (A)(ii)]:	$

B. Cure Amount:	$

C. [(A)(iii) + (B)]	$

Amount required by Section 8.16(a) of the Credit Agreement for such fiscal quarter:	$

Compliance:	[Yes] [No]

4  Upon request, the Parent to attach backup detail regarding calculation of net product sales.  Cooley note: Discuss contemplated basis and need for such requests.

2.              Consolidated Debt to Revenues Ratio.

A. Consolidated Funded Indebtedness

i.                                          all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of the Parent and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments

$

ii. all purchase money Indebtedness	$

iii.                                    the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by the Parent and its Subsidiaries thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business)

$

iv. all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments	$

v.                                      all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created), including, without limitation, any Earn Out Obligations

$

vi. the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases	$

vii.                                all obligations of the Parent and its Subsidiaries to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the Parent or its Subsidiaries or any other Person (excluding the Permitted Preferred Stock for so long as such Equity Interests constitute “Permitted Preferred Stock” in accordance with the definition thereof), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends

$

viii.                             all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by the Parent and its Subsidiaries, whether or not the obligations secured thereby have been assumed

$

ix. all Guarantees with respect to Funded Indebtedness of the types specified in (i) through (viii) above of another Person	$

x.                                      all Funded Indebtedness of the types referred to in (i) through (ix) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or any of its Subsidiaries is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to the Parent or any of its Subsidiaries

$

xi. Sum of (i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x)	$

B. Annualized Consolidated Revenues for the preceding period of two fiscal quarters	$

C. Cure Amount	$

D. Consolidated Debt to Revenues Ratio [(A)(xi) / ((B) + (C))]	: 1.0

Ratio required by Section 8.16(b) of the Credit Agreement for such fiscal quarter:	$

Compliance:	[Yes] [No]

3.              Liquidity.

Cash and Cash Equivalents of the Loan Parties as of the end of the preceding fiscal quarter:	$

Amount required by Section 8.17(a) of the Credit Agreement for such fiscal quarter:	$

Compliance:	[Yes] [No]

Cash and Cash Equivalents of the Parent and its Subsidiaries as of the end of the preceding fiscal quarter:	$

Amount required by Section 8.17(b) of the Credit Agreement for such fiscal quarter:	$

Compliance:	[Yes] [No]

Schedule 3

Schedule 4